                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      among

                           COLONIAL PROPERTIES TRUST,

                          CLNL ACQUISITION SUB LLC, and

                      CORNERSTONE REALTY INCOME TRUST, INC.

                          Dated as of October 25, 2004

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE 1  THE MERGER................................................................................     2
      1.1      The Merger............................................................................     2
      1.2      Closing...............................................................................     2
      1.3      Effective Time........................................................................     2
      1.4      Effect of Merger on Certificate  of Formation and Operating  Agreement of Colonial
               Merger Sub............................................................................     3
      1.5      Officers and Managers of Colonial Merger Sub; Additional Trustee of Colonial..........     3
      1.6      Effect on Capital Stock and Membership Interest; Colonial Articles Supplementary......     3
      1.7      Colonial Partnership Amendment........................................................     3
      1.8      Merger Consideration..................................................................     4
      1.9      Election  by Holders of  Cornerstone  Common  Shares to  Receive  Colonial  Common
               Shares or Colonial Series E Preferred Depositary Shares...............................     5
      1.10     Proration.............................................................................     7
      1.11     Partner Approval......................................................................     8
      1.12     Appraisal or Dissenters Rights........................................................     8
      1.13     Exchange of Certificates; Pre-Closing Dividends; Fractional Shares....................     8
      1.14     Post-Merger Reorganization............................................................    12
      1.15     Cornerstone LP Acquisition Transaction................................................    12
ARTICLE 2  REPRESENTATIONS AND WARRANTIESS OF
      CORNERSTONE....................................................................................    13
      2.1      Organization, Standing and Power......................................................    13
      2.2      Cornerstone Subsidiaries..............................................................    13
      2.3      Capital Structure.....................................................................    15
      2.4      Other Interests.......................................................................    17
      2.5      Authority; Noncontravention; Consents.................................................    17
      2.6      SEC Documents; Financial Statements; Undisclosed Liabilities..........................    18
      2.7      Absence of Certain Changes or Events..................................................    19
      2.8      Litigation............................................................................    20
      2.9      Properties............................................................................    20
      2.10     Environmental Matters.................................................................    23
      2.11     Related Party Transactions............................................................    24
      2.12     Employee Benefits.....................................................................    25
      2.13     Employee Policies.....................................................................    27
      2.14     Taxes.................................................................................    27
      2.15     No Payments to Employees, Officers or Directors.......................................    29
      2.16     Broker; Schedule of Fees and Expenses.................................................    29
      2.17     Compliance with Laws..................................................................    29

      2.18     Contracts; Debt Instruments...........................................................    30
      2.19     Opinion of Financial Advisor..........................................................    32
      2.20     State Takeover Statutes...............................................................    32
      2.21     Investment Company Act of 1940........................................................    32
      2.22     Definition of.........................................................................    32
      2.23     Required Shareholder Approval.........................................................    32
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF COLONIAL
      AND COLONIAL MERGER SUB........................................................................    33
      3.1      Organization, Standing and Power of Colonial..........................................    33
      3.2      Colonial Subsidiaries.................................................................    33
      3.3      Capital Structure.....................................................................    34
      3.4      Other Interests.......................................................................    37
      3.5      Authority; Noncontravention; Consents.................................................    37
      3.6      SEC Documents; Financial Statements; Undisclosed Liabilities..........................    38
      3.7      Absence of Certain Changes or Events..................................................    39
      3.8      Litigation............................................................................    40
      3.9      Properties............................................................................    40
      3.10     Environmental Matters.................................................................    41
      3.11     Employee Benefits.....................................................................    42
      3.12     Taxes.................................................................................    44
      3.13     Brokers; Schedule of Fees and Expenses................................................    45
      3.14     Compliance with Laws..................................................................    45
      3.15     Contracts; Debt Instruments...........................................................    46
      3.16     Opinion of Financial Advisor..........................................................    46
      3.17     State Takeover Statutes...............................................................    46
      3.18     Investment Company Act of 1940........................................................    46
      3.19     Definition of.........................................................................    46
      3.20     Required Shareholder Approval.........................................................    46
ARTICLE 4  COVENANTS.................................................................................    47
      4.1      Conduct of Cornerstone's Business Pending Merger......................................    47
      4.2      Conduct of Colonial's and Colonial Merger Sub's Business Pending Merger...............    50
      4.3      No Solicitation.......................................................................    54
      4.4      Affiliates............................................................................    56
      4.5      Other Actions.........................................................................    57
ARTICLE 5  ADDITIONAL COVENANTS......................................................................    57
      5.1      Preparation   of  the  Form S-4  and  the  Joint  Proxy   Statement;   Cornerstone
               Shareholders Meeting and Colonial Shareholders Meeting................................    57
      5.2      Access to Information; Confidentiality................................................    60
      5.3      Commercially Reasonable Efforts; Notification.........................................    60
      5.4      Tax Matters...........................................................................    61
      5.5      Public Announcements..................................................................    61
      5.6      Listing...............................................................................    61
      5.7      Transfer and Gains Taxes..............................................................    62

      5.8      Benefit Plans and Other Employee Arrangements.........................................    62
      5.9      Indemnification.......................................................................    63
      5.10     Declaration of Dividends and Distributions............................................    66
      5.11     Notices...............................................................................    68
      5.12     Resignations and Existing Agreements with Certain Cornerstone Executives..............    68
      5.13     Pre-Closing Reorganization Transactions...............................................    68
      5.14     [Intentionally omitted.]..............................................................    69
      5.15     Redemption of Cornerstone Series A Preferred Shares...................................    69
      5.16     IRS Agreements........................................................................    69
ARTICLE 6  CONDITIONS................................................................................    70
      6.1      Conditions to Each Party's Obligation to Effect the Merger............................    70
      6.2      Conditions to Obligations of Colonial and Colonial Merger Sub.........................    71
      6.3      Conditions to Obligations of Cornerstone..............................................    73
ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER.........................................................    74
      7.1      Termination...........................................................................    74
      7.2      Certain Fees and Expenses.............................................................    76
      7.3      Effect of Termination.................................................................    79
      7.4      Amendment.............................................................................    79
      7.5      Extension; Waiver.....................................................................    79
ARTICLE 8  GENERAL PROVISIONS........................................................................    80
      8.1      Nonsurvival of Representations and Warranties.........................................    80
      8.2      Notices...............................................................................    80
      8.3      Interpretation........................................................................    81
      8.4      Counterparts..........................................................................    81
      8.5      Entire Agreement; No Third-Party Beneficiaries........................................    81
      8.6      Governing Law.........................................................................    81
      8.7      Assignment............................................................................    81
      8.8      Enforcement...........................................................................    81
      8.9      Severability..........................................................................    82
      8.10     Exculpation...........................................................................    82
      8.11     Joint and Several Obligations.........................................................    82

                                    EXHIBITS

Exhibit A   -  Form of Delaware Certificate of Merger

Exhibit B   -  Form of Virginia Articles of Merger

Exhibit C   -  Form of Colonial Articles Supplementary

Exhibit D   -  Form of Nonsolicitation Agreement

                             INDEX OF DEFINED TERMS

Acquisition Proposal.............................................................................       4.3(a)(i)
Affiliate........................................................................................       2.11
Agreement........................................................................................       Preamble
AICPA Statement..................................................................................       5.1(b)
Alabama REIT Law.................................................................................       1.6
Assumed Option...................................................................................       5.8(c)(i)
Average Closing Price............................................................................       1.8(a)(ii)
Base Amount......................................................................................       7.2
Break-Up Expenses................................................................................       7.2
Break-Up Fee.....................................................................................       7.2
Break-Up Fee Tax Opinion.........................................................................       7.2
CERCLA ..........................................................................................       2.10(a)
Certificate......................................................................................       1.8(b)
Change in Control................................................................................       5.12(b)
CIC Agreements...................................................................................       5.12(b)
Closing .........................................................................................       1.2
Closing Adjustment Amount........................................................................       1.8(a)(ii)
Closing Adjustment Factor........................................................................       1.8(a)(ii)
Closing Date.....................................................................................       1.2
Closing Deficiency Dividend......................................................................       5.10
Closing Deficiency Dividend Amount...............................................................       5.10
Code ............................................................................................       E
Colonial ........................................................................................       Preamble
Colonial Articles Supplementary..................................................................       1.6
Colonial Bylaws..................................................................................       3.1
Colonial Common Share............................................................................       1.8(a)(ii)
Colonial Controlled Group Member ................................................................       3.11
Colonial Counter Proposal........................................................................       4.3(c)
Colonial Declaration of Trust....................................................................       1.6
Colonial Declaration of Trust Amendment..........................................................       5.1(a)
Colonial Disclosure Letter.......................................................................       Art. 3
Colonial Employee Plan ..........................................................................       3.11
Colonial Financial Statement Date................................................................       3.7
Colonial Material Adverse Effect.................................................................       3.1
Colonial Merger Sub..............................................................................       Preamble
Colonial Merger Sub LLC Units....................................................................       1.6
Colonial Options.................................................................................       3.3(b)
Colonial OP Units................................................................................       1.10(a)
Colonial Other Interests.........................................................................       3.4
Colonial Partner Approval........................................................................       1.11
Colonial Partnership.............................................................................       D
Colonial Partnership Agreement...................................................................       1.7

Colonial Partnership Amendment...................................................................       1.7
Colonial Pension Plan ...........................................................................       3.11
Colonial Preferred OP Units......................................................................       3.3(e)
Colonial Preferred Shares........................................................................       3.3(a)
Colonial Properties..............................................................................       3.9(a)
Colonial Right...................................................................................       1.8(a)(ii)
Colonial Rights Agreement........................................................................       1.8(a)(ii)
Colonial SEC Documents...........................................................................       3.6
Colonial Series B Preferred OP Units.............................................................       3.3(e)
Colonial Series B Preferred Shares...............................................................       3.3(a)
Colonial Series C Preferred OP Units.............................................................       3.3(e)
Colonial Series C Preferred Shares...............................................................       3.3(a)
Colonial Series D Preferred OP Units.............................................................       3.3(e)
Colonial Series D Preferred Shares...............................................................       3.3(a)
Colonial Series E Preferred Depositary Share.....................................................       1.8(a)(i)
Colonial Series E Preferred OP Units.............................................................       1.7
Colonial Series E Preferred Shares...............................................................       1.8(a)(i)
Colonial Series 1998 Preferred Shares............................................................       3.3(a)
Colonial Shareholder Approval....................................................................       3.5(a)
Colonial Shareholders Meeting....................................................................       5.1(c)
Colonial Subsidiaries............................................................................       3.1
Colonial Welfare Plan ...........................................................................       3.11
Colonial Voting Agreement........................................................................       I
Commitment.......................................................................................       4.1(j)
Common Election..................................................................................       1.9(a)
Common Fraction..................................................................................       1.10(b)
Common Share Conversion Rate.....................................................................       1.8(a)(ii)
Confidentiality Agreement........................................................................       2.18(k)
Controlled Group Member..........................................................................       2.12
Cornerstone......................................................................................       Preamble
Cornerstone Acquisition Agreement................................................................       7.2
Cornerstone Articles.............................................................................       2.1
Cornerstone Bylaws...............................................................................       2.1
Cornerstone Common Share.........................................................................       1.8(a)(i)
Cornerstone Disclosure Letter....................................................................       Art. 2
Cornerstone Financial Statement Date.............................................................       2.7
Cornerstone GP OP Units..........................................................................       2.3(e)
Cornerstone LP Acquisition Transaction...........................................................       1.15
Cornerstone LP OP Units..........................................................................       2.3(e)
Cornerstone Material Adverse Effect..............................................................       2.1
Cornerstone Non-Preferred Units..................................................................       2.3(e)
Cornerstone OP Units.............................................................................       2.3(e)
Cornerstone Other Interests......................................................................       2.4
Cornerstone Partnership..........................................................................       1.13(d)(i)
Cornerstone Partnership Agreement................................................................       1.13(d)(i)

Cornerstone Preferred Units......................................................................       2.3(e)
Cornerstone Preferred Shares.....................................................................       2.3(a)
Cornerstone Properties...........................................................................       2.9(a)
Cornerstone Rent Roll............................................................................       2.9(e)
Cornerstone Representative.......................................................................       4.3(a)(ii)
Cornerstone SEC Documents........................................................................       2.6
Cornerstone Series A Preferred Shares............................................................       2.3(a)
Cornerstone Series A Redemption Date.............................................................       5.15
Cornerstone Series B Preferred Shares............................................................       2.3(a)
Cornerstone Shareholder Approval.................................................................       2.5(a)
Cornerstone Shareholders Meeting.................................................................       5.1(d)
Cornerstone Space Lease..........................................................................       2.9(e)
Cornerstone Stock Options........................................................................       2.3(b)
Cornerstone Share Rights.........................................................................       2.3(b)
Cornerstone Subsidiaries.........................................................................       2.2(a)
Cornerstone Voting Agreement ....................................................................       H
Corresponding Colonial Dividends and Distributions...............................................       1.13(d)(ii)
Deficiency Dividend..............................................................................       5.10
Deficiency Dividend Amount.......................................................................       5.10
Delaware Certificate of Merger ..................................................................       B
Delaware Secretary...............................................................................       1.3
DE LLC Act.......................................................................................       1.1
Depositary Receipts..............................................................................       1.8(a)(i)
Effective Time...................................................................................       1.3
Election ........................................................................................       1.9(a)
Election Date....................................................................................       1.9(d)
Employee Plan....................................................................................       2.12
Employment Agreements............................................................................       5.12(b)
Encumbrances.....................................................................................       2.9(a)
Environmental Law................................................................................       2.10(a)
Environmental Mitigation.........................................................................       2.9(d)
Environmental Permits............................................................................       2.10(b)(iii)
ERISA    ........................................................................................       2.12
Exchange Act.....................................................................................       2.6
Exchange Agent...................................................................................       1.13(a)
Exchange Fund....................................................................................       1.13(b)
Final Cornerstone Dividend.......................................................................       1.13(d)(i)
Final Cornerstone Partnership Distribution.......................................................       1.13(d)(i)
Former Colonial Properties ......................................................................       3.10(a)
Former Cornerstone Properties....................................................................       2.10(b)(i)
Form of Election.................................................................................       1.9(b)
Form S-4 ........................................................................................       5.1(a)
GAAP     ........................................................................................       2.6
Governmental Entity..............................................................................       2.5(b)
Hazardous Materials..............................................................................       2.10(a)

HSR Act .........................................................................................       2.5(b)
Indebtedness.....................................................................................       2.18(b)
Indemnified Parties..............................................................................       5.9(a)
Indemnifying Parties.............................................................................       5.9(a)
IRS Agreement....................................................................................       5.16(a)
Joint Proxy Statement............................................................................       5.1(a)
Knowledge of Colonial............................................................................       3.19
Knowledge of Cornerstone.........................................................................       2.22
Laws ............................................................................................       2.5(b)
Liens ...........................................................................................       2.2(b)
Maximum Amount...................................................................................       7.2
Maximum Preferred Depositary Share Adjustment Amount.............................................       1.10(b)
Maximum Preferred Depositary Share Amount........................................................       1.10(b)
Merger Consideration.............................................................................       1.13(a)
Merger   ........................................................................................       A
Net Cornerstone Option Shares....................................................................       1.8(a)(ii)
Non-Electing Shares..............................................................................       1.10(a)
NYSE ............................................................................................       1.8(a)(ii)
Outside Date.....................................................................................       7.1(l)
Payor ...........................................................................................       7.2
Pension Plan.....................................................................................       2.12
Permitted Title Exceptions.......................................................................       2.9(a)
Person   ........................................................................................       2.2(a)
Post-Merger Reorganization.......................................................................       1.14
Pre-Closing Reorganization Transactions..........................................................       5.13(d)
Preferred Depositary Share Conversion Rate.......................................................       1.8(a)(i)
Preferred Election...............................................................................       1.9(a)
Preferred Fraction...............................................................................       1.10(b)
Property Restrictions............................................................................       2.9(a)
Qualifying Income................................................................................       7.2
Recipient........................................................................................       7.2
REIT ............................................................................................       2.14(b)
REIT Requirements................................................................................       7.2
Release .........................................................................................       2.10(a)
Rule 145 Affiliates..............................................................................       4.4
SEC .............................................................................................       2.5(b)
Section 5.16 Expenses............................................................................       5.16(b)
Section 5.16 Expenses Amount.....................................................................       5.16(b)
Section 5.16 Interest/Penalties..................................................................       5.16(c)
Section 5.16 Interest/Penalties Amount...........................................................       5.16(c)
Securities Act...................................................................................       2.3(g)
Shareholder Approvals............................................................................       3.5(a)
Subsidiary.......................................................................................       2.2(a)
Superior Acquisition Proposal....................................................................       4.3(d)
Takeover Statute.................................................................................       2.20

Taxes ...........................................................................................       2.14(a)
Tax Protection Agreement.........................................................................       2.18(j)
Third Party Provisions...........................................................................       8.5
Top-Up Amount....................................................................................       7.1(j)
Top-Up Notice....................................................................................       7.1(j)
Trading Day......................................................................................       1.8(a)(ii)
Transfer ........................................................................................       4.3(a)(i)
Transfer and Gains Taxes.........................................................................       5.7
Virginia Articles of Merger......................................................................       C
Virginia Commission..............................................................................       1.3
Virginia Corporation Act.........................................................................       1.1
Voting Agreements................................................................................       I
Welfare Plan.....................................................................................       2.12
1940 Act ........................................................................................       2.21

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 25, 2004, by and among COLONIAL PROPERTIES TRUST, an Alabama real estate investment trust ("Colonial"), CLNL ACQUISITION SUB LLC, a Delaware limited liability company ("Colonial Merger Sub"), and CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation ("Cornerstone").

                                R E C I T A L S:

      A. The Board of Trustees of Colonial and the Board of Directors of Cornerstone deem it advisable and in the best interests of their respective shareholders, upon the terms and subject to the conditions contained herein, that Cornerstone shall merge with and into Colonial Merger Sub, a wholly owned subsidiary of Colonial that is disregarded as an entity separate from Colonial for federal income tax purposes (the "Merger").

      B. Upon the terms and subject to the conditions set forth herein, Colonial Merger Sub and Cornerstone shall execute a Certificate of Merger (the "Delaware Certificate of Merger") in substantially the form attached hereto as Exhibit A and shall file such Delaware Certificate of Merger in accordance with Delaware law to effectuate the Merger.

      C. Upon the terms and subject to the conditions set forth herein, Colonial Merger Sub and Cornerstone shall also execute Articles of Merger (the "Virginia Articles of Merger") in substantially the form attached hereto as Exhibit B and, concurrently with the filing of the Delaware Certificate of Merger, shall file such Virginia Articles of Merger in accordance with Virginia law to effectuate the Merger.

      D. Immediately following consummation of the Merger, Colonial shall contribute to Colonial Realty Limited Partnership, a Delaware limited partnership ("Colonial Partnership"), in exchange for additional interests therein, all of the outstanding limited liability company membership interests in Colonial Merger Sub, with the result that Colonial Merger Sub will become a wholly owned subsidiary of Colonial Partnership that is disregarded as an entity separate from Colonial Partnership for federal income tax purposes.

      E. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), with Cornerstone being treated as having merged into Colonial for federal income tax purposes, and that this Agreement shall constitute a plan of reorganization under Section 368(a) of the Code.

      F. Colonial and Cornerstone have each received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

      G. Colonial, Colonial Merger Sub and Cornerstone desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

      H. As an inducement to Colonial and Colonial Merger Sub to enter into this Agreement, Glade M. Knight and certain entities controlled by Glade M. Knight have entered into a voting agreement (the "Cornerstone Voting Agreement"), pursuant to which such person or entity has agreed, among other things, to vote his or its Cornerstone Common Shares (as defined herein) to approve this Agreement, the Merger and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement.

      I. As an inducement to Cornerstone to enter into this Agreement, Thomas H. Lowder and certain entities controlled by Thomas H. Lowder have entered into a voting agreement (the "Colonial Voting Agreement," and together with the Cornerstone Voting Agreement, the "Voting Agreements"), pursuant to which such person or entity has agreed, among other things, to vote his or its shares of beneficial interest of Colonial to approve this Agreement, the Merger and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Title 6, Chapter 18 of the Delaware Code Annotated, as amended (the "DE LLC Act") and Title 13.1, Chapter 9 of the Code of Virginia, as amended (the "Virginia Corporation Act"), Cornerstone shall be merged with and into Colonial Merger Sub, with Colonial Merger Sub surviving as a limited liability company.

            1.2 Closing. The closing of the Merger (the "Closing") will take place commencing at 9:00 a.m., local time, on the date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Article 6 (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, NW Washington D.C. 20004, unless another date or place is agreed to in writing by the parties; provided that, in the event that Cornerstone has delivered a notice of termination pursuant to Section 7.1(j), the "Closing Date" shall be the third business day after delivery of the Top-Up Notice (as defined herein), if any, pursuant to Section 7.1(j).

            1.3 Effective Time. On the Closing Date, Colonial Merger Sub and Cornerstone shall execute and file the Delaware Certificate of Merger, executed in accordance with the DE LLC Act, with the Office of the Secretary of State of the State of Delaware (the "Delaware Secretary"), and the Virginia Articles of Merger, executed in accordance with the Virginia Corporation Act, with the State Corporation Commission of the Commonwealth of

Virginia (the "Virginia Commission") and shall make all other filings and recordings required under the DE LLC Act and the Virginia Corporation Act. The Merger shall become effective (the "Effective Time") at such time as Colonial and Cornerstone shall agree should be specified in the Delaware Certificate of Merger and the Virginia Articles of Merger (not to exceed thirty (30) days after the Delaware Certificate of Merger is accepted for record by the Delaware Secretary). Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

            1.4 Effect of Merger on Certificate of Formation and Operating Agreement of Colonial Merger Sub. The Articles of Organization, as amended, of Colonial Merger Sub and the Limited Liability Company Operating Agreement, as amended, of Colonial Merger Sub, as in effect immediately prior to the Effective Time of the Merger, shall continue in full force and effect after the Merger until further amended in accordance with applicable Delaware law.

            1.5 Officers and Managers of Colonial Merger Sub; Additional Trustee of Colonial. The officers and members of the Board of Managers of Colonial Merger Sub following the Merger shall consist of the officers and members of the Board of Managers of Colonial Merger Sub immediately prior to the Effective Time of the Merger, who shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal. Colonial shall cause Glade
M. Knight to be appointed as an additional member of the Board of Trustees of Colonial, effective as of midnight on the Closing Date. Colonial then shall include and recommend Glade M. Knight in the management slate of nominees for election to the Board of Trustees of Colonial at each annual meeting or special meeting of Colonial until at least the third anniversary of the Effective Time.

            1.6 Effect on Capital Stock and Membership Interest; Colonial Articles Supplementary. The effect of the Merger on the shares of capital stock of Cornerstone shall be as provided in the Delaware Certificate of Merger, the Virginia Articles of Merger and in Section 1.8. The Merger shall not change the shares of beneficial interest of Colonial outstanding immediately prior to the Effective Time of the Merger. At the Effective Time of the Merger, the 100% limited liability company membership interest of Colonial Merger Sub outstanding immediately prior to the Effective Time of the Merger (all of which shall be owned by Colonial at such time) shall be converted into a number of units of limited liability company membership interest of Colonial Merger Sub ("Colonial Merger Sub LLC Units") equal to the number of Cornerstone Common Shares outstanding immediately prior to the Effective Time of the Merger. Prior to or as of the Effective Time, the Declaration of Trust, as amended, of Colonial (the "Colonial Declaration of Trust") shall be amended, in accordance with Title 10, Chapter 3 of the Alabama Code, as amended (the "Alabama REIT Law"), and the terms of the Colonial Declaration of Trust, by the adoption of articles supplementary substantially in the form set forth on Exhibit C (the "Colonial Articles Supplementary") to provide for the creation of the Colonial Series E Preferred Shares (as defined herein).

            1.7 Colonial Partnership Amendment. Prior to or as of the Effective Time, the Third Amended and Restated Agreement of Limited Partnership, as amended, of Colonial Partnership (the "Colonial Partnership Agreement") shall be amended, in accordance with Title 6, Chapter 17 of the Delaware Code Annotated, as amended, and the terms of the Colonial

Partnership Agreement, by the adoption of an amendment in accordance with
Section 4.2.B thereof (the "Colonial Partnership Amendment") to provide for the creation of 7.62% Series E Preferred Units of Colonial Partnership to be owned by Colonial and having terms substantially similar to the Colonial Series E Preferred Shares (as defined herein)) (the "Colonial Series E Preferred OP Units").

            1.8 Merger Consideration.

                  (a) Merger Consideration. (i) Each common share, no par value, of Cornerstone ("Cornerstone Common Share") issued and outstanding immediately prior to the Effective Time of the Merger, which under the terms of Section 1.10 is to be converted solely into Depositary Shares of Colonial (each having a liquidation preference of $25.00 per Depositary Share) (each a "Colonial Series E Preferred Depositary Share") representing 1/100th of a 7.62% Series E Cumulative Redeemable Preferred Share of Beneficial Interest, $.01 par value per share, of Colonial (each having a liquidation preference of $2,500.00 per share) (each a "Colonial Series E Preferred Share"), shall be converted into the right to receive a number of validly issued, fully paid and nonassessable Colonial Series E Preferred Depositary Shares (evidenced by Depositary Receipts of Colonial ("Depositary Receipts")) equal to the Preferred Depositary Share Conversion Rate (as defined herein). As used herein, "Preferred Depositary Share Conversion Rate" shall mean (I) 0.4200 multiplied by (II) an amount equal to the difference obtained by subtracting (x) one (1) minus (y) the Closing Adjustment Factor (as defined herein).

                  (ii) Each Cornerstone Common Share issued and outstanding immediately prior to the Effective Time of the Merger (other than Cornerstone Common Shares to be converted into the right to receive Colonial Series E Preferred Depositary Shares pursuant to Section 1.8(a)(i) and Section 1.10) shall be converted into the right to receive (A) a number of validly issued, fully paid and nonassessable common shares of beneficial interest, $.01 par value per share, of Colonial (each a "Colonial Common Share") equal to the Common Share Conversion Rate (as defined herein) (with each such Colonial Common Share being issued with the related Colonial Right (as defined herein)) and (B) if (and only if) a Top-Up Notice shall have been delivered pursuant to Section 7.1(j), (y) if the Top-Up Amount is payable all or in part with Colonial Common Shares, an additional number of validly issued, fully paid and nonassessable Colonial Common Shares equal to the product of the Common Share Conversion Rate times a fraction, the numerator of which is the portion of the Top-Up Amount (expressed in dollars) payable in Colonial Common Shares (as specified in the Top-Up Notice) and the denominator of which is the Average Closing Price (as defined herein) (with each such Colonial Common Share being issued with the related Colonial Right), or (z) if the Top-Up Amount is payable all or in part in cash, an amount of cash equal to the product of the Common Share Conversion Rate times the portion of the Top-Up Amount (expressed in dollars) payable in cash. As used herein, "Common Share Conversion Rate" shall mean (I) 0.2584 multiplied by (II) an amount equal to the difference obtained by subtracting (x) one (1) minus (y) the Closing Adjustment Factor. "Closing Adjustment Factor" shall mean a fraction obtained by dividing (I) the Closing Adjustment Amount by
(II) the product of (x) the sum of the total number of Cornerstone Common Shares outstanding immediately prior to the Effective Time plus the total number of Net Cornerstone Option Shares (as defined herein) determined based on the Cornerstone Stock Options (as defined herein) outstanding immediately prior to the Effective Time and (y) $10.80. "Closing Adjustment Amount" shall mean the sum of (I) the Closing Dividend Deficiency Amount (as defined herein),
(II) the Section 5.16 Expenses Amount (as defined herein) (but not to exceed $2,000,000), and (III) the Section 5.16 Interest/Penalties Amount (as defined herein). "Average Closing Price" shall mean the average of the closing prices as reported in The Wall Street Journal for each of the 20 consecutive Trading Days (as defined herein) in the period ending ten Trading Days prior to the Closing Date. "Trading Day" shall mean a day on which the New York Stock Exchange ("NYSE") is open for trading. "Colonial Right" shall mean a "Right" issued pursuant to Colonial's Rights Agreement, dated November 2, 1998 (the "Colonial Rights Agreement"), between Colonial and BankBoston, N.A., as Rights Agent. "Net Cornerstone Option Shares" shall be equal to (x) the number of Cornerstone Common Shares issuable under Cornerstone Stock Options outstanding immediately prior to the Effective Time with exercise prices of less than $10.80 minus (y) the number of Cornerstone Common Shares that could be purchased at a price of $10.80 per share using the aggregate proceeds that would be received by Cornerstone if all of the in-the-money Cornerstone Stock Options described in clause (x) were exercised in full.

                  (b) Cancelled Status of Cornerstone Common Shares. Each Cornerstone Common Share, when so converted as provided in Section 1.8(a)(i) or
(ii) or Section 1.10(b), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") theretofore representing such Cornerstone Common Share shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate in accordance with Section 1.13(c), as applicable, (A) any dividends and other distributions in accordance with Section 1.13(d), (B) certificates representing the Colonial Common Shares into which such Cornerstone Common Shares are converted pursuant to Section 1.8(a)(ii) or Section 1.10(b) (if any), (C) Depositary Receipts representing the Colonial Series E Preferred Depositary Shares into which such Cornerstone Common Shares are converted pursuant to Section 1.8(a)(i) or Section 1.10(b), and (D) any cash, without interest, in lieu of fractional Colonial Common Shares or Colonial Series E Preferred Depositary Shares to be issued or paid in consideration for Cornerstone Common Shares upon the surrender of such Certificate in accordance with Sections 1.13(c) and 1.13(g) or payable as part of any Top-Up Amount pursuant to Section 1.8(a)(ii).

            1.9 Election by Holders of Cornerstone Common Shares to Receive Colonial Common Shares or Colonial Series E Preferred Depositary Shares. Each holder of Cornerstone Common Shares shall have the right to submit a Form of Election (as defined herein) specifying the number of Cornerstone Common Shares which such holder desires to have converted into the right to receive Colonial Common Shares in the Merger pursuant to Section 1.8(a)(ii) and the number which such holder desires to have converted into the right to receive Colonial Series E Preferred Depositary Shares in the Merger pursuant to Section 1.8(a)(i) in accordance with the following procedures:

                  (a) Each holder of Cornerstone Common Shares may specify in a request made in accordance with the provisions of this Section 1.9 (an "Election") (i) the number of such Cornerstone Common Shares which such holder desires to have converted into the right to receive Colonial Series E Preferred Depositary Shares in the Merger pursuant to Section 1.8(a)(i) (a "Preferred Election") and (ii) the number of such Cornerstone Common

Shares which such holder desires to have converted into the right to receive Colonial Common Shares in the Merger pursuant to Section 1.8(a)(ii) (a "Common Election").

                  (b) Colonial and Cornerstone shall prepare, for use by holders of Cornerstone Common Shares in surrendering Certificates representing Cornerstone Common Shares, a form of election (the "Form of Election") pursuant to which each holder of Cornerstone Common Shares may make Elections. The Form of Election shall be mailed to holders of record of Cornerstone Common Shares as of the record date for the Cornerstone Shareholders Meeting (as defined herein) and shall accompany the Joint Proxy Statement (as defined herein).

                  (c) Cornerstone shall use commercially reasonable efforts to make the Form of Election available to all Persons (as defined herein) who become holders of record of Cornerstone Common Shares during the period between such record date and the Election Date (as defined herein).

                  (d) An Election shall have been properly made only if the Exchange Agent (as defined herein) shall have received, by 5:00 p.m., Eastern Time, on the second business day (such time on such day being referred to herein as the "Election Date") preceding the date of the Cornerstone Shareholders Meeting, a Form of Election properly completed and signed (and not revoked) and accompanied by the Certificate or Certificates representing Cornerstone Common Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Cornerstone (or by an appropriate guarantee of delivery of such Certificate or Certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificate or Certificates are in fact delivered by the time set forth in such guarantee of delivery).

                  (e) Any holder of record of Cornerstone Common Shares may at any time prior to the Election Date change such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date accompanied by a properly completed Form of Election. Colonial and Cornerstone shall have the right in their sole discretion and by mutual agreement to permit changes in Elections after the Election Date.

                  (f) Any holder of record of Cornerstone Common Shares may at any time prior to the Election Date revoke such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date or by withdrawal prior to the Election Date of such holder's Certificates previously deposited with the Exchange Agent. Any revocation of an Election may be withdrawn by notice of such withdrawal delivered at or prior to the Election Date. Any such holder who shall have deposited Certificates with the Exchange Agent shall have the right to withdraw such Certificates by written notice received by the Exchange Agent and thereby revoke such holder's Election as of the Election Date at any time after the expiration of the period of 60 days following the Election Date if the Merger shall not have been consummated prior thereto. Colonial shall obtain from the Exchange Agent an agreement to return each Form of Election and accompanying Certificates to the holders of Cornerstone Common Shares submitting the same in the event this Agreement shall be terminated in accordance with its terms.

                  (g) Colonial and Cornerstone by mutual agreement shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Form of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 1.10, the issuance and delivery of certificates for Colonial Common Shares and Colonial Series E Preferred Depositary Shares into which Cornerstone Common Shares are converted in the Merger and the treatment of Colonial Common Shares and Cornerstone Common Shares held through brokers or other market participants (i.e., in street name).

            1.10 Proration. The determination of whether Cornerstone Common Shares shall be converted in the Merger into Colonial Common Shares in accordance with Section 1.8(a)(ii) or Colonial Series E Preferred Depositary Shares in accordance with Section 1.8(a)(i), or the right to receive a combination of Colonial Series E Preferred Depositary Shares and Colonial Common Shares shall be made as set forth in this Section 1.10.

                  (a) Each Cornerstone Common Share for which a Common Election is received and each Non-Electing Share (as defined herein) shall be converted into Colonial Common Shares in accordance with Section 1.8(a)(ii). For purposes of this Section 1.10, outstanding Cornerstone Common Shares as to which an election is not in effect at the Election Date and shares as to which an Election has been withdrawn after the 60-day period following the Election Date and prior to the Effective Time of the Merger shall be called "Non-Electing Shares." If Colonial and Cornerstone shall determine for any reason that any Election was not properly made with respect to Cornerstone Common Shares, such Election shall be deemed ineffective and Cornerstone Common Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares.

                  (b) Except as provided in the immediately following sentence, each Cornerstone Common Share for which a Preferred Election is received shall be converted into Colonial Series E Preferred Depositary Shares in accordance with Section 1.8(a)(i). If Preferred Elections are received for a number of Cornerstone Common Shares which is greater than the Maximum Preferred Depositary Share Amount (as defined herein), each Cornerstone Common Share for which a Preferred Election has been received shall be converted in the Merger into the right to receive (i) a number of Colonial Series E Preferred Depositary Shares equal to the product of (w) the Preferred Depositary Share Conversion Rate and
(x) a fraction (the "Preferred Fraction") the numerator of which shall be the Maximum Preferred Depositary Share Amount and the denominator of which shall be the aggregate number of Cornerstone Common Shares covered by all Preferred Elections, and (ii) a number of Colonial Common Shares equal to the product of
(y) the Common Share Conversion Rate and (z) a fraction (the "Common Fraction") equal to one minus the Preferred Fraction and (iii) if (and only if) a Top-Up Notice shall have been delivered pursuant to Section 7.1(j), additional consideration in an amount and form equal to the Common Fraction times the amount of Colonial Common Shares and cash payable with respect to a Cornerstone Common Share for which a Common Election is received pursuant to clause (B) of
Section 1.8(a)(ii). As used herein, "Maximum Preferred Depositary Share Amount" shall mean 14,080,954 minus the Maximum Preferred Depositary Share Adjustment Amount. "Maximum Preferred Depositary Share Adjustment Amount" shall be an amount

(rounded to the nearest whole number) equal to the quotient obtained by dividing
(I) the Closing Adjustment Amount by (II) $10.50.

            1.11 Partner Approval. Through its approval of the Colonial Partnership Amendment as general partner of Colonial Partnership, Colonial has obtained the requisite approval of the partners of Colonial Partnership of the Colonial Partnership Amendment (the "Colonial Partner Approval").

            1.12 Appraisal or Dissenters Rights. The holders of Cornerstone Common Shares and Colonial Common Shares are not entitled under applicable law to appraisal, dissenters or similar rights as a result of the Merger.

            1.13 Exchange of Certificates; Pre-Closing Dividends; Fractional Shares.

                  (a) Exchange Agent; Depositary. Prior to the Effective Time, Colonial shall appoint EquiServe Trust Company as the exchange agent, or another bank or trust company reasonably acceptable to Cornerstone, to act as exchange agent (the "Exchange Agent") for the exchange of the consideration to be paid in the Merger pursuant to Section 1.8 and Section 1.10 (the "Merger Consideration") upon surrender of certificates representing issued and outstanding Cornerstone Common Shares. In addition, prior to the Effective Time, Colonial shall appoint Equiserve Trust Company as the depositary for the Colonial Series E Preferred Depositary Shares, or another bank or trust company reasonably acceptable to Cornerstone, pursuant to a Depositary Agreement in form and substance reasonably acceptable to Cornerstone.

                  (b) Colonial to Provide Merger Consideration; Cornerstone to Provide Funds for Final Cornerstone Dividend. Colonial shall provide to the Exchange Agent at or before the Effective Time of the Merger, for the benefit of the holders of Cornerstone Common Shares, the Merger Consideration issuable in exchange for the issued and outstanding Cornerstone Common Shares pursuant to
Section 1.8 and Section 1.10, together with any cash required to make payments in lieu of any fractional shares pursuant to Section 1.13(g) (the "Exchange Fund"). The Exchange Agent (or other depository acting for the benefit of the Exchange Agent) shall invest any cash included in the Exchange Fund as directed by Colonial, on a daily basis. Any interest or other income resulting from such investments shall be paid to Colonial. Cornerstone shall provide to the Exchange Agent not later than three business days prior to the Effective Time of the Merger, for the benefit of the holders of Cornerstone Common Shares, cash payable in respect of any dividends required pursuant to Section 1.13(d)(i). Such cash shall be invested in accordance with written directions delivered by Cornerstone to the Exchange Agent (or other depository) not later than three business days prior to the Effective Time of the Merger, with any interest or other income earned on such investments to be paid to Colonial as the successor to Cornerstone in the Merger.

                  (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time, Colonial shall use commercially reasonable efforts to cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding Cornerstone Common Shares (other than to holders of Cornerstone Common Shares who previously surrendered with their Form of Election their

Certificates for Cornerstone Common Shares) whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.8(a) and Section 1.10, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Colonial may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. To the extent not previously surrendered with a Form of Election, upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Colonial, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Cornerstone Common Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.8(a) and
Section 1.10, together with cash, if any, payable in lieu of fractional shares pursuant to Section 1.13(g), to be mailed (or made available for collection by hand if so elected by the surrendering holder) within five business days of receipt thereof, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Cornerstone Common Shares which is not registered in the transfer records of Cornerstone, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment either shall pay any transfer or other Taxes required by reason of such payment being made to a Person other than the registered holder of such Certificate or establish to the satisfaction of Colonial that such Tax or Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.13, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Cornerstone Common Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.8 and Section 1.10, and any cash payable in lieu of fractional shares pursuant to Section 1.13(g). No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 1.13(d) or Section 1.13(g). Colonial or the Exchange Agent, as applicable, shall be entitled, in its sole and absolute discretion, to deduct and withhold from the cash, Colonial Common Shares or Colonial Series E Preferred Depositary Shares, or any combination thereof, that otherwise is payable pursuant to this Agreement to any holder of Cornerstone Common Shares such amounts as Colonial or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of federal, state, local or foreign Tax law. For this purpose, (x) any Colonial Common Shares deducted and withheld by Colonial shall be valued at the last trading price of the Colonial Common Shares on the NYSE on the Effective Date of the Merger and (y) any Colonial Series E Preferred Depositary Shares deducted and withheld by Colonial shall be valued at $25.00 (i.e., 1/100th of the liquidation preference of a Colonial Series E Preferred Share). To the extent that amounts are so withheld by Colonial or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Cornerstone Common Shares in respect of which such deduction and withholding was made by Colonial or the Exchange Agent.

                  (d) Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares.

                        (i) If and to the extent necessary for Cornerstone to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of Cornerstone ending at the Effective Time of the Merger (and to avoid the payment of any Tax with respect to undistributed income or gain), Cornerstone shall declare a dividend (the "Final Cornerstone Dividend") to holders of Cornerstone Common Shares, the record date for which shall be the close of business no later than the sixth business day prior to the Effective Time of the Merger, in an amount equal to the minimum dividend sufficient to permit Cornerstone to satisfy such requirements. Any dividends payable hereunder to holders of Cornerstone Common Shares shall be paid on the third business day immediately preceding the Closing Date. The Final Cornerstone Dividend shall not include any dividend or distribution in satisfaction of the Dividend Deficiency Amount (as defined herein). In the event that any prior or contemporaneous dividends or distributions of Cornerstone are or have been treated as being in satisfaction of the Dividend Deficiency Amount and Cornerstone would be required to pay a Final Cornerstone Dividend, then an amount equal to the lesser of such Final Cornerstone Dividend or the amount of prior or contemporaneous distributions of Cornerstone that are or have been treated as being in satisfaction of the Dividend Deficiency Amount shall be treated as a Closing Deficiency Dividend Amount and not a Final Cornerstone Dividend. In the event that Cornerstone is required to declare a Final Cornerstone Dividend with respect to the Cornerstone Common Shares, Cornerstone shall cause Cornerstone NC Operating Limited Partnership, a Virginia limited partnership ("Cornerstone Partnership"), to simultaneously declare any related distribution (the "Final Cornerstone Partnership Distribution") required under the Agreement of Limited Partnership of Cornerstone Partnership, as amended (the "Cornerstone Partnership Agreement"), the record date for which shall correspond to the record date for the Final Cornerstone Dividend. Such distribution shall be payable on the third business day immediately preceding the Closing Date.

                        (ii) If Cornerstone determines that it is necessary to declare the Final Cornerstone Dividend, Cornerstone shall notify Colonial at least 20 days prior to the date for the Cornerstone Shareholders Meeting, and Colonial shall be entitled to declare a dividend per share payable to holders of shares of Colonial Common Shares (in which event Colonial shall cause Colonial Partnership to declare a distribution per unit payable to holders of Colonial OP Units (as defined herein) if a distribution has been declared on the Colonial Common Shares), the record dates for which shall correspond to the record date for the Final Cornerstone Dividend, in an amount per Colonial Common Share (and Colonial OP Unit) equal to the quotient obtained by dividing (A) the Final Cornerstone Dividend paid by Cornerstone with respect to each Cornerstone Common Share by (B) the Common Share Conversion Rate (the "Corresponding Colonial Dividends and Distributions"). If, and to the extent, the terms of any series of Colonial Preferred Shares (as defined herein) or Colonial Preferred OP Units (as defined herein) require the payment of a dividend or distribution by reason of the payment of the Corresponding Colonial Dividends and Distributions, Colonial shall (and shall cause Colonial Partnership to) declare and pay any such required dividends and distributions. Any dividends payable hereunder to holders of Colonial Common Shares (and Colonial OP Units) shall be paid on the third business day immediately preceding the Closing Date.

                  (e) No Further Ownership Rights in Cornerstone Common Shares. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.13 (including any cash paid pursuant to Section 1.13(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the Cornerstone Common Shares theretofore represented by such Certificates; provided, however, that Cornerstone shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Cornerstone on such Cornerstone Common Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of Cornerstone of the Cornerstone Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Colonial for any reason, they shall be canceled and exchanged as provided in this Section 1.13.

                  (f) No Liability. None of Cornerstone, Colonial, Colonial Merger Sub or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for 12 months after the Effective Time shall be redelivered by the Exchange Agent to Colonial, upon demand, and any holders of Certificates who have not theretofore complied with Section 1.13(c) shall thereafter look only to Colonial for delivery of the Merger Consideration, any cash payable in lieu of fractional shares pursuant to Section 1.13(g) and any unpaid dividends, subject to applicable escheat and other similar laws.

                  (g) No Fractional Shares.

                        (i) No certificates, scrip or Depositary Receipts representing fractional Colonial Common Shares or Colonial Series E Preferred Depositary Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of Colonial.

                        (ii) No fractional Colonial Common Shares or Colonial Series E Preferred Depositary Shares shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional Colonial Common Shares pursuant to this Agreement, each holder of Cornerstone Common Shares shall be paid an amount in cash (without interest), rounded to the nearest cent (with .5 of a cent rounded up), determined by multiplying (A) the average closing price of one Colonial Common Share on the NYSE on the five trading days immediately preceding the Closing Date by (B) the fraction of a Colonial Common Share which such holder would otherwise be entitled to receive under this Section 1.13. In lieu of the issuance of any fractional Colonial Series E Preferred Depositary Shares pursuant to this Agreement, each holder of Cornerstone Common Shares shall be paid an amount in cash (without interest), rounded to the nearest cent (with .5 of a cent rounded up), determined by multiplying (A) $25.00 (i.e., 1/100th of the liquidation preference of a Colonial Series E Preferred Share) by (B) the fraction of a Colonial Series E Preferred Depositary Share which such holder would otherwise be entitled to receive under this Section 1.13.

                  (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Colonial or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as Colonial or the Exchange Agent may direct (but consistent with the practices Colonial applies to its own shareholders) as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash, Colonial Common Shares and/or Colonial Series E Preferred Depositary Shares to which the holders thereof are entitled pursuant to Section 1.8, any cash payable pursuant to Section 1.13(g) to which the holders thereof are entitled and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.13(d).

            1.14 Post-Merger Reorganization. No later than one day following the Closing Date, Colonial shall contribute to Colonial Partnership all of the outstanding Colonial Merger Sub LLC Units in exchange for additional Colonial OP Units (such transaction, the "Post-Merger Reorganization"). As a result of the Post-Merger Reorganization, Colonial Merger Sub shall become a wholly owned subsidiary of Colonial Partnership.

            1.15 Cornerstone LP Acquisition Transaction. Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 1.15), Colonial shall be permitted to enter into and consummate, or cause any Colonial Subsidiary (as defined herein) to enter into and consummate, any transaction or series of related transactions for the purpose of acquiring the Cornerstone LP OP Units (as defined herein) from the holders thereof (any such transaction, a "Cornerstone LP Acquisition Transaction"). If a Cornerstone LP Acquisition Transaction is to be consummated concurrently with or following the Closing Date, the terms and conditions (including consideration payable and structure) of such Cornerstone LP Acquisition Transaction shall be determined by Colonial in its sole discretion. If a Cornerstone LP Acquisition Transaction is to be consummated prior to the Closing Date, the terms and conditions (including consideration payable and structure) of any Cornerstone LP Acquisition Transaction shall be determined by Colonial, subject to the reasonable approval of Cornerstone. Cornerstone shall (a) use all reasonable efforts to take, or cause to be taken, all reasonable actions and do, or cause to be done, all things reasonably necessary to consummate and make effective any Cornerstone LP Acquisition Transaction and (b) execute such consents, approvals and other documents and instruments as shall be necessary under the Cornerstone Partnership Agreement or otherwise to consummate and make effective any Cornerstone LP Acquisition Transaction. The entering into or consummation of any Cornerstone LP Acquisition Transaction, or any related action taken by Colonial, shall not constitute a circumstance, event, occurrence, change or effect that would constitute a Cornerstone Material Adverse Effect. Colonial shall not, and shall not permit any Colonial Subsidiary (as defined herein) to, enter into or consummate any Cornerstone LP Acquisition Transaction that could cause the Merger not to qualify, for federal income tax purposes, as a reorganization under Section 368(a)(1)(A) of the Code.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF CORNERSTONE

            Except as specifically set forth in the disclosure letter to this Agreement delivered to Colonial prior to the execution hereof (the "Cornerstone Disclosure Letter") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure in respect of the particular section is sufficient on its face without further inquiry reasonably to inform the other parties to this Agreement of the information required to be disclosed in respect of the other sections to avoid a breach under the representation and warranty or covenant corresponding to such other sections), Cornerstone represents and warrants to Colonial and Colonial Merger Sub as follows:

            2.1 Organization, Standing and Power. Cornerstone is a corporation duly incorporated, validly existing and in good standing under the laws of Virginia. Cornerstone has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. The Amended and Restated Articles of Incorporation, as amended and supplemented, of Cornerstone (the "Cornerstone Articles") are in effect, and no dissolution, revocation or forfeiture proceedings regarding Cornerstone have been commenced. Cornerstone is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Cornerstone Material Adverse Effect (as defined herein). As used in this Agreement, a "Cornerstone Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Cornerstone, Cornerstone Partnership and the Cornerstone Subsidiaries (as defined herein), taken as a whole, other than effects, events or changes arising out of or resulting from
(a) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates,
(b) changes in general legal, regulatory, political, economic or business conditions or changes in GAAP (as defined herein) that, in each case, generally affect the real estate industry and that do not affect Cornerstone, Cornerstone Partnership or the Cornerstone Subsidiaries materially disproportionately relative to other participants in the real estate industry or (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement. Cornerstone has delivered to Colonial complete and correct copies of the Cornerstone Articles and the Bylaws of Cornerstone (the "Cornerstone Bylaws"), in each case, as amended or supplemented to the date of this Agreement.

            2.2 Cornerstone Subsidiaries.

                  (a) Schedule 2.2(a) to the Cornerstone Disclosure Letter sets forth (i) each Subsidiary (as defined herein) of Cornerstone (the "Cornerstone Subsidiaries") and each other Person in which Cornerstone owns, directly or indirectly through a Cornerstone Subsidiary, 10% or more of the capital stock, voting securities or other equity interests, (ii) the ownership interest therein of Cornerstone,
(iii) if not directly or indirectly wholly owned by Cornerstone, the identity and ownership interest of each of the other owners of each Cornerstone Subsidiary, (iv) each property owned by such Cornerstone Subsidiary and such other Person and each other asset material to such Cornerstone Subsidiary or such other Person, and (v) if not wholly owned by such Cornerstone Subsidiary or such other Person, the identity and ownership interest of each of the other owners of such property. As used in this Agreement, "Subsidiary" of any Person (as defined herein) means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest, or (ii) 50% (or in the case of Section 2.14(b) and Section 3.12(b), 10%) or more of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity. Schedule 2.2(a) of the Cornerstone Disclosure Letter sets forth a true and complete list of the equity securities owned by Cornerstone or any Cornerstone Subsidiary, in any corporation, partnership, limited liability company, joint venture, trust or other legal entity that is not a Cornerstone Subsidiary.

                  (b) Except as set forth in Schedule 2.2(b) to the Cornerstone Disclosure Letter, (i) all of the outstanding shares of capital stock of each Cornerstone Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive or similar rights, and (B) in the case of capital stock owned by Cornerstone or a Cornerstone Subsidiary, owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each Cornerstone Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Cornerstone or a Cornerstone Subsidiary are owned free and clear of all Liens other than pledges, if any, contained in organizational documents of such Cornerstone Subsidiary and given to secure performance thereunder. Each Cornerstone Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Cornerstone Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Cornerstone Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Cornerstone Material Adverse Effect. Complete and correct copies of the articles of incorporation, bylaws, organization documents and partnership, joint venture and operating agreements of each Cornerstone Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Colonial. No amendment has been made to the Cornerstone Partnership Agreement since March 11, 2004.

            2.3 Capital Structure.

                  (a) The authorized shares of capital stock of Cornerstone on the date hereof consist of 125,000,000 shares of capital stock, of which 100,000,000 are classified as Common Shares (previously defined herein as "Cornerstone Common Shares"), and 25,000,000 are classified as preferred shares, without par value (the "Cornerstone Preferred Shares"). 12,700,000 of the Cornerstone Preferred Shares have been designated as Series A Convertible Preferred Shares ("Cornerstone Series A Preferred Shares") and 607,000 of the Cornerstone Preferred Shares have been designated as Series B Convertible Preferred Shares ("Cornerstone Series B Preferred Shares"). 56,323,817.1326 Cornerstone Common Shares are issued and outstanding on the date of this Agreement. 127,380 Cornerstone Series A Preferred Shares are issued and outstanding on the date of this Agreement. No Cornerstone Series B Preferred Shares or other Cornerstone Preferred Shares are issued and outstanding on the date of this Agreement.

                  (b) Set forth in Schedule 2.3(b) to the Cornerstone Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase Cornerstone Common Shares or Cornerstone OP Units granted under either Cornerstone's 1992 Non-Employee Directors Stock Option Plan, as amended, Cornerstone's 1992 Incentive Plan, as amended, or any other formal or informal arrangement (collectively, the "Cornerstone Stock Options"); and (ii) except for the Cornerstone Series A Preferred Shares and the Cornerstone Preferred Units, all other warrants or other rights to acquire Cornerstone's shares of capital stock, all stock appreciation rights, restricted stock, dividend equivalents, deferred compensation accounts, performance awards, restricted stock unit awards and other awards which are outstanding on the date of this Agreement ("Cornerstone Share Rights"). Schedule 2.3(b) to the Cornerstone Disclosure Letter sets forth for each Cornerstone Stock Option and Cornerstone Share Right (other than Cornerstone Preferred Units and Cornerstone Series A Preferred Shares) the name of the grantee, the date of the grant, the type of grant, the status of the option grants as qualified or nonqualified under Section 422 of the Code, the number of Cornerstone Common Shares or other shares subject to each option or other award, the number and type of shares subject to options or awards that are currently exercisable, the exercise price per share, and the number and type of such shares subject to stock appreciation rights. On the date of this Agreement, except as set forth in this Section 2.3 or as set forth in Schedule 2.3(b) to the Cornerstone Disclosure Letter, no shares of Cornerstone were outstanding or reserved for issuance (except for the Cornerstone Common Shares reserved for issuance upon redemption of Cornerstone Preferred Units or conversion of Cornerstone Series A Preferred Shares).

                  (c) All outstanding Cornerstone Common Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under applicable law or the Cornerstone Articles or Cornerstone Bylaws, or any contract or instrument to which Cornerstone is a party or by which it is bound. There are no bonds, debentures, notes or other indebtedness of Cornerstone having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which shareholders of Cornerstone may vote.

                  (d) Except (i) as set forth in this Section 2.3 or in Schedule 2.3(b) to the Cornerstone Disclosure Letter, (ii) Cornerstone Preferred Units, which may be converted into Cornerstone Common Shares at a rate of one Cornerstone Common Share for each Cornerstone Preferred Unit or, under the circumstances described in the Cornerstone Partnership Agreement, into cash or a combination of cash and Cornerstone Common Shares, (iii) Cornerstone Non-Preferred Units, which may be exchanged for Cornerstone Preferred Units at a rate of one Cornerstone Preferred Unit for each Cornerstone Non-Preferred Unit under the circumstances described in the Cornerstone Partnership Agreement, and
(iv) Cornerstone Common Shares issuable, and reserved for issuance, upon the conversion of the Cornerstone Series A Preferred Shares, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Cornerstone or any Cornerstone Subsidiary is a party or by which such entity is bound, obligating Cornerstone or any Cornerstone Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Cornerstone or any Cornerstone Subsidiary or obligating Cornerstone or any Cornerstone Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Cornerstone or a Cornerstone Subsidiary).

                  (e) As of the date of this Agreement, 11,189,492 Partnership Units (as defined in the Cornerstone Partnership Agreement) ("Cornerstone OP Units"), consisting of 9,362,347 Cornerstone OP Units constituting General Partner Interests (as defined in the Cornerstone Partnership Agreement) ("Cornerstone GP OP Units"), 1,807,145 Preferred Partnership Units (as defined in the Cornerstone Partnership Agreement) (the "Cornerstone Preferred Units"), and 20,000 Non-Preferred Partnership Units (as defined in the Cornerstone Partnership Agreement) (the "Cornerstone Non-Preferred Units" and, together with the Cornerstone Preferred Units, the "Cornerstone LP OP Units"), are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Cornerstone Partnership Agreement, or any contract or instrument to which Cornerstone or Cornerstone Partnership is a party or by which either is bound. Schedule 2.3(e) to the Cornerstone Disclosure Letter sets forth the name of each holder of Cornerstone OP Units and the number and classification of Cornerstone OP Units owned by each such holder as of the date of this Agreement. Except as provided in the Cornerstone Partnership Agreement, the Cornerstone OP Units are not subject to any restrictions. Except as set forth in Schedule 2.3(e) to the Cornerstone Disclosure Letter, Cornerstone Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any agreements or understandings with respect to, the issuance or sale of interests in Cornerstone Partnership, whether issued or unissued, or securities convertible into or exchangeable or exercisable for interests in Cornerstone Partnership.

                  (f) All dividends on Cornerstone Common Shares and Cornerstone Preferred Shares and all distributions on Cornerstone OP Units, which have been declared prior to the date of this Agreement, have been paid in full.

                  (g) Set forth on Schedule 2.3(g) to the Cornerstone Disclosure Letter is a list of each registration rights agreement or other agreement between Cornerstone and/or Cornerstone Partnership, on the one hand, and one or more other parties, on the other hand, which sets forth the rights of any such other party or parties to cause the registration of any securities of Cornerstone and/or Cornerstone Partnership pursuant to the Securities Act of 1933, as amended (the "Securities Act").

            2.4 Other Interests. Except for interests in the Cornerstone Subsidiaries and the other entities as set forth in Schedule 2.2(a) or Schedule
2.4 to the Cornerstone Disclosure Letter (the "Cornerstone Other Interests"), neither Cornerstone nor any Cornerstone Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, limited liability company or other entity (other than investments in short-term investment securities). With respect to the Cornerstone Other Interests, Cornerstone or the applicable Cornerstone Subsidiary is a partner, member or shareholder in good standing, and owns such interests free and clear of all Liens. Neither Cornerstone nor any Cornerstone Subsidiary is in material breach of any agreement, document or contract which is of a material nature governing its rights in or to the Cornerstone Other Interests, all of which agreements, documents and contracts are (a) listed in Schedule 2.4 to the Cornerstone Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Cornerstone (as defined herein), the other parties to any such agreement, document or contract which is of a material nature are not in material breach of any of their respective obligations under such agreements, documents or contracts.

            2.5 Authority; Noncontravention; Consents.

                  (a) Cornerstone has the requisite corporate power and authority to enter into this Agreement and, subject to the requisite Cornerstone shareholder approval of this Agreement and the Merger (the "Cornerstone Shareholder Approval"), to consummate the transactions contemplated by this Agreement to which Cornerstone is a party. The execution and delivery of this Agreement by Cornerstone and the consummation by Cornerstone of the transactions contemplated by this Agreement to which Cornerstone is a party have been duly authorized by all necessary action on the part of Cornerstone, except for and subject to the Cornerstone Shareholder Approval. This Agreement has been duly executed and delivered by Cornerstone and constitutes a valid and binding obligation of Cornerstone, enforceable against Cornerstone in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  (b) Except as set forth in Schedule 2.5(b)(1) to the Cornerstone Disclosure Letter, the execution and delivery of this Agreement by Cornerstone do not, and, subject to receipt of the Cornerstone Shareholder Approval, the consummation of the transactions contemplated by this Agreement to which Cornerstone is a party and compliance by Cornerstone with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Cornerstone or any Cornerstone Subsidiary under, (i) the Cornerstone Articles or Cornerstone Bylaws or the comparable charter or organizational documents or partnership, operating, or similar agreement (as the case may be) of any Cornerstone Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, merger or other acquisition agreement, shareholder rights plan, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Cornerstone or any Cornerstone Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Cornerstone or any Cornerstone Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Cornerstone Material Adverse Effect or (y) prevent or materially impair the ability of Cornerstone or Cornerstone Partnership to perform any of its obligations hereunder or prevent or materially threaten or impede the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Cornerstone or any Cornerstone Subsidiary in connection with the execution and delivery of this Agreement by Cornerstone and Cornerstone Partnership or the consummation by Cornerstone or any Cornerstone Subsidiary of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) the Joint Proxy Statement, and (y) such reports and filings under the Securities Act and the Exchange Act (as defined herein) as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Delaware Certificate of Merger with the Delaware Secretary, (iii) the filing of the Virginia Articles of Merger with the Virginia Commission and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5(b)(2) to the Cornerstone Disclosure Letter, (B) as may be required under (w) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (x) laws requiring transfer, recordation or gains tax filings, (y) federal, state or local environmental laws or (z) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Cornerstone from performing its obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a Cornerstone Material Adverse Effect.

            2.6 SEC Documents; Financial Statements; Undisclosed Liabilities. Cornerstone has furnished or filed all reports, schedules, forms, statements and other documents required to be furnished or filed with the SEC since December 31, 1997 through the date of this Agreement (the "Cornerstone SEC Documents"). All of the Cornerstone SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such Cornerstone SEC Documents. None of the Cornerstone SEC Documents at the time of filing contained, nor will any report, schedule, form, statement or other document filed by Cornerstone after the date hereof and prior to the Effective Time contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Cornerstone included in the Cornerstone SEC Documents complied, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in all material respects in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Cornerstone and its Subsidiaries, as the case may be, in each case, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in Schedule 2.6 to the Cornerstone Disclosure Letter, Cornerstone has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the Cornerstone SEC Documents or in Schedule 2.6 to the Cornerstone Disclosure Letter, neither Cornerstone nor any Cornerstone Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Cornerstone or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a Cornerstone Material Adverse Effect.

            2.7 Absence of Certain Changes or Events. Except as disclosed in the Cornerstone SEC Documents or in Schedule 2.7 to the Cornerstone Disclosure Letter, since December 31, 2003 (the "Cornerstone Financial Statement Date"), Cornerstone and its Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition and disposition of properties and issuance of securities) and there has not been
(a) any circumstance, event, occurrence, change or effect that has had a Cornerstone Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to result in a Cornerstone Material Adverse Effect, (b) except for regular quarterly distributions not in excess of $0.20 per Cornerstone Common Share or Cornerstone OP Unit (subject to changes pursuant to Section 5.10 and to any Final Cornerstone Dividend payable pursuant to Section 1.13(d)(i)) and $0.5938 per Cornerstone Series A Preferred Share (or, in each case, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT (as defined herein) status), in each case with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Cornerstone Common Shares, the Cornerstone OP Units or the Cornerstone Series A Preferred Shares, (c) any split, combination or reclassification of, or any issuance or the authorization of, or any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Cornerstone or partnership interests in Cornerstone Partnership or any issuance of an ownership interest in, any Cornerstone Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Cornerstone Material Adverse Effect,
(e) any change made prior to the date of this Agreement in accounting methods, principles or practices by Cornerstone or any of its

Subsidiaries or Cornerstone Partnership or any of its Subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Cornerstone SEC Documents or required by a change in GAAP, or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Cornerstone or any Cornerstone Subsidiary and any officer or director of Cornerstone or any Cornerstone Subsidiary.

            2.8 Litigation. Except as disclosed in Schedule 2.8 to the Cornerstone Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Cornerstone and the Cornerstone Subsidiaries (a) which are covered by adequate insurance or
(b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Cornerstone or a Cornerstone Subsidiary) or, to the Knowledge of Cornerstone (as defined herein), threatened in writing against or affecting Cornerstone or any Cornerstone Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a Cornerstone Material Adverse Effect or (ii) prevent or materially impair the ability of Cornerstone to perform any of its obligations hereunder or prevent or materially threaten or impair the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against Cornerstone or any Cornerstone Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (y) Schedule 2.8 to the Cornerstone Disclosure Letter sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Cornerstone, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim, and (z) no claim has been made under any directors' and officers' liability insurance policy maintained at any time by Cornerstone or any of the Cornerstone Subsidiaries.

            2.9 Properties.

                  (a) Except as provided in Schedule 2.2 or Schedule 2.9(a) to the Cornerstone Disclosure Letter, Cornerstone or the Cornerstone Subsidiary set forth on Schedule 2.2 to the Cornerstone Disclosure Letter owns fee simple title to each of the real properties identified in Schedule 2.2 to the Cornerstone Disclosure Letter (the "Cornerstone Properties"), which are all of the real estate properties owned or leased by them, in each case (except for the Permitted Title Exceptions (as defined herein)) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"). Except as set forth in Schedule 2.2 to the Cornerstone Disclosure Letter, no other Person has any ownership interest in any of the Cornerstone Properties and any such ownership interest so scheduled does not materially detract from the value of Cornerstone's or the Cornerstone Subsidiary's (as the case may be) interest in, or materially interfere with the present use of, any of the Cornerstone Properties subject thereto or affected thereby. Except as set forth in Schedule 2.9(a) to the Cornerstone Disclosure Letter, no Cornerstone Property is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon. No Cornerstone Property is subject to any rights of way, agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Encumbrances, except for the following (collectively, the "Permitted Title Exceptions") (i) Property Restrictions and Encumbrances set forth in Schedule 2.9(a) of the Cornerstone Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which do not materially adversely affect the current use of such Cornerstone Property, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or policies or existing surveys, in each case as previously made available to Colonial, or subsequently granted by Cornerstone or the applicable Cornerstone Subsidiary (which subsequently granted Property Restrictions and Encumbrances, in any event, do not materially detract from the value of, or materially interfere with the present use of, such Cornerstone Property) and (iv) liens for real estate taxes not yet due and payable, mechanics', carriers', workmen's, repairmen's liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of such Cornerstone Property. With respect to the existing title reports or policies or existing surveys previously provided to Colonial, there has been no material change with respect to any Cornerstone Property that would affect title or survey matters from the date of the information provided to the date hereof. Schedule 2.9(a) to the Cornerstone Disclosure Letter lists each of the Cornerstone Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof.

                  (b) Except as provided in Schedule 2.2 or Schedule 2.9(b) to the Cornerstone Disclosure Letter, valid policies of title insurance have been issued insuring Cornerstone's or the applicable Cornerstone Subsidiary's fee simple title or leasehold estate, as the case may be, to the Cornerstone Properties owned by it in amounts which are at least equal to the purchase price therefor paid by Cornerstone or such Cornerstone Subsidiary, subject only to the Permitted Title Exceptions. Such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy.

                  (c) Except as provided in Schedule 2.9(c) to the Cornerstone Disclosure Letter, Cornerstone has no Knowledge (i) that, any certificate, permit or license from any governmental authority having jurisdiction over any of the Cornerstone Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Cornerstone Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Cornerstone Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of the same, which would have a material adverse effect on such Cornerstone Property, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the Cornerstone Properties issued by any governmental authority which would have a material adverse effect on such Cornerstone Property, (iii) of any existing structural defects relating to any Cornerstone Property which would have a material adverse effect on such Cornerstone Property, (iv) of any Cornerstone Property whose building systems are not in working order so as to have a material adverse effect on such Cornerstone Property, or (v) of any physical damage to any Cornerstone Property which would have a material adverse effect on such Cornerstone Property for which there is not insurance in effect covering the cost of the restoration and the loss of rent.

                  (d) To the Knowledge of Cornerstone, there is no (and neither Cornerstone nor any of the Cornerstone Subsidiaries has received any written or published notice of) (i) any condemnation or rezoning proceedings pending or threatened with respect to any of the Cornerstone Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation that is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Cornerstone Properties or by the continued maintenance, operation or use of the parking areas which would have a material adverse effect on such Cornerstone Property. Except as set forth in Schedule 2.9(d) to the Cornerstone Disclosure Letter, (i) to the Knowledge of Cornerstone, all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Cornerstone Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation (as defined herein)) has been performed, paid or taken, as the case may be, and (ii) Cornerstone has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, in each case except as set forth in development or operating budgets for such Cornerstone Properties delivered to Colonial and Colonial Partnership prior to the date hereof and other than any work, payments or actions which would not reasonably be expected to have a Cornerstone Material Adverse Effect. As used in this Agreement, "Environmental Mitigation" means investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure or post-closure in response to any Release or actual or suspected environmental condition or Hazardous Materials.

                  (e) The rent rolls previously provided by Cornerstone to Colonial (the "Cornerstone Rent Roll") set forth a list of each Cornerstone Space Lease (as defined herein) in effect as of the dates set forth therein. All information set forth in the Cornerstone Rent Roll is true, correct and complete with respect to each Cornerstone Property in all material respects as of the date thereof. "Cornerstone Space Lease" means each lease or other right of occupancy affecting or relating to a property in which Cornerstone or any Cornerstone Subsidiary is the landlord, either pursuant to the terms of the lease agreement or as successor to any prior landlord, but excluding any ground lease. Except as set forth in a delinquency report made available to Colonial, neither Cornerstone nor any Cornerstone Subsidiary, on the one hand, nor, to the knowledge of Cornerstone or Cornerstone Partnership, any other party, on the other hand, is in monetary default under any Cornerstone Space Lease as of the date of delinquency report, except for such defaults that would not reasonably be expected to materially adversely affect the applicable Cornerstone Property.

                  (f) Schedule 2.9(f) contains a true and complete list, by type of insurance, carrier, coverages (including limits) and term, of all material policies of casualty, liability and other types of insurance (except title insurance) carried by Cornerstone or any Cornerstone Subsidiary. All such policies are in full force and effect and neither Cornerstone nor any Cornerstone Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of Cornerstone or any Cornerstone Subsidiary or any of their respective assets thereunder.

            2.10 Environmental Matters.

            (a) "Environmental Law" shall mean all applicable Laws relating to the environment, and including, without limitation, Laws relating to the use, manufacturing, production, generation, installation, recycling, reuse, sale, storage, handling, transport, treatment, release, threatened release or disposal of any Hazardous Materials (including the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq. ("CERCLA")). "Hazardous Materials" shall mean substances, wastes, radiation or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic, (ii) which are listed, regulated or defined under any Environmental Law, and shall include "hazardous wastes," "hazardous substances," "hazardous materials," "pollutants," "contaminants," "chemical substances," "radioactive materials" or "solid wastes," (iii) the presence of which on the property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the property or to adjacent properties, (iv) which contain without limitation polychlorinated biphenyls (PCBs), toxic mold, asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or
(v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions. "Release" shall mean any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

                  (b) (i) Except as set forth on Schedule 2.10(b) to the Cornerstone Disclosure Letter, there have been no Releases of Hazardous Materials (and, to the Knowledge of Cornerstone, there has been no presence of Hazardous Materials) at, on, under or from (A) any real property owned, operated or leased by Cornerstone or any Cornerstone Subsidiary or (B) any real property formerly owned, operated or leased by Cornerstone or any Cornerstone Subsidiary (the "Former Cornerstone Properties") during the period of such ownership, operation or tenancy which would, individually or in the aggregate, reasonably be expected to have a Cornerstone Material Adverse Effect.

                        (ii) Cornerstone and the Cornerstone Subsidiaries have not failed to comply with any Environmental Law, and neither Cornerstone nor any of the Cornerstone Subsidiaries has any liability under the Environmental Laws, except to the extent that any such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have a Cornerstone Material Adverse Effect.

                        (iii) Cornerstone and the Cornerstone Subsidiaries have been duly issued and maintain all permits, licenses, certificates and approvals required under any Environmental Law (collectively, the "Environmental Permits") necessary to operate their businesses as currently operated except where the failure to obtain and maintain such

Environmental Permits would not, individually or in the aggregate, reasonably be expected to have a Cornerstone Material Adverse Effect. Cornerstone and the Cornerstone Subsidiaries have timely filed applications for all Environmental Permits except where the failure to so timely file such applications would not, individually or in the aggregate, reasonably be expected to have a Cornerstone Material Adverse Effect. All of the Environmental Permits maintained by Cornerstone and the Cornerstone Subsidiaries are listed on Schedule 2.10.

                        (iv) Cornerstone and the Cornerstone Subsidiaries have not arranged, by contract, agreement, or otherwise, for the transportation, disposal or treatment of Hazardous Materials at any location such that they are or could be liable for Environmental Mitigation of such location pursuant to Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Cornerstone Material Adverse Effect.

                        (v) There are no facts, circumstances or conditions existing, initiated or occurring prior to the Effective Time, which will result in liability under Environmental Laws to Cornerstone or the Cornerstone Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Cornerstone Material Adverse Effect.

                        (vi) Except as set forth on Schedule 2.10 to the Cornerstone Disclosure Letter, neither Cornerstone, nor any Cornerstone Subsidiary has installed any underground storage tanks or associated piping used currently or in the past for the management of Hazardous Materials on any real property owned, operated or leased by Cornerstone or any Cornerstone Subsidiaries, and to the Knowledge of Cornerstone, no such underground storage tanks are located on any real property owned, operated or leased by Cornerstone or any Cornerstone Subsidiary. Except as set forth on Schedule 2.10 to the Cornerstone Disclosure Letter, to the Knowledge of Cornerstone, neither Cornerstone, nor any Cornerstone Subsidiary is using or has used any real property owned, operated or leased by Cornerstone or any Cornerstone Subsidiary as a dump or landfill nor does any real property owned, operated or leased by Cornerstone or any Cornerstone Subsidiary consist of or contain filled in land, wetlands, asbestos-containing materials, PCBs or toxic mold.

                  (c) Cornerstone has previously delivered or made available to Colonial complete copies of all material information, documents and reports, including, without limitation, environmental investigations and testing or analysis, which relate to compliance with Environmental Laws by Cornerstone and the Cornerstone Subsidiaries or to the past or current environmental condition of any of the real property owned, operated or leased by Cornerstone or any Cornerstone Subsidiary or Former Cornerstone Properties that are in the possession or control of any of Cornerstone and the Cornerstone Subsidiaries.

            2.11 Related Party Transactions. Set forth in Schedule 2.11 to the Cornerstone Disclosure Letter or in the Cornerstone SEC Documents is a list of all arrangements, agreements and contracts entered into by Cornerstone or any Cornerstone Subsidiary which are in effect and which are with (a) any investment banker or financial advisor or (b) any Person who is an officer, director or Affiliate (as defined herein) of Cornerstone or any Cornerstone Subsidiary, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate and, in the case of arrangements, agreement and contracts referred to in this clause
(b), are required to be described in Item 404 of Regulation S-K under the Securities Act. Such documents, copies of all of which have previously been delivered or made available to Colonial, are listed in Schedule 2.11 to the Cornerstone Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

            2.12 Employee Benefits. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, fringe benefit, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in
Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Cornerstone or any entity that, together with Cornerstone, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed on Schedule 2.12 to the Cornerstone Disclosure Letter. Except as disclosed in Schedule 2.12 to the Cornerstone Disclosure Letter, with respect to the Employee Plans:

                  (a) No Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

                  (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA, the Code and any other applicable law governing such Employee Plan, and, to the Knowledge of Cornerstone, each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such plan meets the requirements of Section 401(a) of the Code and, to the Knowledge of Cornerstone, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Section 401(a) and Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Entity have been filed, are pending or, to the Knowledge of Cornerstone, threatened with respect to any Employee Plan and, to the Knowledge of Cornerstone, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan:

                        (i) all Controlled Group Members have complied in all
            material respects with the applicable reporting and disclosure requirements of ERISA, the Code, or both, with respect to each Employee Plan and no Controlled Group Member has incurred any material liability in connection with such reporting or disclosure;

                        (ii) all contributions and payments with respect to
            Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code; and

                        (iii) with respect to each such Employee Plan, to the
            extent applicable, Cornerstone has delivered to or has made available to Colonial true and complete copies of (A) current plan documents and any amendments thereto, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent summary plan description and the subsequent summaries of material modifications, (C) all rulings, opinions or advice issued by the U.S. Department of Labor, the IRS or the Pension Benefit Guaranty Corporation, (D) the most recent determination letter, if any, received from the IRS, (E) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (F) all related trust agreements, insurance contracts or other funding agreements that implement each such Employee Plan.

                  (c) With respect to each Employee Plan, to the Knowledge of Cornerstone, there has not occurred, and no Person is contractually bound to enter into, (i) any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA or (ii) any breach of responsibilities or obligations imposed upon fiduciaries under Title I of ERISA and which in the case of either (i) or (ii) could subject Cornerstone or any Controlled Group Member to material liability.

                  (d) No Controlled Group Member has ever maintained or participated in been otherwise obligated to contribute to (i) any Employee Plan subject to Code Section 412 or Title IV of ERISA or (ii) any "multiemployer plan", as such term is defined in ERISA Section 3(37). No Employee Plan subject to Code Section 412 or Title IV of ERISA has been terminated.

                  (e) With respect to each Pension Plan maintained by any Controlled Group Member, such plan provides the plan sponsor the authority to amend or terminate the Plan at any time, subject to applicable requirements of ERISA and the Code.

                  (f) No Employee Plan is (i) an "employee stock ownership plan", as defined by Code Section 4975(e)(7), or otherwise invests in employer securities, as defined by Code Section 409(l) or (ii) a "voluntary employees' beneficiary association", as defined by Code Section 501(c)(9).

                  (g) Except as set forth on Schedule 2.12(g) to the Cornerstone Disclosure Letter, the consummation of the transaction contemplated by this Agreement will not (i) result in any material payment becoming due pursuant to an Employee Plan to any current or former employee or other service provider of any Controlled Group Member or (ii) accelerate the vesting or timing of the payment of material benefits or compensation payable pursuant to any Employee Plan to any current or former employee or other service provider of any Controlled Group Member.

                  (h) Except as set forth on Schedule 2.12(h) to the Cornerstone Disclosure Letter, no amount required to be paid or payable to or with respect to any employee or other service provider of any Controlled Group Member in connection with the transaction contemplated by this Agreement will be an "excess parachute payment" as defined by Code Section 280G.

            2.13 Employee Policies. The employee handbooks of Cornerstone and the Cornerstone Subsidiaries currently in effect have been delivered to Colonial and fairly and accurately summarize in all material respects the employee policies, vacation policies and payroll policies.

            2.14 Taxes.

                  (a) Each of Cornerstone and the Cornerstone Subsidiaries (i) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects, (ii) has paid (or Cornerstone has paid on its behalf) all Taxes (as defined herein) shown on such returns and reports as required to be paid by it, and (iii) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3121, 3402 and 3406 of the Code) and has,
within the time period prescribed by law, withheld and paid over to the proper governmental entities all amounts required to be so withheld and paid over under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns and reports or failure to pay such Taxes or failure to comply with such withholding requirements would not reasonably be expected to have a Cornerstone Material Adverse Effect. The most recent audited financial statements contained in the Cornerstone SEC Documents reflect an adequate reserve for all material Taxes payable by Cornerstone and the Cornerstone Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Cornerstone Financial Statement Date, Cornerstone has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Cornerstone nor any Cornerstone Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon Cornerstone or any Cornerstone Subsidiary. Neither Cornerstone nor any Cornerstone Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal income Taxes, and to Cornerstone's Knowledge, no audit, examination or other proceeding in respect of federal income Taxes involving Cornerstone or any Cornerstone Subsidiary is being considered by any Tax authority. To the Knowledge of Cornerstone, no deficiencies for any Taxes have been proposed, asserted or assessed against Cornerstone or any Cornerstone Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all taxes, charges, fees, levies and other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding (including, without limitation, dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the
Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

                  (b) Cornerstone (i) for all taxable years for which the Internal Revenue Service could assert a tax liability, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of
Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years, (ii) has operated since December 31, 2003 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending on the earlier of December 31, 2004 or the Closing Date and, if later, for the taxable year of Cornerstone ending on the Closing Date, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Cornerstone's Knowledge, no such challenge is pending or threatened. Except as set forth on Schedule 2.14(b), each Cornerstone Subsidiary which is a partnership, joint venture or limited liability company has been since the later of its formation or the acquisition by Cornerstone of a direct or indirect interest therein, and continues to be treated for federal income tax purposes as a partnership or as an entity that is disregarded for federal income tax purposes and not as a corporation or an association taxable as a corporation. In addition, each Cornerstone Subsidiary which is a partnership, joint venture or limited liability company has not since the later of its formation or the acquisition by Cornerstone of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Cornerstone to violate Section 856(c)(4) of the Code. Cornerstone Partnership is not a publicly traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. For all taxable years for which the Internal Revenue Service either could assert a Tax liability or could assert that Cornerstone failed to qualify as a REIT, each Cornerstone Subsidiary which is a corporation (for federal income tax purposes) has been either, at all times during which Cornerstone has owned an interest in such corporation representing more than 10% of the value of the outstanding securities of such corporation or more than 10% of the outstanding voting securities of such corporation, a qualified REIT subsidiary under Section 856(i) of the Code, a taxable REIT subsidiary of Cornerstone under Section 856(l) of the Code, or a corporation which qualifies under the transitional rules set forth in Section 546(b) of the Tax Relief Extension Act of 1999. Each Cornerstone Subsidiary that is a "qualified REIT subsidiary" under Section 856(i) of the Code is set forth on Schedule 5.13 to the Cornerstone Disclosure Letter. Neither Cornerstone nor any Cornerstone Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19, Temporary Treas. Reg.
Section 1.337(d)-5T, Treas. Reg. Section 1.337(d)-5, Treas. Reg. Section 1.337(d)-6 or the application of Treas. Reg. Section 1.337(d)-7 except as set forth on Schedule 2.14(b).

                  (c) To Cornerstone's knowledge, as of the date hereof, Cornerstone is a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code.

            2.15 No Payments to Employees, Officers or Directors. Schedule 2.15 to the Cornerstone Disclosure Letter contains a true and complete list of all arrangements, agreements or plans pursuant to which cash and non-cash payments which will become payable (and the maximum aggregate amount which may be payable thereunder) to each employee, officer or director of Cornerstone or any Cornerstone Subsidiary as a result of the Merger or a termination of service subsequent to the consummation of the Merger. Except as described in Schedule
2.15 to the Cornerstone Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligations or lapse of vesting requirements or other restrictions to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement or as a result of a termination of service subsequent to the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of Cornerstone or any Cornerstone Subsidiary. Except as set forth on Schedule 2.15 to the Cornerstone Disclosure Letter, there is no agreement or arrangement with any employee, officer or other service provider under which Cornerstone or any Cornerstone Subsidiary has agreed to pay any tax that might be owed under
Section 4999 of the Code with respect to payments to such individuals.

            2.16 Broker; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Wachovia Securities, the fees and expenses of which are described in the engagement letter dated June 16, 2004, between Wachovia Securities and Cornerstone, a true, correct and complete copy of which has previously been given to Colonial, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Cornerstone or any Cornerstone Subsidiary.

            2.17 Compliance with Laws. Neither Cornerstone nor any Cornerstone Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not reasonably be expected to have a Cornerstone Material Adverse Effect.

            2.18 Contracts; Debt Instruments.

                  (a) Neither Cornerstone nor any Cornerstone Subsidiary has received a written notice that it is in violation of or in default under (nor to the Knowledge of Cornerstone does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of Cornerstone does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not reasonably be expected to have a Cornerstone Material Adverse Effect.

                  (b) Schedule 2.18(b) to the Cornerstone Disclosure Letter sets forth a list of each material loan or credit agreement, note, bond, mortgage, indenture and any other agreement or instrument pursuant to which any Indebtedness (as defined herein) in excess of $1,000,000 of Cornerstone or any Cornerstone Subsidiary, other than Indebtedness payable to Cornerstone or a Cornerstone Subsidiary, is outstanding or may be incurred. For purposes of this
Section 2.18, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such indebtedness of any other Person.

                  (c) To the extent not set forth in response to the requirements of Section 2.18(b), Schedule 2.18(c) to the Cornerstone Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Cornerstone or any Cornerstone Subsidiary is a party or an obligor with respect thereto and which has a notional amount in excess of $1,000,000.

                  (d) [Intentionally omitted.]

                  (e) Except as set forth on Schedule 2.18(e) of the Cornerstone Disclosure Letter, neither Cornerstone nor any Cornerstone Subsidiary is a party to any agreement relating to the management of any Cornerstone Property by any Person other than Cornerstone or a Cornerstone Subsidiary.

                  (f) Except as set forth on Schedule 2.18(f) to the Cornerstone Disclosure Letter, neither Cornerstone nor any Cornerstone Subsidiary is a party to any agreement pursuant to which Cornerstone or any Cornerstone Subsidiary manages or provides services with respect to any real properties other than Cornerstone Properties.

                  (g) Cornerstone has delivered to Colonial prior to the date of this Agreement a true and complete capital budget for the year 2004 relating to budgeted capital improvements and development. Schedule 2.18(g) to the Cornerstone Disclosure Letter lists all material agreements entered into by Cornerstone or any of the Cornerstone Subsidiaries relating to the development or construction of, or additions or expansions to, any Cornerstone Properties (or any properties with respect to which Cornerstone or any Cornerstone Subsidiary has executed as of the date of this Agreement a purchase agreement or other similar agreement) which are currently in effect and under which Cornerstone or any of the Cornerstone Subsidiaries currently has, or expects to incur, an obligation in excess of $250,000 per agreement. True, correct and complete copies of such agreements have previously been delivered or made available to Colonial.

                  (h) Schedule 2.18(h) to the Cornerstone Disclosure Letter lists all agreements entered into by Cornerstone or any Cornerstone Subsidiary providing for the sale of, or option to sell, any Cornerstone Properties or the purchase of, or option to purchase, by Cornerstone or any Cornerstone Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof.

                  (i) Except as set forth in Schedule 2.18(i) to the Cornerstone Disclosure Letter, neither Cornerstone nor any Cornerstone Subsidiary has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly by Cornerstone, or any Cornerstone Subsidiary or
(B) to pay any additional purchase price for any of the Cornerstone Properties.

                  (j) Except as set forth in Schedule 2.18(j) to the Cornerstone Disclosure Letter, neither Cornerstone nor any Cornerstone Subsidiary has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written, entered into between (x) either Cornerstone or a Cornerstone Subsidiary and (y) a Person other than Cornerstone or a Cornerstone Subsidiary and (A) that has as one of its purposes to permit a Person to take the position that such Person could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Cornerstone Partnership or any other Cornerstone Subsidiary that is treated as a partnership for federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of Cornerstone or any Cornerstone Subsidiary, (ii) requires that Cornerstone or any Cornerstone Subsidiary maintain, put in place, or replace, indebtedness, whether or not secured by one or more of the Cornerstone Properties, or (iii) requires that Cornerstone or any Cornerstone Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a "deficit restoration obligation," guarantee (including, without limitation, a "bottom" guarantee), indemnification agreement or other similar arrangement), the risk of loss for federal income tax purposes for indebtedness or other liabilities of Cornerstone or any Cornerstone Subsidiary, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of Cornerstone or a Cornerstone Subsidiary, or (C) that requires a particular method for allocating one or more liabilities of Cornerstone or any Cornerstone Subsidiary under
Section 752 of the Code. Neither

Cornerstone nor any Cornerstone Subsidiary is in violation of or in default under any Tax Protection Agreement (or similar agreement concerning action that would affect the tax liability of any person) that it is or has been a party to, and neither Cornerstone nor any Cornerstone Subsidiary has any outstanding tax liability to any person under any such agreement.

                  (k) Except as set forth in Schedule 2.18(k) to the Cornerstone Disclosure Letter and for the Confidentiality Agreement, dated July 15, 2004 between Cornerstone and Colonial (the "Confidentiality Agreement"), neither Cornerstone nor any Cornerstone Subsidiary is a party to any (A) standstill, lock-up, financial advisory or voting agreement or (B) confidentiality agreement related to any of the types of transactions described in clauses (A), (B) or (C) of Section 4.3(a)(i) (but substituting 50% for each instance where 10% appears).

                  (l) Cornerstone does not have any shareholder rights plan or similar arrangement in effect.

            2.19 Opinion of Financial Advisor. Cornerstone has received the opinion of Wachovia Securities, Cornerstone's financial advisor, to the effect that, as of the date thereof, the aggregate Merger Consideration to be received by the holders of Cornerstone Common Shares pursuant to the Merger is fair to such holders from a financial point of view. Within 15 days after the date hereof, Cornerstone will have received the written opinion of Wachovia Securities to such effect.

            2.20 State Takeover Statutes. Cornerstone has taken all action necessary to exempt the transactions contemplated by this Agreement between Colonial and Cornerstone and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the laws of the state or federal laws of the United States or similar statute or regulation (a "Takeover Statute").

            2.21 Investment Company Act of 1940. Neither Cornerstone nor any Cornerstone Subsidiary is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

            2.22 Definition of "Knowledge of Cornerstone". As used in this Agreement, the phrase "Knowledge of Cornerstone" (or words of similar import) means the actual knowledge of those individuals identified in Schedule 2.22 to the Cornerstone Disclosure Letter.

            2.23 Required Shareholder Approval. Assuming the redemption of the Cornerstone Series A Preferred Shares as provided for in Section 5.15, the affirmative vote of the holders of at least two-thirds of the outstanding Cornerstone Common Shares is the only vote or approval of the holders of any class or series of Cornerstone capital shares necessary or required under applicable law to approve the Merger and this Agreement.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF COLONIAL
                             AND COLONIAL MERGER SUB

            Except as specifically set forth in the disclosure letter to this Agreement delivered to Cornerstone prior to the execution hereof (the "Colonial Disclosure Letter") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure in respect of the particular section is sufficient on its face without further inquiry reasonably to inform the other parties to this Agreement of the information required to be disclosed in respect of the other sections to avoid a breach under the representation and warranty or covenant corresponding to such other sections), Colonial and Colonial Merger Sub represent and warrant to Cornerstone as follows:

            3.1 Organization, Standing and Power of Colonial. Colonial is a real estate investment trust duly organized, validly existing and in good standing under the laws of Alabama. Colonial has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. The Colonial Declaration of Trust is in effect, and no dissolution, revocation or forfeiture proceedings regarding Colonial have been commenced. Colonial is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Colonial Material Adverse Effect (as defined herein). As used in this Agreement, a "Colonial Material Adverse Effect" means any circumstance, event, occurrence, change or effect that is materially adverse to the business, properties, assets (tangible or intangible), financial condition or results of operations of Colonial, Colonial Partnership and the Subsidiaries of Colonial (collectively, "Colonial Subsidiaries"), taken as a whole, other than effects, events or changes arising out of or resulting from (a) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, regulatory, political, economic or business conditions or changes in GAAP (as defined herein) that, in each case, generally affect the real estate industry and that do not affect Colonial, Colonial Partnership or the Colonial Subsidiaries materially disproportionately relative to other participants in the real estate industry or (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement. Colonial has delivered to Cornerstone complete and correct copies of the Colonial Declaration of Trust and the Bylaws of Colonial (the "Colonial Bylaws"), as amended or supplemented to the date of this Agreement.

            3.2 Colonial Subsidiaries.

                  (a) Schedule 3.2(a) to the Colonial Disclosure Letter sets forth (i) each Colonial Subsidiary and each other Person in which Colonial owns, directly or indirectly through a Colonial Subsidiary, 10% or more of the capital stock, voting securities or other equity interests, (ii) the ownership interest therein of Colonial, (iii) if not directly or indirectly wholly owned by Colonial, the identity and ownership interest of each of the other owners of each Colonial Subsidiary, (iv) each property owned by such Colonial Subsidiary or such other Person and each other asset material to such Colonial Subsidiary or such other Person, and (v) if not wholly owned by such Colonial Subsidiary or such other Person, the identity and ownership interest of each of the other owners of such property.

                  (b) Except as set forth in Schedule 3.2(b) to the Colonial Disclosure Letter, (i) all the outstanding shares of capital stock of each Colonial Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive or similar rights and (B) in the case of capital stock owned by Colonial or a Colonial Subsidiary, owned free and clear of all Liens and (ii) all equity interests in each Colonial Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Colonial or a Colonial Subsidiary are owned free and clear of all Liens. Each Colonial Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted, and each Colonial Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each Colonial Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Colonial Material Adverse Effect. Complete and correct copies of the Articles of Incorporation, Bylaws, organization documents and partnership, joint venture and operating agreements of each Colonial Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Cornerstone. No effective amendment has been made to the Colonial Partnership Agreement since February 18, 2004 (except to provide for redemptions of Colonial OP Units in the ordinary course of business).

            3.3 Capital Structure.

                  (a) The authorized shares of beneficial interest of Colonial on the date hereof consist of 75,000,000 shares of beneficial interest, of which 65,000,000 are classified as common shares of beneficial interest, par value $0.01 per share (previously defined herein as "Colonial Common Shares"), and 10,000,000 are classified as preferred shares of beneficial interest, par value $0.01 per share (the "Colonial Preferred Shares"). 2,000,000 of the Colonial Preferred Shares have been designated as 7.25% Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest, par value $0.01 per share ("Colonial Series B Preferred Shares"), 2,000,000 of the Colonial Preferred Shares have been designated as 9.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share

("Colonial Series C Preferred Shares"), 500,000 of the Colonial Preferred Shares have been designated as 8 1/8% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share ("Colonial Series D Preferred Shares"), 70,000 of the Colonial Preferred Shares have been designated as 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (previously defined herein as "Colonial Series E Preferred Shares") and 6,500 of the Colonial Preferred Shares have been designated as Series 1998 Junior Participating Preferred Shares of Beneficial Interest (the "Colonial Series 1998 Preferred Shares"). 27,388,192 Colonial Common Shares are issued and outstanding on the date of this Agreement (such amount does not include 5,623,150 Colonial Common Shares held as treasury shares). No Colonial Series B Preferred Shares are issued and outstanding on the date of this Agreement. 2,000,000 Colonial Series C Preferred Shares and 500,000 Colonial Series D Preferred Shares are issued and outstanding on the date of this Agreement. No Colonial Series E Preferred Shares are issued and outstanding on the date of this Agreement. No Colonial Series 1998 Preferred Shares are issued and outstanding on the date of this Agreement. No other Colonial Preferred Shares are issued and outstanding on the date of this Agreement.

                  (b) Set forth in Schedule 3.3(b) to the Colonial Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase Colonial's shares of beneficial interest granted under either Colonial's Second Amended and Restated Employee Share Option and Restricted Share Plan, as amended, Colonial's Non-Employee Trustee Share Option Plan, as amended, or any other formal or informal arrangement (collectively, the "Colonial Options"); and (ii) except for the Colonial OP Units, the Colonial Series B OP Units (as defined herein) and the Colonial Series 1998 Preferred Shares, all other warrants or other rights to acquire Colonial's shares of beneficial interest, all share appreciation rights, all restricted shares, phantom shares, dividend equivalents, performance units and performance shares which are outstanding on the date of this Agreement. Schedule 3.3(b) to the Colonial Disclosure Letter sets forth the Colonial Options granted to Colonial's Chief Executive Officer and four other most highly compensated officers, the date of each grant, the status of each Colonial Option as qualified or nonqualified under Section 422 of the Code, the number of Colonial Common Shares subject to each Colonial Option, the number and type of Colonial Common Shares or other shares subject to Colonial Options that are currently exercisable, the exercise price per share, and the number and type of such shares subject to share appreciation rights. On the date of this Agreement, except as set forth in this Section 3.3 or in Schedule 3.3(b) or 3.3(d) to the Colonial Disclosure Letter, no shares of beneficial interest of Colonial were outstanding or reserved for issuance (except for (x) Colonial Common Shares reserved for issuance upon redemption of Colonial OP Units and exercise of Colonial Options,
(y) Colonial Series B Preferred Shares reserved for issuance upon redemption of Colonial Series B Preferred OP Units and (z) Colonial Series 1998 Preferred Shares issuable upon the exercise of Colonial Rights).

                  (c) All outstanding shares of beneficial interest of Colonial are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Colonial Declaration of Trust or Colonial Bylaws, or any contract or instrument to which Colonial is a party or by which it is bound. There are no bonds, debentures, notes or other indebtedness of Colonial having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which shareholders of Colonial may vote.

                  (d) Except (i) as set forth in this Section 3.3 or in Schedule 3.3(b) or 3.3(d) to the Colonial Disclosure Letter, (ii) Colonial OP Units and Colonial Series B Preferred OP Units, which may be redeemed for Colonial Common Shares and Colonial Series B Preferred Shares, respectively, and (iii) Colonial Rights which may be exercised for Series 1998 Preferred Shares or Colonial Common Shares pursuant to the Rights Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Colonial or any Colonial Subsidiary is a party or by which such entity is bound, obligating Colonial or any Colonial Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of Colonial or any Colonial Subsidiary or obligating Colonial or any Colonial Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Colonial or a Colonial Subsidiary).

                  (e) As of the date of this Agreement, 37,714,052 Class A Units (as defined in the Colonial Partnership Agreement) ("Colonial OP Units"), 2,000,000 7.25% Series B Cumulative Redeemable Preferred Units ("Colonial Series B Preferred OP Units"), 2,000,000 9.25% Series C Cumulative Redeemable Preferred Units ("Colonial Series C Preferred OP Units"), 500,000 8 1/8% Series D Cumulative Redeemable Preferred Units ("Colonial Series D Preferred OP Units" and, together with the Colonial Series B Preferred OP Units, the Colonial Series C Preferred OP Units, the Colonial Series E Preferred OP Units and the Colonial Series F Preferred OP Units, the "Colonial Preferred OP Units"), no Colonial Series E Preferred OP Units and no Colonial Series F Preferred Units are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or similar rights under law or the Colonial Partnership Agreement, or any contract or instrument to which Colonial or Colonial Partnership is a party or by which either is bound. Except as provided in the Colonial Partnership Agreement, the Colonial OP Units are not subject to any restrictions. Except as set forth in Schedule 3.3(e) to the Colonial Disclosure Letter, Colonial Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any agreements or understandings with respect to, interests in Colonial Partnership, whether issued or unissued, or securities convertible into or exchangeable or exercisable for interests in Colonial Partnership.

                  (f) All dividends on Colonial Common Shares and Colonial Preferred Shares and all distributions on Colonial OP Units and Colonial Preferred OP Units, which have been declared prior to the date of this Agreement, have been paid in full, except as set forth in Schedule 3.3(f).

                  (g) The Colonial Common Shares to be issued by Colonial, and the Colonial OP Units to be issued by the Colonial Partnership, pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

            3.4 Other Interests. Except for interests in the Colonial Subsidiaries and the other entities as set forth in Schedule 3.2(a) or Schedule
3.4 to the Colonial Disclosure Letter (the "Colonial Other Interests"), neither Colonial nor any Colonial Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, limited liability company, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities). With respect to the Colonial Other Interests, Colonial or the applicable Colonial Subsidiary is a partner, member or shareholder in good standing, and owns such interests free and clear of all Liens. None of Colonial nor any Colonial Subsidiary is in material breach of any agreement, document or contract which is of a material nature governing its rights in or to the Colonial Other Interests, all of which agreements, documents and contracts are (a) listed in Schedule 3.4 to the Colonial Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Colonial (as defined herein), the other parties to any such agreement, document or contract which is of a material nature are not in breach of any of their respective obligations under such agreements, documents or contracts.

            3.5 Authority; Noncontravention; Consents.

                  (a) Colonial has the requisite power and authority to enter into this Agreement and, subject to the requisite Colonial shareholder approval of the issuance of Colonial Common Shares contemplated by the Merger under the listing standards of the NYSE (the "Colonial Shareholder Approval" and, together with the Cornerstone Shareholder Approval, the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which Colonial is a party. The execution and delivery of this Agreement by Colonial and the consummation by Colonial of the transactions contemplated by this Agreement to which Colonial is a party have been duly authorized by all necessary action on the part of Colonial, except for and subject to the Colonial Shareholder Approval. This Agreement has been duly executed and delivered by Colonial and constitutes a valid and binding obligation of Colonial, enforceable against Colonial in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  (b) Colonial Merger Sub has the requisite corporate or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which Colonial Merger Sub is a party. The execution and delivery of this Agreement by Colonial Merger Sub and the consummation by Colonial Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Colonial Merger Sub. This Agreement has been duly executed and delivered by Colonial Merger Sub and constitutes a valid and binding obligation of Colonial Merger Sub, enforceable against Colonial Merger Sub in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  (c) Except as set forth in Schedule 3.5(c)(1) to the Colonial Disclosure Letter, the execution and delivery of this Agreement by Colonial and Colonial Merger Sub do not, and, subject to receipt of the Colonial Shareholder Approval, the consummation of the transactions contemplated by this Agreement to which Colonial or Colonial Merger Sub is a party and compliance by Colonial or Colonial Merger Sub with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Colonial or any Colonial Subsidiary under, (i) the Colonial Declaration of Trust or the Colonial Bylaws or the comparable charter or organizational documents or partnership, operating or similar agreement (as the case may be) of any Colonial Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, merger or other acquisition agreement, shareholder rights plan, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Colonial or any Colonial Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Colonial or any Colonial Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to
(x) have a Colonial Material Adverse Effect or (y) prevent or materially impair the ability of Colonial or Colonial Merger Sub to perform any of its obligations hereunder or prevent or materially threaten or impede the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Colonial or any Colonial Subsidiary in connection with the execution and delivery of this Agreement by Colonial and Colonial Merger Sub or the consummation by Colonial and Colonial Merger Sub of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Form S-4 (as defined herein) and (y) such reports and filings under the Securities Act and the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Delaware Certificate of Merger with the Delaware Secretary, (iii) the filing of the Virginia Articles of Merger with the Virginia Commission, (iv) such filings as may be required in connection with the payment of any transfer and gains taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5(c)(2) to the Colonial Disclosure Letter or (B) as may be required under (w) the HSR Act, (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states, to the extent applicable, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Colonial from performing its obligations under this Agreement in any material respect or reasonably be expected to have, individually or in the aggregate, a Colonial Material Adverse Effect.

            3.6 SEC Documents; Financial Statements; Undisclosed Liabilities. Colonial and Colonial Partnership have furnished or filed all reports, schedules, forms, statements and other documents required to be furnished or filed with the SEC since December 31, 1997 through the date of this Agreement (the "Colonial SEC Documents"). All of the Colonial SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Colonial

SEC Documents. None of the Colonial SEC Documents at the time of filing contained, nor will any report, schedule, form, statement or other document filed by Colonial or Colonial Partnership after the date hereof and prior to the Effective Time contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Colonial and Colonial Partnership included in the Colonial SEC Documents complied, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in all material respects in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Colonial and its Subsidiaries, as applicable, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act). Except for liabilities and obligations set forth in the Colonial SEC Documents or in Schedule 3.6 to the Colonial Disclosure Letter, neither Colonial nor any Colonial Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Colonial or Colonial Partnership or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a Colonial Material Adverse Effect.

            3.7 Absence of Certain Changes or Events. Except as disclosed in the Colonial SEC Documents or in Schedule 3.7 to the Colonial Disclosure Letter, since December 31, 2003 (the "Colonial Financial Statement Date"), Colonial and its Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any circumstance, event, occurrence, change or effect that has had a Colonial Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that with the passage of time would reasonably be expected to result in a Colonial Material Adverse Effect, (b) except for regular quarterly distributions not in excess of $0.675 per Colonial Common Share or Colonial OP Unit (subject to changes pursuant to Section 5.10 and to any Corresponding Colonial Dividends and Distributions paid pursuant to Section 1.13(d)(ii)), or the stated distribution rate for each Colonial Preferred Share or Colonial Preferred OP Unit (or, in each case, with respect to the period commencing on the date hereof and ending on the Closing Date, distributions as necessary to maintain REIT status), in each case with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to Colonial Common Shares, Colonial OP Units, Colonial Preferred Shares or Colonial Preferred OP Units, (c) any split, combination or reclassification of, or any issuance or the authorization of , or any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of Colonial or partnership interests in Colonial Partnership or any issuance of an ownership interest in, any Colonial Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Colonial Material Adverse Effect or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by Colonial or any of its Subsidiaries or Colonial Partnership or any of its Subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Colonial SEC Documents or required by a change in GAAP.

            3.8 Litigation. Except as disclosed in Schedule 3.8 to the Colonial Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Colonial and the Colonial Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of Colonial or a Colonial Subsidiary) or, to the Knowledge of Colonial, threatened in writing against or affecting Colonial or any Colonial Subsidiary that, individually or in the aggregate, would reasonably be expected to (i) have a Colonial Material Adverse Effect or (ii) prevent or materially impair the ability of Colonial to perform any of its obligations hereunder or prevent or materially threaten or impair the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Colonial or any Colonial Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

            3.9 Properties.

                  (a) Except as set forth in Schedule 3.9(a) to the Colonial Disclosure Letter, Colonial or one of the Colonial Subsidiaries owns fee simple title to each of the real properties listed in the Colonial SEC Filings as owned by it (the "Colonial Properties"), except where the failure to own such title would not have a Colonial Material Adverse Effect.

                  (b) Except as disclosed in the Colonial SEC Documents, the Colonial Properties are not subject to any Encumbrances or Property Restrictions which reasonably could be expected to cause a Colonial Material Adverse Effect.

                  (c) Valid policies of title insurance have been issued insuring Colonial's or the applicable Colonial Subsidiary's fee simple title or leasehold estate, as the case may be, to the Colonial Properties in amounts which are at least equal to the purchase price thereof paid by Colonial or the applicable Colonial Subsidiaries therefor at the time of acquisition, except where the failure to obtain such title insurance would not reasonably be expected to have a Colonial Material Adverse Effect.

                  (d) Colonial has no Knowledge (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over any of the Colonial Properties where such failure would reasonably be expected to have a Colonial Material Adverse Effect or of any pending threat of modification or cancellation of any of the same which would reasonably be expected to have a Colonial Material Adverse Effect, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the Colonial Properties issued by any governmental authorities which would reasonably be expected to have a Colonial Material Adverse Effect or
(iii) of any structural defects relating to Colonial Properties, Colonial Properties whose building systems are not in working order, physical damage to any Colonial Property for which there is not insurance in effect covering the cost of the restoration and the lost revenue (subject to a reasonable deduction or retention limit), except such structural defects, building systems not in working order and physical damage, which, in the aggregate, would not reasonably be expected to have a Colonial Material Adverse Effect.

                  (e) Except as set forth on Schedule 3.9(e) to the Colonial Disclosure Letter, neither Colonial nor any of the Colonial Subsidiaries has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Colonial Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Colonial Properties or by the continued maintenance, operation or use of the parking areas, other than such notices which, in the aggregate, would not reasonably be expected to have a Colonial Material Adverse Effect.

                  (f) To the Knowledge of Colonial, all work to be performed, payments to be made and actions to be taken by Colonial or the Colonial Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any Colonial Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation), has been performed, paid or taken, as the case may be, and Colonial has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, in each case except where the failure to do so would, in the aggregate, not reasonably be expected to have a Colonial Material Adverse Effect.

            3.10 Environmental Matters. Except as disclosed in Schedule 3.10 to the Colonial Disclosure Letter:

                  (a) There have been no Releases of Hazardous Materials (and, to the Knowledge of Colonial, there has been no presence of Hazardous Materials) at, on, under or from (i) any real property owned, operated or leased by Colonial or any Colonial Subsidiary, or (ii) any real property formerly owned, operated or leased by Colonial or any Colonial Subsidiary (the "Former Colonial Properties") during the period of such ownership, operation or tenancy which would, individually or in the aggregate, reasonably be expected to have a Colonial Material Adverse Effect.

                  (b) Colonial and the Colonial Subsidiaries have not failed to comply with any Environmental Laws, and neither Colonial nor any of the Colonial Subsidiaries has any liability under the Environmental Laws, except to the extent such failure to comply or any such liability, individually or in the aggregate, would not reasonably be expected to have a Colonial Material Adverse Effect.

                  (c) Colonial and the Colonial Subsidiaries have been duly issued, and maintain all Environmental Permits except where the failure to obtain and maintain such

Environmental Permits would not, individually or in the aggregate, reasonably be expected to have a Colonial Material Adverse Effect. Colonial and the Colonial Subsidiaries have timely filed applications for all Environmental Permits.

                  (d) Colonial and the Colonial Subsidiaries have not arranged, by contract, agreement, or otherwise, for the transportation, disposal or treatment of Hazardous Materials at any location such that they are or could be liable for Environmental Mitigation of such location pursuant to Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Colonial Material Adverse Effect.

                  (e) There are no facts, circumstances or conditions existing, initiated or occurring prior to the Effective Time, which will result in liability under Environmental Laws to Colonial or the Colonial Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Colonial Material Adverse Effect.

            3.11 Employee Benefits. As used herein, the term "Colonial Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, fringe benefit, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of ERISA ("Colonial Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Colonial Welfare Plan"), whether any of the foregoing is funded, insured or self-funded, written or oral,
(i) sponsored or maintained by Colonial or any entity that, together with Colonial, is required to be treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code (each, a "Colonial Controlled Group Member") and covering any Colonial Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Colonial Controlled Group Member is a party or by which any Colonial Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Colonial Controlled Group Member may otherwise have any material liability (whether or not such Colonial Controlled Group Member still maintains such Colonial Employee Plan). Each Colonial Employee Plan is listed on Schedule
3.11 to the Colonial Disclosure Letter. Except as disclosed in Schedule 3.11 to the Colonial Disclosure Letter, with respect to the Colonial Employee Plans:

                  (a) No Colonial Controlled Group Member has any continuing liability under any Colonial Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by Section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

                  (b) Each Colonial Employee Plan complies in all material respects with the applicable requirements of ERISA, the Code and any other applicable law governing such Colonial Employee Plan, and, to the Knowledge of Colonial, each Colonial Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Colonial Pension Plan which is intended to be qualified is qualified under
Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and, to the Knowledge of Colonial, no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Section 401(a) and Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any Person or Governmental Entity have been filed, are pending or, to the Knowledge of Colonial, threatened with respect to any Colonial Employee Plan and, to the Knowledge of Colonial, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Colonial Employee Plan. Without limiting the foregoing, the following are true with respect to each Colonial Employee Plan:

                        (i) all Colonial Controlled Group Members have complied
            in all material respects with the applicable reporting and disclosure requirements of ERISA, the Code, or both, with respect to each Colonial Employee Plan and no Colonial Controlled Group Member has incurred any material liability in connection with such reporting or disclosure;

                        (ii) all contributions and payments with respect to
            Colonial Employee Plans that are required to be made by a Colonial Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code; and

                        (iii) with respect to each such Colonial Employee Plan,
            to the extent applicable, Colonial has delivered to or has made available to Cornerstone true and complete copies of (A) current plan documents and any amendments thereto, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent summary plan description and the subsequent summaries of material modifications, (C) all rulings, opinions or advice issued by the U.S. Department of Labor, the IRS or the Pension Benefit Guaranty Corporation, (D) the most recent determination letter, if any, received from the IRS, (E) the three most recent Form 5500 Annual Reports (and all schedules and reports relating thereto) and actuarial reports and (F) all related trust agreements, insurance contracts or other funding agreements that implement each such Colonial Employee Plan.

                  (c) With respect to each Colonial Employee Plan, to the Knowledge of Colonial, there has not occurred, and no Person is contractually bound to enter into, (i) any "prohibited transaction" within the meaning of
Section 4975(c) of the Code or Section 406 of

ERISA, which transaction is not exempt under Section 4975(d) of the Code or
Section 408 of ERISA or (ii) any breach of responsibilities or obligations imposed upon fiduciaries under Title I of ERISA and which in the case of either
(i) or (ii) could subject Colonial or any Colonial Controlled Group Member to material liability.

                  (d) No Colonial Controlled Group Member has ever maintained or participated in been otherwise obligated to contribute to (i) any Colonial Employee Plan subject to Code Section 412 or Title IV of ERISA or (ii) any "multiemployer plan", as such term is defined in ERISA Section 3(37). No Colonial Employee Plan subject to Code Section 412 or Title IV of ERISA has been terminated.

            3.12 Taxes.

                  (a) Each of Colonial and the Colonial Subsidiaries (i) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and all such returns and reports are accurate and complete in all material respects, (ii) has paid (or Colonial has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it and (iii) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3121, 3402 and 3406 of the Code) and has, within the time period prescribed by law, withheld and paid over to the proper governmental entities all amounts required to be so withheld and paid under applicable laws and regulations, except, with respect to all of the foregoing, where the failure to file such tax returns or reports or failure to pay such Taxes or failure to comply with such requirements would not reasonably be expected to have a Colonial Material Adverse Effect. The most recent audited financial statements contained in the Colonial SEC Documents reflect an adequate reserve for all material Taxes payable by Colonial and the Colonial Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Colonial Financial Statement Date, Colonial has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Colonial nor any Colonial Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Colonial or any Colonial Subsidiary. Neither Colonial nor any Colonial Subsidiary is the subject of any audit, examination, or other proceeding in respect of Taxes, and to Colonial's Knowledge, no audit, examination or other proceeding in respect of Taxes involving Colonial or any Colonial Subsidiary is being considered by any Tax authority. To the Knowledge of Colonial, except as set forth on Schedule 3.12(a), no deficiencies for any Taxes have been proposed, asserted or assessed against Colonial or any of the Colonial Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

                  (b) Colonial (i) for all taxable years for which the Internal Revenue Service could assert a tax liability, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for all such years,

(ii) has operated since December 31, 2003 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year that includes the Closing Date and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT and, to Colonial's Knowledge, no such challenge is pending or threatened. Each Colonial Subsidiary which is a partnership, joint venture or limited liability company has been since the later of its formation or the acquisition by Colonial of a direct or indirect interest therein, and continues to be treated for federal income tax purposes as a partnership or as an entity that is disregarded for federal income tax purposes and not as a corporation or an association taxable as a corporation. In addition, each Colonial Subsidiary which is a partnership, joint venture or limited liability company has not since the later of its formation or the acquisition by Colonial of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Colonial to violate Section 856(c)(4) of the Code. Colonial Partnership is not a publicly traded partnership within the meaning of Section 7704(b) of the Code that is taxable as a corporation pursuant to Section 7704(a) of the Code. Each Colonial Subsidiary which is a corporation (for federal income tax purposes) has been either, at all times during which Colonial has owned an interest in such corporation representing more than 10% of the value of the outstanding securities of such corporation or more than 10% of the outstanding voting securities of such corporation, a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section 865(l) of the Code. Except as set forth in Schedule 3.12(b) to the Colonial Disclosure Letter, neither Colonial nor any Colonial Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19, Temporary Treas. Reg. Section 1.337(d)-5T, Treas. Reg. Section 1.337(d)-5, Treas. Reg. Section 1.337(d)-6 or the application of Treas. Reg. Section 1.337(d)-7.

                  (c) To Colonial's knowledge, as of the date hereof, Colonial is a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code.

                  (d) Colonial (i) as a partner of Colonial Partnership, has active and substantial management functions with respect to the business of Colonial Partnership within the meaning of Treas. Reg. Section 1.368-1(d)(4)(iii)(B)(2); and (ii) owns an interest in Colonial Partnership representing a significant interest in the business of Colonial Partnership within the meaning of Treas. Reg. Section 1.368-1(d)(4)(iii)(B)(1). In addition, the Post-Merger Reorganization will not cause the foregoing representation and warranty to be untrue or incorrect following the Merger.

            3.13 Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Banc of America Securities, the fees and expenses of which will be paid by Colonial and are described in the engagement letter dated September 23, 2004, between Banc of America Securities and Colonial, a true, correct and complete copy of which has previously been given to Cornerstone, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Colonial or any Colonial Subsidiary.

            3.14 Compliance with Laws. Neither Colonial nor any of the Colonial Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not reasonably be expected to have a Colonial Material Adverse Effect.

            3.15 Contracts; Debt Instruments. Neither Colonial nor any Colonial Subsidiary has received a written notice that it is in violation of or in default under (nor to the Knowledge of Colonial does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of Colonial does such a violation or default exist, except to the extent such violation or default, individually or in the aggregate, would not reasonably be expected to have a Colonial Material Adverse Effect.

            3.16 Opinion of Financial Advisor. Colonial has received the opinion of Banc of America Securities LLC, Colonial's financial advisor, to the effect that as of the date of the opinion the Merger Consideration to be paid by Colonial in connection with the Merger is fair, from a financial point of view to Colonial. Within 15 days after the date hereof, Colonial will have received the written opinion of Banc of America Securities LLC to such effect.

            3.17 State Takeover Statutes. Colonial has taken all action necessary to exempt the transactions contemplated by this Agreement between Colonial and Cornerstone and its Affiliates from the operation of Takeover Statutes.

            3.18 Investment Company Act of 1940. Neither Colonial nor any of the Colonial Subsidiaries is required to be registered under the 1940 Act.

            3.19 Definition of "Knowledge of Colonial". As used in this Agreement, the phrase "Knowledge of Colonial" (or words of similar import) means the actual knowledge of those individuals identified in Schedule 3.19 to the Colonial Disclosure Letter.

            3.20 Required Shareholder Approval. The affirmative vote of the holders of not less than a majority of all votes cast by holders of Colonial Common Shares (provided the votes cast constitute over 50% of the then outstanding Colonial Common Shares) is the only vote or approval of the holders of any class or series of Colonial capital shares necessary or required under applicable law to approve the issuance of Colonial Common Shares, Colonial Series E Preferred Depositary Shares and related Colonial Series E Preferred Shares contemplated by the Merger. The approval of Colonial, as general partner, is the only vote or approval of the holders of any class or series of Colonial Partnership's partnership interests necessary or required under the Colonial Partnership Agreement or under applicable law to approve the issuance of the Colonial Series E Preferred OP Units contemplated by the Merger. The approval of Colonial, as general partner, has been obtained.

                                    ARTICLE 4

                                    COVENANTS

            4.1 Conduct of Cornerstone's Business Pending Merger. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by Colonial (it being understood that Colonial shall promptly respond to Cornerstone's communications requesting such consent) or as expressly provided for in this Agreement, Cornerstone shall, and shall cause each of the Cornerstone Subsidiaries to:

                  (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted (except, with respect to any matter that is the subject of a particular subsection of this Section 4.1, as otherwise permitted by such subsection);

                  (b) use commercially reasonable efforts to preserve intact its business organizations and goodwill and, provided it does not require additional compensation, keep available the services of its officers and employees;

                  (c) confer on a regular basis with one or more representatives of Colonial to report operational matters of materiality and, subject to Section 4.3, any proposals to engage in material transactions;

                  (d) promptly notify Colonial of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                  (e) promptly deliver to Colonial true and correct copies of any report, statement, schedule or other document filed with the SEC subsequent to the date of this Agreement;

                  (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Cornerstone Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

                  (g) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Cornerstone notifies Colonial that it is availing itself of such extensions and provided such extensions do not adversely affect Cornerstone's status as a qualified REIT under the Code, and timely pay all material Taxes;

                  (h) maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

                  (i) not (i) make or rescind any express or deemed election relative to Taxes (unless such election or rescission is required by law or necessary (1) to preserve Cornerstone's status as a REIT, or (2) to qualify or preserve the status of any Cornerstone Subsidiary as a partnership for federal income tax purposes, as a qualified REIT subsidiary under Section 856(i) of the Code, or as a taxable REIT subsidiary under Section 856(l) of the Code, as the case may be (in which event Cornerstone or the applicable Cornerstone Subsidiary shall not fail to make such election in a timely manner)) and (ii) fail to take any and all actions with respect to the income, assets and operations of Cornerstone for the period from the date hereof to the Effective Time necessary for Cornerstone to satisfy the requirements to qualify as a REIT;

                  (j) not (i) except as set forth on Schedule 4.1(j) to the Cornerstone Disclosure Letter, acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition, whether by merger, consolidation, asset acquisition, like-kind exchange or otherwise, of any real property or, except as permitted in a capital expenditures budget or other budget approved in writing by Colonial, other transaction involving in excess of $100,000, (ii) encumber assets or commence construction of, or enter into any Commitment to develop or construct other real estate projects, except in the ordinary course of its business, including leasing activities in the ordinary course of business and consistent with past practice, (iii) incur or enter into any Commitment to incur additional indebtedness (secured or unsecured) except for (A) incurrences under its revolving line of credit for working capital and the other uses set forth on Schedule 4.1(j) to the Cornerstone Disclosure Letter and (B) Commitments for indebtedness for the purposes and not in excess of the amounts described on Schedule 4.1(j) to the Cornerstone Disclosure Letter or (iv) modify, amend or terminate, or enter into any Commitment to modify, amend or terminate, any indebtedness (secured or unsecured) in existence as of the date hereof;

                  (k) not amend the Cornerstone Articles or the Cornerstone Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Cornerstone Subsidiary;

                  (l) not classify or re-classify any unissued shares of capital stock;

                  (m) not issue, sell, pledge, dispose of, grant or encumber shares of capital stock of Cornerstone or securities convertible into shares of capital stock of Cornerstone or authorize or make any change in the number (including by reclassification, combination, split, subdivision or redemption) of shares of capital stock, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to (i) the exercise of options disclosed in Schedule 2.3(b) to the Cornerstone Disclosure Letter, (ii) the exchange of Cornerstone Non-Preferred Units for Cornerstone Preferred Units under the Partnership Agreement, (iii) the redemption of Cornerstone Preferred Units under the Cornerstone Partnership Agreement solely for Cornerstone Common Shares, unless, and only to the extent that, such redemption solely for Cornerstone Common Shares would reasonably be expected to cause Cornerstone not to qualify as a REIT for federal income tax purposes, (iv) issuances of Cornerstone Common Shares pursuant to Cornerstone's existing dividend reinvestment plan (but only in connection with the reinvestment of Cornerstone dividends), or (v) Section 5.15;

                  (n) grant no options or other right or commitment relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, membership interests or units of limited partnership interest, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the Cornerstone Stock Options;

                  (o) except as provided in Section 1.13(d)(i), Section 5.10, or
Section 5.15 or in connection with the use of Cornerstone Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Cornerstone Common Share, Cornerstone Preferred Share or Cornerstone Preferred Unit or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests or units of partnership interest of Cornerstone or any Cornerstone Subsidiary, except for
(iii) exchanges of Cornerstone Non-Preferred Units for Cornerstone Preferred Units under the Cornerstone Partnership Agreement or (iv) redemptions of Cornerstone Preferred Units under the Cornerstone Partnership Agreement in which solely Cornerstone Common Shares are utilized;

                  (p) not sell, lease, mortgage, subject to Lien (or, in the case of an involuntary Lien, fail to have such Lien removed within 30 days of the creation thereof) or otherwise dispose of any of the Cornerstone Properties, except in connection with a transaction that is permitted by Section 4.1(j), that is made in the ordinary course of business and is the subject of a binding contract in existence on the date of this Agreement and disclosed in Schedule
2.18 to the Cornerstone Disclosure Letter or in connection with leasing activities in the ordinary course of business and consistent with past practice;

                  (q) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except in the ordinary course of business and with respect to property that is not material, individually or in the aggregate;

                  (r) not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to Cornerstone Subsidiaries in existence on the date hereof and ordinary course expense advances to employees and except in connection with a transaction permitted by Section 4.1(j) or a transaction set forth on Schedule 4.1(r) to the Cornerstone Disclosure Letter;

                  (s) except as set forth in Schedule 4.1(s) to the Cornerstone Disclosure Letter, not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to Colonial or incurred in the ordinary course of business consistent with past practice;

                  (t) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

                  (u) not enter into any Commitment with any officer, director or Affiliate of Cornerstone or any of the Cornerstone Subsidiaries or any material Commitment with any consultant;

                  (v) not increase any compensation, award or pay any bonus or enter into or amend any employment, severance or other arrangement with any of its officers or directors or any of its employees, except (i) with respect to any officer, director or employee (other than property-level employees), as set forth under the arrangements with respect to officers, directors and employees (other than property-level employees) on Schedule 4.1(v) to the Cornerstone Disclosure Letter, or (ii) with respect to any property-level employee, as set forth under the plan with respect to property-level employees described on
Schedule 4.1(v) to the Cornerstone Disclosure Letter;

                  (w) not adopt any new employee benefit plan or amend any existing plans or rights;

                  (x) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

                  (y) except as set forth in Schedule 4.1(y) to the Cornerstone Disclosure Letter, not change its ownership of any of its Subsidiaries, except changes which arise as a result of the acquisition of Cornerstone Preferred Units in exchange for Cornerstone Common Shares pursuant to exercise of the Cornerstone Preferred Unit redemption right under the Cornerstone Partnership Agreement;

                  (z) not accept a promissory note in payment of the exercise price payable under any option to purchase Cornerstone Common Shares;

                  (aa) not enter into any Tax Protection Agreement;

                  (bb) not settle or compromise any material federal, state, local or foreign tax liability; and

                  (cc) not authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

            4.2 Conduct of Colonial's and Colonial Merger Sub's Business Pending Merger. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by Cornerstone (it being understood that Cornerstone shall promptly respond to Colonial's communications requesting such consent) or as expressly contemplated in this Agreement, Colonial and Colonial Merger Sub shall, and shall cause each of the Colonial Subsidiaries to:

                  (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted (except, with respect to any particular matter that is the subject of a particular subsection of this Section 4.2, as otherwise permitted by such subsection);

                  (b) use commercially reasonable efforts to preserve intact its business organizations and goodwill and, provided it does not require additional compensation, keep available the services of its officers and employees;

                  (c) confer on a regular basis with one or more representatives of Cornerstone to report operational matters of materiality which would reasonably be expected to have a Colonial Material Adverse Effect;

                  (d) promptly notify Cornerstone of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its business or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

                  (e) promptly deliver to Cornerstone true and correct copies of any report, statement, schedule or other document filed with the SEC subsequent to the date of this Agreement;

                  (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Colonial Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

                  (g) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided such extensions do not adversely affect Colonial's status as a qualified REIT under the Code, and timely pay all material Taxes;

                  (h) maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

                  (i) not (i) make or rescind any express or deemed election relative to Taxes (unless such election or rescission is required by law or necessary (1) to preserve Colonial's status as a REIT, or (2) to qualify or preserve the status of any Colonial Subsidiary as a partnership for federal income tax purposes, as a qualified REIT subsidiary under Section 856(i) of the Code, or as a taxable REIT subsidiary under Section 856(l) of the Code, as the case may be (in which event Colonial or the applicable Colonial Subsidiary shall not fail to make such election in a timely manner)) and (ii) fail to take any and all actions with respect to the income, assets and operations of Colonial for the period from the date hereof to the Effective Time necessary for Colonial to satisfy the requirements to qualify as a REIT;

                  (j) not (i) acquire or enter into or exercise any Commitment for the acquisition, whether by merger, consolidation, asset acquisition, like-kind exchange or otherwise, of any real property, except for (A) proposed acquisitions or Commitments described in Schedule 4.2(j) to the Colonial Disclosure Letter, (B) additional acquisitions or Commitments that do not, in the aggregate, exceed the sum of (I) $430,000,000 in total consideration payable by Colonial, Colonial Partnership or any other Colonial Subsidiary and (II) the amount of any proposed acquisitions or Commitments described on Schedule 4.2(j) that have been abandoned by Colonial (such amount for any proposed acquisition or Commitment being specified on such Schedule 4.2(j)) and (C) any Cornerstone LP Acquisition Transaction meeting the requirements of Section 1.15 (provided that any such acquisitions or Commitments would not, in the judgment of Colonial, after consultation with Cornerstone, require Colonial or Cornerstone to recirculate to their respective shareholders the Joint Proxy Statement that forms a part of the Form S-4 after the initial mailing thereof), or (ii) incur, or enter into any contractual obligation to incur, additional Indebtedness (secured or unsecured) that, if incurred, would cause Colonial, Colonial Partnership or any other Colonial Subsidiary to violate a covenant or result in an event of default under Colonial Partnership's revolving credit facility or senior notes indenture;

                  (k) not amend the Colonial Declaration of Trust, the Colonial Bylaws or the Colonial Partnership Agreement, except for (i) the Colonial Declaration of Trust Amendment (as defined herein), (ii) the Colonial Partnership Amendment, (iii) amendments in connection with additional issuances of Colonial Common Shares or Colonial Preferred Shares permitted under Section 4.2(m), and (iv) to the extent necessary to reflect the admission of additional limited partners and other amendments in connection therewith that can be made by Colonial without a vote of limited partners and that will not, individually or in the aggregate, materially adversely affect the rights or obligations of holders of Colonial OP Units;

                  (l) not classify or reclassify any unissued shares of beneficial interest of Colonial other than in connection with any issuance of any equity securities permitted under this Section 4.2;

                  (m) not issue, sell, pledge, dispose of, grant or encumber shares of beneficial interest of Colonial or securities convertible into shares of beneficial interest of Colonial or authorize or make any change in the number (including by reclassification, combination, split, subdivision or redemption) of shares of beneficial interest, capital stock, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to
(i) the exercise of options disclosed in Schedule 3.3(b) to the Colonial Disclosure Letter or the grant of options permitted by Section 4.2(n), (ii) the issuance of shares of beneficial interest of Colonial or units of limited partnership of Colonial Partnership in one or more offerings for cash that do not, in the aggregate, exceed $300,000,000 in total offering value, (iii) the issuance of shares of beneficial interest of Colonial or units of limited partnership interest of Colonial Partnership in connection with any acquisition permitted by Section 4.2(j), (iv) the redemption of Colonial OP Units and Colonial Series B Preferred OP Units under the Colonial Partnership Agreement solely for Colonial Common Shares and Colonial Series B Preferred Shares, respectively, unless, and only to the extent that, such redemption solely for Colonial Common Shares and Colonial Series B Preferred Shares would reasonably be expected to cause Colonial not to qualify as a REIT for federal income tax purposes, (v) the issuance of restricted shares granted to trustees and officers under Colonial's Second Amended and Restated Employee Share Option and Restricted Share Plan, as amended, or (vi) the issuance of shares of beneficial interest of Colonial or units of limited partnership interest of Colonial Partnership in connection with any Cornerstone LP Acquisition Transaction meeting the requirements of Section 1.15;

                  (n) except for Colonial Options granted to trustees, officers and employees under Colonial's Second Amended and Restated Employee Share Option and Restricted Share Plan, as amended, grant no options or other right or commitment relating to its shares of beneficial interest, capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of beneficial interest, capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, capital stock, membership interests or units of limited partnership interest, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the Colonial Options;

                  (o) except as provided in Section 1.13(d)(ii) or Section 5.10 hereof or in connection with the use of Colonial Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any Colonial Common Shares, Colonial Preferred Shares or Colonial OP Units or
(ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest of Colonial or any Colonial Subsidiary, except for (A) purchases of Colonial Excess Shares (as defined in the Colonial Declaration of Trust) provided for under
Section 6.4(f) of the Colonial Declaration of Trust in order to preserve the status of Colonial as a REIT under the Code, (B) redemptions of Colonial OP Units, whether or not outstanding on the date of this Agreement, under the Colonial Partnership Agreement in which Colonial Common Shares are utilized, and
(C) acquisitions of Partnership Interests in the Colonial Partnership pursuant to Section 4.2A of the Colonial Partnership Agreement in connection with additional issuances of Colonial Common Shares or Colonial Preferred Shares;

                  (p) not sell, mortgage, voluntarily subject to Lien or otherwise dispose of any of the material Colonial Properties, individually or in the aggregate, outside the ordinary course of business, except for (i) the dispositions set forth on Schedule 4.2(p) to the Colonial Disclosure Letter and
(ii) such other dispositions of Colonial Properties or interests therein that do not, in the aggregate, exceed the sum of (A) $300,000,000 in value and (B) the amount of any dispositions described in Schedule 4.2(p) that have been abandoned by Colonial (the amount of any such abandoned disposition being specified on Schedule 4.2(p)) (provided that any such dispositions would not, in the judgment of Colonial, after consultation with Cornerstone, require Colonial or Cornerstone to recirculate to their respective shareholders the Joint Proxy Statement that forms a part of the Form S-4 after the initial mailing thereof);

                  (q) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement; and

                  (r) not authorize, recommend, propose or announce an intention to do any of the foregoing prohibited actions, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing prohibited actions.

            4.3 No Solicitation.

                  (a) (i) Cornerstone shall not, and shall not permit any Cornerstone Subsidiary to, invite, initiate, solicit or knowingly encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 10% or more of the outstanding voting equity securities of Cornerstone or outstanding partnership interests of Cornerstone Partnership, or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition ("Transfer") of any assets of Cornerstone or Cornerstone Partnership, or any other Cornerstone Subsidiary, in one or a series of related transactions that, if consummated, would result in the Transfer of more than 10% of the assets directly and indirectly owned by Cornerstone and Cornerstone Partnership, other than the Merger (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that would reasonably be expected to lead to, an Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to an Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

                        (ii) Cornerstone shall not, and shall not permit any Cornerstone Subsidiary to, permit any officer, director, employee, affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of Cornerstone, Cornerstone Partnership or any Cornerstone Subsidiary (each, a "Cornerstone Representative") to engage in any of the activities described in Section 4.3(a)(i).

                        (iii) (A) Cornerstone shall, and shall cause each Cornerstone Subsidiary to, immediately cease and cause to be terminated any existing activities specified in Section 4.3(a)(i) and take commercially reasonable actions to inform each Cornerstone Representative, and each of the Persons referred to in Section 4.3(b), of the obligations undertaken in this
Section 4.3 and to cause each Cornerstone Representative to comply with such obligations, and (B) Cornerstone shall, and shall cause each Cornerstone Subsidiary to, promptly request each Person, if any, that has executed a confidentiality agreement within the twelve (12) months prior to the date hereof in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of Cornerstone or the Cornerstone Subsidiaries.

                        (iv) Cornerstone shall, and shall cause each Cornerstone Subsidiary to, (A) notify Colonial promptly (but in any event within twenty-four
(24) hours), orally and in writing, if Cornerstone, Cornerstone Partnership, any other Cornerstone Subsidiary or any Cornerstone Representative receives (1) an Acquisition Proposal or any material amendment or change in any previously received Acquisition Proposal, (2) any inquiries or proposals from, or any request for discussions or negotiations made by, any Person which reasonably indicates to the recipient that such Person intends to make an Acquisition Proposal, (3) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of, Cornerstone, Cornerstone Partnership or any Cornerstone Subsidiary by any Person that has made, or to such party's knowledge may be considering making, an Acquisition Proposal (unless, in the case of this clause (3), notice to Colonial of such Acquisition Proposal has already been given), or (4) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with it, and, as applicable, include in such notice the identity of the Person making such Acquisition Proposal, indication or request, the material terms of such Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to Colonial copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) keep Colonial informed of the status and material terms of (including all changes to the status or material terms of) any such Acquisition Proposal, indication or request.

                  (b) Notwithstanding Section 4.3(a), the Board of Directors of Cornerstone (including with respect to Cornerstone's capacity as the sole general partner of Cornerstone Partnership) shall not be prohibited from furnishing information to or entering into discussions or negotiations with, any Person that makes a bona fide written Acquisition Proposal to the Board of Directors of Cornerstone after the date hereof which was not invited, initiated, solicited or knowingly encouraged, directly or indirectly, by Cornerstone, Cornerstone Partnership, any other Cornerstone Subsidiary or any Cornerstone Representative on or after the date hereof, if, and only to the extent that (i) a majority of the Board of Directors of Cornerstone determines in good faith, after consultation with its financial advisors of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal is reasonably likely to result in a Superior Acquisition Proposal (as defined herein), (ii) Cornerstone complies in all material respects with all of its obligations under this Section 4.3, (iii) prior to initially furnishing any information to, or entering into discussions or negotiations with, such Person, Cornerstone provides written notice to Colonial to the effect that it is furnishing information to, or entering into discussions with such Person and
(iv) Cornerstone enters into a confidentiality agreement with such Person the material terms of which are (without regard to the terms of such Acquisition Proposal) in all material respects no less favorable to Cornerstone, and no less restrictive to the Person making such Acquisition Proposal, than those contained in the Confidentiality Agreement (other than those relating to the standstill provisions contained therein).

                  (c) Notwithstanding anything to the contrary set forth in
Section 4.3(a) or 4.3(b), in the event that an Acquisition Proposal constitutes a Superior Acquisition Proposal, nothing contained in this Section 4.3 shall prohibit the Board of Directors of Cornerstone from withdrawing, modifying, amending or qualifying its recommendation of this Agreement and the Merger as required under Section 5.1(d) hereof and recommending such Superior Acquisition Proposal to its shareholders: (i) if but only if, Cornerstone: (A) complies in all material respects with this Section 4.3 and (B) provides Colonial with at least three (3) business days' prior written notice of its intent to withdraw, modify, amend or qualify its recommendation of this Agreement or the Merger, (ii) if, in the event that during such three (3) business days Colonial makes a counter proposal to such Superior Acquisition Proposal (any such counter proposal being referred to in this Agreement as the "Colonial Counter Proposal"), Cornerstone's Board of Directors in good faith, taking into account the advice of its outside financial advisors of nationally recognized reputation, determines that (A) the Colonial Counter Proposal is not at least as favorable to Cornerstone's shareholders as the Superior Acquisition Proposal, from a financial point of view, and (B) the Colonial Counter Proposal is not at least as favorable generally to Cornerstone's shareholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal), and (iii) if Cornerstone shall have concurrently terminated this Agreement in accordance with Section 7.1(h).

                  (d) For all purposes of this Agreement, "Superior Acquisition Proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, Cornerstone and/or Cornerstone Partnership pursuant to a tender or exchange offer, merger, share exchange, consolidation or sale of all or substantially all of the assets of Cornerstone, Cornerstone Partnership, and the Cornerstone Subsidiaries or otherwise (i) on terms which a majority of the Board of Directors of Cornerstone determines in good faith, after consultation with Cornerstone's financial advisors of nationally recognized reputation, to be more favorable generally to Cornerstone's shareholders (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal) and
(ii) which the Board of Directors of Cornerstone determines in good faith is reasonably capable of being consummated.

                  (e) Any action taken or disclosure that Cornerstone may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to shareholders imposed by applicable law or Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this
Section 4.3.

                  (f) Nothing in this Section 4.3 shall (i) permit either party to terminate this Agreement (except as expressly provided in Article 7) or (ii) affect any other obligations of such party under this Agreement.

            4.4 Affiliates. Prior to the Effective Time of the Merger, Cornerstone shall cause to be prepared and delivered to Colonial a list (reasonably satisfactory to counsel for Colonial) identifying all Persons who, at the time of the Cornerstone Shareholders Meeting and the Colonial Shareholders Meeting, may be deemed to be "affiliates" of Cornerstone as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Cornerstone shall use its commercially reasonable efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Colonial on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any Colonial Common Shares or

Colonial Series E Preferred Depositary Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with paragraph (d) of Rule 145 or as otherwise permitted by the Securities Act. Colonial shall be entitled to place legends as specified in such written agreements on the certificates representing any Colonial Common Shares or Colonial Series E Preferred Depositary Shares to be received pursuant to the terms of this Agreement by such Rule 145 Affiliates who have executed such agreements and to issue appropriate stop transfer instructions to the transfer agent for the Colonial Common Shares and Colonial Series E Preferred Depositary Shares issued to such Rule 145 Affiliates, consistent with the terms of such agreements. Colonial shall timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Rule 145 Affiliate may reasonably request, all to the extent required from time to time to enable such Rule 145 Affiliate to sell Colonial Common Shares and Colonial Series E Preferred Depositary Shares received by such Rule 145 Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

            4.5 Other Actions. Cornerstone, on the one hand, and Colonial, on the other hand, shall not take, and shall cause their respective Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.3, any of the conditions to the Merger set forth in Article 6 not being satisfied.

                                    ARTICLE 5

                              ADDITIONAL COVENANTS

            5.1 Preparation of the Form S-4 and the Joint Proxy Statement; Cornerstone Shareholders Meeting and Colonial Shareholders Meeting.


                  (a) As promptly as practicable after execution of this Agreement, (i) each of Cornerstone and Colonial shall prepare and file with the SEC under the Exchange Act, one or more joint proxy statements/prospectuses, forms of proxies and information statements (such joint proxy statement(s)/prospectus(es) and information statements together with any amendments to supplements thereto, the "Joint Proxy Statement") relating to the Cornerstone Shareholders Meeting and the Colonial Shareholders Meeting, the vote of the shareholders of Cornerstone with respect to the Cornerstone Shareholder Approval and the vote of shareholders of Colonial with respect to the Colonial Shareholder Approval and (ii) in connection with the clearance by the SEC of the Joint Proxy Statement, Colonial and Cornerstone shall prepare and file with the SEC under the Securities Act one or more registration statements on Form S-4 (such registration statements, together with any amendments or supplements thereto, the "Form S-4"), in which the Joint Proxy Statement will be included, as one or more prospectuses in connection with the registration under the Securities Act of the Colonial Common Shares and Colonial

Series E Preferred Depositary Shares to be issued to the holders of Cornerstone Common Shares in the Merger. The respective parties will cause the Joint Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Cornerstone and Colonial shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Joint Proxy Statement and the Form S-4. Each of Colonial and Cornerstone, if applicable, shall use its commercially reasonable efforts, and Cornerstone will cooperate with Colonial, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Joint Proxy Statement with the SEC). Cornerstone, on the one hand, and Colonial, on the other hand, agree promptly to correct any information provided by them for use in the Joint Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Joint Proxy Statement and the Form S-4 and to cause the Joint Proxy Statement and the Form S-4 as amended or supplemented to be filed with the SEC and to be disseminated to their respective shareholders and partners, in each case as and to the extent required by applicable federal and state securities laws. Cornerstone and Colonial agree that the information provided by it for inclusion in the Joint Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of Cornerstone and Colonial, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Colonial will advise and deliver copies (if any) to Cornerstone, promptly after it receives notice thereof, of any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information (regardless of whether such requests relate to Colonial, on the one hand, or Cornerstone, on the other hand), and Colonial shall promptly notify Cornerstone, and Cornerstone shall promptly notify Colonial, if applicable, of (i) the time when the Form S-4 has become effective, (ii) the filing of any supplement or amendment thereto, (iii) the issuance of any stop order, and (iv) the suspension of the qualification and registration of the Colonial Common Shares or Colonial Series E Preferred Depositary Shares issuable in connection with the Merger. Notwithstanding anything to the contrary contained herein, Colonial, in its discretion, shall be entitled to include in the Joint Proxy Statement a proposal to its shareholders to (i) amend the Colonial Declaration of Trust, in accordance with the Alabama REIT Law, to provide for an increase in the number of authorized Colonial Common Shares to 125,000,000 and an increase in the number of authorized Colonial Preferred Shares to 20,000,000 (any such amendment, the "Colonial Declaration of Trust Amendment") and (ii) authorize the issuance of up to 15,000,000 additional Colonial Preferred Shares.

                  (b) Each of Cornerstone and Colonial shall use its commercially reasonable efforts to timely mail the Joint Proxy Statement to its shareholders. It shall be a condition to the mailing of such Joint Proxy Statement that (i) Colonial shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for Cornerstone and Cornerstone Partnership, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public

Accountants (the "AICPA Statement"), dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to Colonial, in form and substance reasonably satisfactory to Colonial, concerning the procedures undertaken by Ernst & Young LLP, with respect to the financial statements and information of Cornerstone and its Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) Cornerstone shall have received a "comfort" letter from PricewaterhouseCoopers LLP, independent public accountants for Colonial and Colonial Partnership, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, addressed to Cornerstone, in form and substance reasonably satisfactory to Cornerstone, concerning the procedures undertaken by PricewaterhouseCoopers LLP, with respect to the financial statements and information of Colonial and its Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement. Cornerstone also shall use commercially reasonable efforts to cause McGuireWoods LLP or other counsel reasonably satisfactory to Colonial to have delivered an opinion, which opinion shall be filed as an exhibit to the Form S-4, as to the federal income tax matters described in clause (i) of Section 6.2(d) and Section 6.3(e) and such other federal income tax matters as are required to be addressed in the Form S-4 and the Joint Proxy Statement under the applicable rules of the SEC. Colonial shall use commercially reasonable efforts to cause Hogan & Hartson L.L.P. or other counsel reasonably satisfactory to Cornerstone to have delivered an opinion, which opinion shall be filed with the SEC as an exhibit to the Form S-4, as to the federal income tax matters described in clause (ii) of Section 6.2(d),
Section 6.2(e) and Section 6.3(d). Such opinions shall contain customary exceptions, assumptions and qualifications and be based upon customary representations.

                  (c) Colonial will duly call and give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Joint Proxy Statement is mailed to the shareholders of Colonial), convene and hold a meeting of its shareholders (the "Colonial Shareholders Meeting") for the purpose of obtaining the Colonial Shareholder Approval. Colonial shall, through its Board of Trustees, recommend to its shareholders approval of the issuance of Colonial Common Shares contemplated by the Merger.

                  (d) Cornerstone will duly call and give notice of and, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Joint Proxy Statement is mailed to the shareholders of Cornerstone), convene and hold a meeting of its shareholders (the "Cornerstone Shareholders Meeting") for the purpose of obtaining the Cornerstone Shareholder Approval. Cornerstone shall, through its Board of Directors, recommend to its shareholders approval of this Agreement and the Merger and include such recommendation in the Joint Proxy Statement; provided, however, that prior to the Cornerstone Shareholders Meeting, such recommendation may be withdrawn, modified, amended or qualified if and only to the extent permitted by Section 4.3(c) hereof.

                  (e) Colonial and Cornerstone shall use their commercially reasonable efforts to convene their respective shareholder meetings on the same day, which day, subject to the provisions of Sections 5.1(c), 5.1(d) and 5.3, shall be a day not later than 60 days after the date the Joint Proxy Statement is mailed.

                  (f) If on the date for the Colonial Shareholders Meeting and Cornerstone Shareholders Meeting established pursuant to Section 5.1(e) of this Agreement, either Colonial or Cornerstone has not received duly executed proxies for a sufficient number of votes to obtain the Colonial Shareholder Approval or the Cornerstone Shareholder Approval, as applicable, then both parties shall recommend the adjournment of their respective shareholders meetings until one or more dates not later than the date 10 days after the originally scheduled date of the shareholders meetings.

            5.2 Access to Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties in existence on the date hereof, each of the parties shall, and shall cause each of its Subsidiaries to, afford to the other parties and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other parties, upon reasonable prior notice, during mutually agreeable time during normal business hours prior to the Effective Time, reasonable access to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the parties shall, and shall cause each of its Subsidiaries to, furnish promptly to the other parties (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and
(b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the parties shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence in accordance with the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof.

            5.3 Commercially Reasonable Efforts; Notification.

                  (a) Subject to the terms and conditions herein provided, each of the parties shall: (i) use commercially reasonable efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, including, without limitation, any filing under the HSR Act, and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use commercially reasonable efforts (other than the payment of money which is not contractually required to be paid) to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to each of the parties; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all

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other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, each party shall take all such necessary action.

                  (b) Cornerstone shall use commercially reasonable efforts to obtain from Ernst & Young LLP access to all work papers relating to audits of Cornerstone and Cornerstone Partnership performed by Ernst & Young LLP, and the continued cooperation of Ernst & Young LLP with regard to the preparation of consolidated financial statements for Colonial and Colonial Partnership from and after the Effective Time. Cornerstone shall use commercially reasonable efforts to obtain from Ernst & Young LLP and Deloitte & Touche LLP access to all work papers relating to preparation of Tax returns of Cornerstone and Cornerstone Partnership performed by Ernst & Young LLP and Deloitte & Touche LLP, and the continued cooperation of Ernst & Young LLP and Deloitte & Touche LLP with regard to preparation of Tax returns for Colonial and Colonial Partnership from and after the Effective Time.

                  (c) Cornerstone shall give prompt notice to Colonial, and Colonial shall give prompt notice to Cornerstone, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            5.4 Tax Matters.

            Each of Colonial and Cornerstone shall use its commercially reasonable efforts before and after the Effective Time to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e).

            5.5 Public Announcements. The initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties prior to the execution of this Agreement. Each party will consult with the other party before issuing, and provide such other party the opportunity to review and comment upon, any material press release or other written public statement, including, without limitation, any press release or other written public statement which addresses in any manner the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

            5.6 Listing. Colonial shall use reasonable best efforts, including timely submission of all required applications and filings, to cause the Colonial Common Shares and Colonial Series E Preferred Depositary Shares to be issued in the Merger and the Colonial

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

Common Shares to be issued upon exercise of the Assumed Options, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time. Such reasonable best efforts shall also include making payment of all required fees and expenses in connection with such listing activities.

            5.7 Transfer and Gains Taxes. Each party shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, Colonial shall pay or cause Colonial Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Colonial Common Shares or Colonial Series E Preferred Depositary Shares, as applicable, all Transfer and Gains Taxes (which term shall not in any event be construed to include for these purposes any Tax imposed under the Code).

            5.8 Benefit Plans and Other Employee Arrangements.

                  (a) Benefit Plans. After the Effective Time, all employees of Cornerstone or any Cornerstone Subsidiary who are employed by Colonial or any Colonial Subsidiary shall, at the option of Colonial, either continue to be eligible to participate in an Employee Plan of Cornerstone which is, at the option of Colonial, continued by Colonial, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of Colonial or any Colonial Subsidiary in any Colonial Employee Plan sponsored or maintained by Colonial or any Colonial Subsidiary after the Effective Time. With respect to each such Employee Plan, service with Cornerstone or any Cornerstone Subsidiary (as applicable) and the predecessor of any of them shall be included for purposes, including without limitation of determining eligibility to participate, vesting (if applicable) and entitlement to benefits.

                  (b) Stock Option and Restricted Stock Plans. The stock option plans or programs of Cornerstone and the restricted stock plans or programs of Cornerstone or any Cornerstone Subsidiary, as set forth on Schedule 2.12, shall be terminated as of the Effective Time.

                  (c) Cornerstone Stock Options.

                        (i) As of the Effective Time, each outstanding Cornerstone Stock Option shall be assumed by Colonial and shall thereby be converted into an option to purchase the number of Colonial Common Shares (an "Assumed Option") (rounded to the nearest full share, with .5 share being rounded up) determined by multiplying (A) the number of Cornerstone Common Shares subject to such Cornerstone Stock Option immediately prior to the Effective Time by (B) the Common Share Conversion Rate (or, if a Top-Up Notice has been delivered pursuant to Section 7.1(j), the product of (1) the Common Share Conversion Rate and (2) the sum of (x) one (1) plus (y) the Top-Up Adjustment Factor (as defined herein)), at an exercise price per Colonial Common Share (rounded to the nearest whole cent, with .5 cent being rounded up) equal to the exercise price per Cornerstone Common Share divided by the Common Share Conversion Rate (or, if a Top-Up Notice has been delivered, the product of (1) the Common Share Conversion Rate and (2) the sum of (x) one (1) plus (y) the Top-Up Adjustment Factor). Except

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

as contemplated by this Section 5.8(c), all the terms and conditions in effect for each Assumed Option immediately prior to the Effective Time, including the vesting thereof, shall continue in effect following the assumption of such Cornerstone Stock Option in accordance with this Agreement. "Top-Up Adjustment Factor" shall mean a fraction obtained by dividing (A) the Top-Up Amount (expressed in dollars) by (B) the Average Closing Price.

                        (ii) Colonial shall take all corporate actions necessary to reserve for issuance a sufficient number of Colonial Common Shares for delivery upon the exercise of the Assumed Options. As soon as practicable after the Effective Time, Colonial shall deliver to the holders of Cornerstone Stock Options appropriate notices setting forth such holders' rights pursuant to Colonial's stock option plans and the agreements evidencing the grants of such Assumed Options and that such Assumed Options shall continue in effect on the same terms and conditions as the Cornerstone Stock Options (subject to the adjustment set forth in this Section 5.8(c)). Colonial shall, within ten days following the Effective Time, file or shall have filed, and shall keep current a Registration Statement on Form S-8 or other appropriate registration statement for so long as any of the Assumed Options remain outstanding.

                  (d) Withholding. To the extent required by applicable law, Cornerstone shall require each employee who exercises a Cornerstone Stock Option or who receives Cornerstone Common Shares pursuant to any existing commitment to pay to Cornerstone in cash or Cornerstone Common Shares an amount sufficient to satisfy in full Cornerstone's obligation to withhold Taxes incurred by reason of such exercise or issuance (unless and to the extent such withholding is satisfied pursuant to the provision regarding withholding in Section 1.13(c)).

            5.9 Indemnification.

                  (a) From and after the Effective Time, Colonial and Colonial Partnership (collectively, the "Indemnifying Parties") shall provide exculpation and indemnification for each individual who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, an officer or director of Cornerstone or any Cornerstone Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification (including any applicable provisions for payment) provided to the Indemnified Parties by Cornerstone and the Cornerstone Subsidiaries immediately prior to the Effective Time of the Merger in its charter, bylaws or in its partnership, operating or similar agreement, as in effect on the date hereof. Immediately prior to the Effective Time of the Merger, Colonial shall cause Colonial Partnership to execute an irrevocable assumption of its obligations (in form and substance reasonably satisfactory to Cornerstone) as an Indemnifying Party set forth in this Section 5.9.

                  (b) In addition to the rights provided in Section 5.9(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any action by or on behalf of any or all security holders of Cornerstone or Colonial, or by or in the right of Cornerstone or Colonial, or any claim, action, suit, proceeding or investigation in which any individual who is now, or has been, at any time prior to the date hereof, or who becomes prior to the Effective Time of the Merger, an Indemnified Party is, or is threatened to be, made a party based in whole or in part on,

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

or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer or director of Cornerstone or any of the Cornerstone Subsidiaries or any action or omission by such individual in his capacity as an officer or director, or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith or the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time of the Merger, the Indemnifying Parties shall, from and after the Effective Time of the Merger, indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any such threatened or actual claim, action, suit, proceeding or investigation. Any Indemnified Party proposing to assert the right to be indemnified under this
Section 5.9(b) shall, promptly after receipt of notice of commencement of any action against such Indemnified Party in respect of which a claim is to be made under this Section 5.9(b) against the Indemnifying Parties, notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices the Indemnifying Parties' ability to defend such claim, action, suit, proceeding or investigation; and provided further, however, that, in the case of any action that is known by an Indemnified Party to be pending prior to the Effective Time of the Merger, notification pursuant to this Section 5.9(b) shall be given by such Indemnified Party to Colonial prior to such Effective Time. If any such action is brought against any of the Indemnified Parties and such Indemnified Party notifies the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties; provided further, however, that no Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnified Parties have reasonably concluded (based on written advice of counsel to the Indemnified Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties

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

(in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action from the Indemnified Parties, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties and shall promptly be paid by each Indemnifying Party as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law; provided, however, that in no event shall any contingent fee arrangement be considered reasonable. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Party to repay any expenses advanced if it shall ultimately be determined by a court of competent jurisdiction that the Indemnified Party is not entitled to be indemnified against such expense because such indemnification is prohibited by applicable law, and such determination shall have become final and non-appealable. It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnified Parties have reasonably concluded (based on written advice of counsel to the Indemnified Parties) that there may be legal defenses available to them that are different from or in addition to and inconsistent with those available to other Indemnified Parties or (c) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Parties) between any of the Indemnified Parties and the other Indemnified Parties, in each case of which the Indemnifying Parties shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent and (ii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Parties shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto.

                  (c) Prior to the Effective Time of the Merger, Cornerstone shall purchase a non-cancelable extended reporting period endorsement under Cornerstone's existing directors' and officers' liability insurance coverage for Cornerstone's directors and officers in the substantially the same form as presently maintained by Cornerstone, which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by Cornerstone.

                  (d) This Section 5.9 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Colonial and Colonial Partnership. Each of the Indemnified Parties and the Indemnified Parties shall be entitled to

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

enforce the covenants contained in this Section 5.9 and Colonial and Colonial Partnership acknowledge and agree that each Indemnified Party and Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party or such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 5.9.

                  (e) If Colonial or Colonial Partnership or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

            5.10 Declaration of Dividends and Distributions. From and after the date of this Agreement, neither Cornerstone nor Colonial shall make any dividend or distribution to its respective shareholders without the prior written consent of the other party; provided, however, the written consent of the other party shall not be required for the authorization and payment of (a) distributions at their respective stated dividend or distribution rates with respect to Colonial Preferred Shares or Cornerstone Series A Preferred Shares, (b) subject to the immediately following paragraph, quarterly distributions with respect to the Cornerstone Common Shares of up to $0.20 per share during the quarter ending March 31, 2005 and for each quarter thereafter, and (c) quarterly distributions with respect to the Colonial Common Shares of up to $0.67 per share during the quarter ending December 31, 2004 and up to $0.675 per share during each quarter thereafter; provided, however, the record date for each distribution with respect to the Cornerstone Common Shares shall be the same date as the record date for the quarterly distribution for the Colonial Common Shares, as provided to Cornerstone by notice not less than twenty (20) days prior to the record date for any quarterly Colonial distribution. From and after the date of this Agreement, Cornerstone Partnership shall not make any distribution to the holders of Cornerstone OP Units except distributions required under the Cornerstone Partnership Agreement based on the dividend per share of Cornerstone Common Shares permitted pursuant to this Section 5.10, with the same record and payment dates as such dividend on the Cornerstone Common Shares.

                  Unless Cornerstone shall have advised Colonial in writing that no IRS Agreement (as defined herein) shall be requested pursuant to Section 5.16 (and that an opinion as to the qualification of Cornerstone as a REIT satisfying the conditions of Section 6.2(d) herein is contemporaneously delivered to Colonial), then, notwithstanding anything to contrary contained in this Section 5.10, Cornerstone shall not make any dividend or distribution to its holders of Cornerstone Common Shares, except as set forth below to satisfy the Deficiency Dividend Amount (as defined below), until Cornerstone shall have obtained the IRS Agreement contemplated by Section 5.16 and all matters covered by the request for such IRS Agreement shall have been resolved in such IRS Agreement. If Cornerstone shall have obtained an IRS Agreement that requires the payment of a "deficiency dividend" (within the meaning of Section 860 of the Code) (a "Deficiency Dividend," and the amount of all Deficiency Dividends under the IRS Agreement, the "Deficiency Dividend Amount"), whether or not such IRS Agreement

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

resolves all matters covered by such request, then Cornerstone shall (i) not make any dividend or distribution to its holders of Cornerstone Common Shares, except as provided in clause (ii) below, and (ii)(A) first, to the extent not already contemplated by such IRS Agreement, seek an additional IRS Agreement to have distributions paid to holders of Cornerstone Common Shares during the year ended December 31, 2004 that otherwise would not be treated as dividends for federal income tax purposes recharacterized by the IRS as a "deficiency dividend" in satisfaction of the Deficiency Dividend Amount, unless Cornerstone, after good faith consultation with Colonial, reasonably determines that it is likely that such additional IRS Agreement cannot be obtained, (B) second, to the extent the preceding clause (A) does not satisfy the Deficiency Dividend Amount, declare and make quarterly distributions to holders of Cornerstone Common Shares of up to $0.20 per share for each quarter after the quarter ending December 31, 2004 in satisfaction of the Deficiency Dividend Amount (provided that, no portion of the quarterly distribution shall be treated as having satisfied the Deficiency Dividend Amount if, and to the extent, that such treatment would result in Cornerstone being required to pay a Final Closing Dividend (that is, a dividend either to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of Cornerstone ending at the Effective Time of the Merger and/or December 31, 2004 and/or a dividend to avoid the payment of any Tax with respect to undistributed income or gain for either such year)), and (C) third, to the extent the preceding clause (B) does not satisfy the Deficiency Dividend Amount, declare and make a distribution (the "Closing Deficiency Dividend") to holders of Cornerstone Common Shares, the record date for which shall be no later than the close of business on the sixth business day prior to the Effective Time of the Merger, in an amount equal to the Deficiency Dividend Amount not satisfied by the preceding clauses (A) and (B) (such amount, the "Closing Dividend Deficiency Amount") (any distributions payable under this clause (C) to holders of Cornerstone Common Shares shall be paid on the third business day immediately preceding the Closing Date, unless otherwise required by the IRS Agreement). For any distribution required by the preceding clause
(B), the record date for each distribution with respect to the Cornerstone Common Shares shall be the same date as the record date for the quarterly distribution for the Colonial Common Shares, as provided to Cornerstone by notice not less than twenty (20) days prior to the record date for any quarterly Colonial distribution; provided, however, that if Cornerstone shall have deferred the payment of any regular quarterly distribution pursuant to this paragraph and Colonial shall have made a distribution for the corresponding quarter, then Cornerstone shall be permitted to make the record date for its quarterly distribution described in the preceding clause (B) prior to the record date for the next succeeding Colonial quarterly distribution.

                  The foregoing restrictions shall not apply, however, to the extent a distribution (or an increase in a distribution) by Cornerstone or Colonial is necessary for Cornerstone or Colonial to maintain REIT status, avoid the incurrence of any taxes under Section 857 of the Code, avoid the imposition of any excise taxes under Section 4981 of the Code, or avoid the need to make one or more extraordinary or disproportionately larger distributions to meet any of the three preceding objectives. Notwithstanding the foregoing, in the event that any prior dividends or distributions of Cornerstone have been treated as being in satisfaction of the Dividend Deficiency Amount but not as part of the Closing Deficiency Dividend Amount and Cornerstone would be required to pay a dividend or distribution that is described in the preceding sentence, then an amount equal to the lesser of such dividend or

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

distribution described in the preceding sentence or the amount of prior dividends or distributions of Cornerstone that have been treated as being in satisfaction of the Dividend Deficiency Amount shall be treated as a Closing Deficiency Dividend Amount and not as a dividend or distribution within the scope of the preceding sentence.

            5.11 Notices. Colonial shall provide such notice to its preferred shareholders of the Merger as may be required under Alabama law or the Colonial Declaration of Trust.

            5.12 Resignations and Existing Agreements with Certain Cornerstone Executives.

                  (a) On the Closing Date, Cornerstone shall cause the directors and officers of Cornerstone and of each of the Cornerstone Subsidiaries to submit their resignations from such positions, effective as of the Effective Time of the Merger, provided, however, that in no event shall any such resignations be deemed to be a termination of employment as a common-law employee of Cornerstone for purposes of any severance, stock option, change in control, or other Employee Plan, contract entitlement or arrangement, except as provided in Section 5.12(b) of the Agreement.

                  (b) Colonial and Colonial Merger Sub hereby acknowledge and agree that (i) the Closing will be considered a "Change in Control" under the Change in Control Agreements between Cornerstone and Messrs. Knight, Olander, Remppies and Carneal (the "CIC Agreements"), and (ii) for all purposes under the CIC Agreements and the Employment Agreements between Cornerstone and Messrs. Knight and Olander (the "Employment Agreements"), the resignations of Messrs. Knight, Olander, Remppies and Carneal as set forth in Section 5.12(a) of the Agreement will be considered a termination by the Company other than for cause (as those terms are defined under the CIC Agreements and the Employment Agreements). Effective as of the Effective Time, Colonial Merger Sub hereby assumes the CIC Agreements with Messrs. Knight, Olander, Remppies and Carneal. Messrs. Knight, Olander, Remppies and Carneal shall be entitled to all rights and benefits under their respective CIC Agreements, and, as of the Closing Date, Cornerstone will pay a lump sum amount to each of Messrs. Knight and Olander equal to their salaries under their respective Employment Agreements for the period between the Closing Date and the end of the term of each such Employment Agreement for settlement of Cornerstone's obligations under such Employment Agreement.

            5.13 Pre-Closing Reorganization Transactions.

                  (a) Cornerstone shall cause Cornerstone Partnership to distribute to Cornerstone all of Cornerstone Partnership's ownership interests in CRIT-Legacy, Inc. and shall cause CRIT-Legacy, Inc. to convert or merge into a limited liability company that will be disregarded as an entity separate from its owner for federal income tax purposes within the meaning of Treas. Reg.
Section 301.7701-3.

                  (b) Cornerstone shall sell, transfer or otherwise dispose of (but not liquidate) all of its interest in Apple Residential Management Group, Inc. and Apple Residential Advisors, Inc.

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

                  (c) Cornerstone shall cause each of the "qualified REIT subsidiaries" and other entities listed on Schedule 5.13 to the Cornerstone Disclosure Letter either (i) to be converted or merged into a limited liability company in which Cornerstone is the sole member and that will be disregarded as an entity separate from its owner for federal income tax purposes within the meaning of Treas. Reg. Section 301.7701-3 or (ii) to be liquidated. Cornerstone shall allow Colonial to choose whether to apply clause (i) or clause (ii) of the preceding sentence to any particular entity. Such choice shall be made in the sole and absolute discretion of Colonial.

                  (d) Consistent with Cornerstone's obligations under Section 5.3(a), Cornerstone shall use commercially reasonable efforts to obtain all consents necessary to consummate the transactions referred to in Sections 5.13(a), 5.13(b) and 5.13(c) (such transactions are referred to herein as the "Pre-Closing Reorganization Transactions") prior to the Effective Time. In the event that all such consents shall not have been obtained prior to the Effective Time, then (i) Cornerstone shall, upon the written request of Colonial, nevertheless cause each of the Pre-Closing Reorganization Transactions to be consummated within the two business days prior to the Closing Date and (ii) if Colonial shall have provided the written request of Colonial set forth in clause
(i), the failure to obtain all consents necessary to consummate the Pre-Closing Reorganization Transactions may not be asserted by Cornerstone as the factual basis for any of the conditions set forth in Sections 6.3(a), 6.3(c) and 6.3(f) or by Colonial as the factual basis for any of the conditions set forth in Sections 6.2(a), 6.2(c) or 6.2(g).

            5.14 [Intentionally omitted].

            5.15 Redemption of Cornerstone Series A Preferred Shares. As soon as reasonably practicable following the date hereof, Cornerstone shall mail a notice of redemption to all holders of record of Cornerstone Series A Preferred Shares which fixes a date not less than 30 days from the date of such mailing on which Cornerstone will redeem all outstanding Cornerstone Series A Preferred Shares in accordance with Section 9.4 of the Cornerstone Articles (the "Cornerstone Series A Redemption Date"). On the Cornerstone Series A Redemption Date, Cornerstone shall redeem all outstanding Cornerstone Series A Preferred Shares at the cash redemption price set forth in, and otherwise in accordance with, the terms of Section 9.4 of the Cornerstone Articles.

            5.16 IRS Agreements.

                  (a) Cornerstone shall use commercially reasonable efforts to seek an appropriate closing agreement, private letter ruling, determination letter or such other agreement described in Treas. Reg. Sec. 1.860-2(b)(1)(ii) from the IRS (an "IRS Agreement") resolving those matters identified on Schedule
5.16 of the Cornerstone Disclosure Schedule and any other matters heretofore or hereafter identified by Cornerstone as requiring resolution through an IRS Agreement in order for (x) Cornerstone to comply with (or, in the case of a condition, satisfy) Sections 2.6, 2.14, 4.1(f), 4.1(g), 4.1(i), 5.1(b) and
6.2(d)(i) or (y) Colonial to comply with its obligations set forth in Section 5.1(b)(ii). Cornerstone shall (and shall cause the counsel representing Cornerstone in such matter to) (i) consult with Colonial regarding the application for and negotiation of such IRS Agreement, (ii) use commercially reasonable efforts to permit Colonial's designated counsel to attend meetings or telephone calls with the IRS scheduled by the IRS or Cornerstone (or Cornerstone's counsel) regarding any such IRS Agreement, and (iii) provide Colonial with copies of, and the right to comment on, any written materials regarding such IRS Agreement prior to submission to the IRS; provided, however, that Colonial's rights under this Section 5.16 shall not be permitted to unduly delay or impede Cornerstone from obtaining such IRS Agreement. Notwithstanding anything to the contrary contained herein, Cornerstone shall not, without the prior written consent of Colonial, enter into any IRS Agreement providing for any obligation of Cornerstone or any Cornerstone Subsidiary other than the payment in cash of a Deficiency Dividend to holders of Cornerstone Common Shares or of amounts that would constitute Section 5.16 Expenses or Section 5.16 Interest/Penalties. The seeking of or entering into any IRS Agreement meeting the requirements of this Section 5.16 (or any resulting Dividend Deficiency Amount, Section 5.16 Expenses Amount or Section 5.16 Interest/Penalties Amount) shall not constitute a circumstance, event, occurrence, change or effect that would constitute a Cornerstone Material Adverse Effect.

                  (b) Cornerstone and Colonial shall each maintain accurate records of all third party costs and expenses required in connection with the matters described in this Section 5.16 (including (i) all incremental costs and expenses attributable to the matters that are the subject of this Section 5.16 incurred in connection with this Agreement, the Form S-4 and any Form 8-K's or other public communications in connection herewith and (ii) all costs and expenses described in this sentence incurred by Cornerstone and Colonial prior to the date hereof) (collectively, the "Section 5.16 Expenses"). Cornerstone and Colonial shall each provide to the other (i) an itemized calculation of all
Section 5.16 Expenses incurred by such party as of a date not more than three days prior to the effectiveness of the Form S-4 and (ii) its reasonable estimate of the remaining Section 5.16 Expenses it will incur in connection with the resolution of any request for an IRS Agreement. The aggregate amount of all
Section 5.16 Expenses of both Cornerstone and Colonial is referred to herein as the "Section 5.16 Expenses Amount."

                  (c) If Cornerstone shall have obtained an IRS Agreement pursuant to this Section 5.16 requiring the payment of any amount to the IRS, whether denominated as taxes, a payment in lieu of taxes, a penalty, or interest (including, without limitation, the interest payment required under Section 860 of the Code) (collectively, the "Section 5.16 Interest/Penalties"), Cornerstone shall pay such Section 5.16 Interest/Penalties in accordance with the IRS Agreement and provide Colonial evidence of such payment. Without limiting the foregoing, the Section 5.16 Interest/Penalties also shall include any amount payable to any state or local taxing authority as a result of the matters covered by the IRS Agreement. The aggregate amount of all Section 5.16 Interest/Penalties is referred to herein as the "Section 5.16 Interest/Penalties Amount."

                                    ARTICLE 6

                                    CONDITIONS

            6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of each party to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

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                  (a) Shareholder Approvals. The Shareholder Approvals shall have been obtained.

                  (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger, under the HSR Act, if applicable to the Merger, shall have expired or been terminated.

                  (c) Listing of Shares. The NYSE shall have approved for listing the Colonial Common Shares and Colonial Series E Preferred Depositary Shares to be issued in the Merger and the Colonial Common Shares to be issued upon exercise of the Assumed Options, in each case subject to official notice of issuance.

                  (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

                  (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

                  (f) Blue Sky Laws. Colonial shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Colonial Common Shares and Colonial Series E Preferred Depositary Shares issuable in the Merger.

            6.2 Conditions to Obligations of Colonial and Colonial Merger Sub. The obligations of Colonial and Colonial Merger Sub to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Colonial:

                  (a) Representations and Warranties. Each of the representations and warranties of Cornerstone set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Cornerstone Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Cornerstone Material Adverse Effect; and Colonial shall have received a certificate (which certificate may be qualified by "knowledge" to the same extent as the representations and warranties of Cornerstone contained herein are so qualified) signed on behalf of Cornerstone by the chief executive officer or the chief financial officer of Cornerstone, in such capacity, to such effect.

                  (b) Performance of Obligations of Cornerstone. Cornerstone shall have performed in all material respects all obligations required to be performed by them under

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this Agreement at or prior to the Effective Time, and Colonial shall have received a certificate signed on behalf of Cornerstone by the chief executive officer or the chief financial officer of Cornerstone, in such capacity, to such effect.

                  (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Cornerstone Material Adverse Effect and Colonial shall have received a certificate of the chief executive officer or chief financial officer of Cornerstone, in such capacity, certifying to such effect.

                  (d) Tax Opinions Relating to REIT Status and Partnership Status. Colonial shall have received (i) an opinion of McGuireWoods LLP or other counsel to Cornerstone reasonably satisfactory to Colonial, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1999, Cornerstone was organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations, and with such additional exceptions, assumptions, qualifications and representations as are set forth in writing and are reasonably satisfactory to Colonial), and (ii) an opinion of Hogan & Hartson L.L.P. or other counsel to Colonial reasonably satisfactory to Cornerstone, dated as of the Closing Date, to the effect that, commencing with its taxable year ended December 31, 1999, Colonial was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, Colonial's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations, and with such additional exceptions, assumptions, qualifications and representations as are set forth in writing and are reasonably satisfactory to Colonial).

                  (e) Tax Opinion Relating to the Merger. Colonial shall have received an opinion dated the Closing Date from Hogan & Hartson L.L.P. or other counsel reasonably satisfactory to Colonial, based upon customary exceptions, assumptions, qualifications, certificates and letters, which customary exceptions, assumptions, qualifications, letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code (but such opinion need not conclude that the receipt of the Colonial Series E Preferred Depositary Shares in the Merger will qualify for the nonrecognition of gain).

                  (f) Nonsolicitation Agreements. Each of Glade M. Knight, S.J. Olander, Jr. and David L. Carneal shall have entered into nonsolicitation agreements substantially in the form set forth on Exhibit D.

                  (g) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to result, individually or in the aggregate, in a Colonial Material Adverse Effect (after giving effect to the Merger) or a Cornerstone Material Adverse Effect.

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                  (h) Redemption. Cornerstone shall have redeemed all
outstanding Cornerstone Series A Preferred Shares for the redemption price set forth in the Cornerstone Articles, and there shall be no Cornerstone Series A Preferred Shares outstanding.

                  (i) Pre-Closing Reorganization Transactions. The Pre-Closing Reorganization Transactions shall have been consummated.

                  (j) IRS Agreement. Cornerstone shall have submitted to the IRS a request for an IRS Agreement pursuant to Section 5.16 and shall have obtained such IRS Agreement, and all matters covered by such request shall have been resolved in such IRS Agreement in a manner that is reasonably satisfactory to Colonial.

            6.3 Conditions to Obligations of Cornerstone. The obligations of Cornerstone to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Cornerstone:

                  (a) Representations and Warranties. Each of the representations and warranties of Colonial and Colonial Merger Sub set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Colonial Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties are expressly limited by their terms to another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Colonial Material Adverse Effect; and Cornerstone shall have received a certificate (which certificate may be qualified by "knowledge" to the same extent as the representations and warranties of Colonial and Colonial Merger Sub contained herein are so qualified) signed on behalf of Colonial by the chief executive officer or the chief financial officer of Colonial, in such capacity, to such effect.

                  (b) Performance of Obligations of Colonial. Colonial and Colonial Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Cornerstone shall have received a certificate of Colonial signed on behalf of Colonial by the chief executive officer or the chief financial officer of Colonial, in such capacity, to such effect.

                  (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Colonial Material Adverse Effect and Cornerstone shall have received a certificate of the chief executive officer or the chief financial officer of Colonial, in such capacity, certifying to such effect.

                  (d) Tax Opinions Relating to REIT Status. Cornerstone shall have received the opinion of Hogan & Hartson L.L.P. or other counsel to Colonial reasonably satisfactory to Cornerstone, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1999, Colonial was organized and has operated in conformity with the

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

requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, Colonial's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations, and with such additional exceptions, assumptions, qualifications and representations as are set forth in writing and are reasonably satisfactory to Cornerstone).

                  (e) Tax Opinion Relating to the Merger. Cornerstone shall have received an opinion dated the Closing Date from McGuireWoods LLP or other counsel reasonably satisfactory to Cornerstone, based upon customary exceptions, assumptions, qualifications, certificates and letters, which customary exceptions, assumptions, qualifications, letters and certificates are to be in a form to be agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code (but such opinion need not conclude that the receipt of the Colonial Series E Preferred Depositary Shares in the Merger will qualify for the nonrecognition of gain).

                  (f) Consents. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Colonial Material Adverse Effect (after giving effect to the Merger).

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

            7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether such action occurs before or after the Shareholder Approvals are obtained:

                  (a) by mutual written consent duly authorized by the Board of Trustees of Colonial and the Board of Directors of Cornerstone;

                  (b) by Colonial, (i) upon a breach of or failure to perform any covenant, obligation or agreement on the part of Cornerstone set forth in this Agreement, or (ii) upon a breach of or in the event that any representation or warranty of Cornerstone is or shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by the Outside Date (as defined herein) (or as otherwise extended);

                  (c) by Cornerstone, (i) upon a breach of or failure to perform any covenant, obligation or agreement on the part of Colonial set forth in this Agreement, or (ii) upon a breach of or in the event that any representation or warranty of Colonial or Colonial Merger Sub is or shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by the Outside Date (or as otherwise extended);

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

                  (d) by either Colonial or Cornerstone, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and non-appealable;

                  (e) by either Colonial or Cornerstone, if the Merger shall not have been consummated before the Outside Date; provided, however, that a party may not terminate pursuant to this clause (e) if the terminating party shall have breached in any material respect its obligations under this Agreement in any manner that shall have caused the Merger not to have been consummated by such date;

                  (f) by either Colonial or Cornerstone (unless Cornerstone is in breach in any material respect of its obligations under Section 5.1) if, upon a vote at a duly held Cornerstone Shareholders Meeting or any adjournment thereof, the Cornerstone Shareholder Approval shall not have been obtained as contemplated by Section 5.1;

                  (g) by either Cornerstone or Colonial (unless Colonial is in breach in any material respect of its obligations under Section 5.1) if, upon a vote at a duly held Colonial Shareholders Meeting or any adjournment thereof, the Colonial Shareholder Approval shall not have been obtained as contemplated by Section 5.1;

                  (h) by Cornerstone (i) if the Board of Directors of Cornerstone shall have withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to Colonial its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or, (ii) in order to enter into a binding written agreement with respect to a Superior Acquisition Proposal, provided that, in each case, Cornerstone shall not be in material breach of the terms of Section
4.3 and termination pursuant to this Section 7.1(h) shall not be effective until such time as Cornerstone shall have paid to Colonial Partnership the Break-Up Fee (as defined herein) as provided by Section 7.2 hereof;

                  (i) by Colonial, if (i) the Board of Directors of Cornerstone shall have failed to recommend or withdrawn, modified, amended or qualified, or proposed publicly not to recommend or to withdraw, modify, amend or qualify, in any manner adverse to Colonial its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal or (ii) following the announcement or receipt of an Acquisition Proposal, Cornerstone shall have failed to call the Cornerstone Shareholders Meeting in accordance with Section 5.1(b) or failed to prepare and mail to its shareholders the Joint Proxy Statement in accordance with Section 5.1(a) or 5.1(b);

                  (j) by Cornerstone, if the Average Closing Price of Colonial Common Shares is less than $31.00 and Cornerstone shall have given Colonial, within three business days after the end of the 20-Trading Day period during which the Average Closing Price is determined, written notice of Cornerstone's election to terminate this Agreement pursuant to this Section 7.1(j), which election shall be irrevocable (unless Colonial shall have consented otherwise in writing) and shall be effective on the fifth business day following receipt by Colonial of such termination notice, unless during such five business day period Colonial shall

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have elected by notice in writing to Cornerstone (the "Top-Up Notice") to pay additional consideration (the "Top-Up Amount") consisting of cash, Colonial Common Shares, or a combination thereof, as specified in the Top-Up Notice, equal in value to $31.00 minus the Average Closing Price of Colonial Common Shares (with the value of any Colonial Common Shares included in the Top-Amount being equal to the Average Closing Price) with respect to each Colonial Common Share issuable in exchange for Cornerstone Common Shares in the Merger pursuant to Section 1.8(a)(ii) or 1.10(b);

                  (k) by Colonial, if the Average Closing Price of Colonial Common Shares is greater than $49.00; and

                  (l) by Colonial, if the Closing Adjustment Amount (excluding any portion of the Section 5.16 Expenses Amount incurred by Colonial) exceeds $60,000,000.

For purposes of this Section 7.1, the term "Outside Date" shall mean April 30, 2005; provided that the Outside Date shall be extended by the number of days after January 1, 2005 until the date on which both of the following shall have occurred: (x) Cornerstone shall have received an IRS Agreement meeting the condition set forth in Section 6.2(j) and (y) the parties shall have received all necessary consents for the filing of the Form S-4; provided, further, that the Outside Date shall be no later than June 30, 2005.

            7.2 Certain Fees and Expenses. If this Agreement shall be terminated
(i) pursuant to Section 7.1(h) or 7.1(i)(i), then Cornerstone theretofore or thereupon shall pay to Colonial Partnership a fee equal to the Break-Up Fee, or
(ii) pursuant to Section 7.1(b), 7.1(e) (if, at the time of such termination, the condition set forth in Section 6.2(j) shall not have been satisfied), 7.1(f) and 7.1(l), then Cornerstone shall pay to Colonial Partnership (provided that Cornerstone was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Break-Up Expenses (as defined herein). If this Agreement shall be terminated pursuant to Section 7.1(c), 7.1(g) or 7.1(k), then Colonial shall pay to Cornerstone (provided that Colonial was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination) an amount equal to the Break-Up Expenses. If this Agreement shall be terminated pursuant to Section 7.1(b), 7.1(d) (if primarily resulting from any action or inaction of Cornerstone or any Cornerstone Subsidiary), 7.1(e) (if such termination is by Cornerstone), 7.1(f) or 7.1(i)(ii) and prior to the time of such termination an Acquisition Proposal (but substituting 25% for 10% in the definition thereof) has been received by Cornerstone, and either prior to the termination of this Agreement or within twelve (12) months thereafter, Cornerstone (or Cornerstone Partnership or any Cornerstone Subsidiary) enters into any written agreement to consummate a transaction or series of transactions which, had such agreement been proposed or negotiated during the term of this Agreement, would have constituted an Acquisition Proposal (but substituting 25% for 10% in the definition thereof) pursuant to Section 4.3 (each, a "Cornerstone Acquisition Agreement"), which is subsequently consummated (and which, (x) in the case of a termination pursuant to Section 7.1(e) or 7.1(f), relates to the same Acquisition Proposal that had been received at the time of termination of this Agreement and (y) in the case of a termination pursuant to Section 7.1(b), 7.1(d) or 7.1(i)(ii), relates to any Acquisition Proposal, whether or not such Acquisition Proposal is the Acquisition Proposal that had been received at the time of the termination of this Agreement), then Cornerstone shall pay the Break-Up Fee to Colonial Partnership.

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

            Notwithstanding anything to the contrary in this Agreement, the parties hereto expressly acknowledge and agree that, with respect to any termination of this Agreement in circumstances where the Break-Up Fee is payable in accordance with this Section 7.2 (other than a termination by Colonial pursuant to Section 7.1(b) by reason of a willful or intentional breach of this Agreement by Cornerstone), the payment of the Break-Up Fee shall, in light of the difficulty of accurately determining actual damages, constitute liquidated damages with respect to any claim for damages or any other claim which Colonial and Colonial Merger Sub would otherwise be entitled to assert against Cornerstone or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or shareholders, with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to Colonial or Colonial Merger Sub. Except for nonpayment of the amounts set forth in
Section 7.2, the parties hereby agree that, upon termination of this Agreement in circumstances where the Break-Up Fee is payable in accordance with this
Section 7.2 (other than a termination by Colonial pursuant to Section 7.1(b) by reason of a willful or intentional breach of this Agreement by Cornerstone), in no event shall Colonial or Colonial Merger Sub (i) seek to obtain any recovery or judgment against Cornerstone or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or shareholders, or (ii) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

            The Break-Up Fee shall be paid by Cornerstone to Colonial Partnership, or the Break-Up Expenses shall be paid by Cornerstone to Colonial Partnership or Colonial to Cornerstone (as applicable), in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred (except as otherwise provided in Section 7.1(h)). The parties hereto acknowledge that the agreements contained in this Section 7.2 are integral parts of this Agreement; accordingly, if (i) Cornerstone fails to promptly pay the Break-Up Fee or Break-Up Expenses due pursuant to this Section 7.2 and, in order to obtain payment, Colonial commences a suit which results in a judgment against Cornerstone for any amounts owed pursuant to this Section 7.2, Cornerstone shall pay to Colonial its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount owed at the rate on six-month U.S. Treasury obligations in effect on the date such payment was required to be made plus 300 basis points, or (ii) Colonial fails to promptly pay the Break-Up Expenses due pursuant to this Section 7.2 and, in order to obtain payment, Cornerstone commences a suit which results in a judgment against Colonial for any amounts owed pursuant to this Section 7.2, Colonial shall pay to Cornerstone its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount owed at the rate on six-month U.S. Treasury obligations in effect on the date such payment was required to be made plus 300 basis points.

            As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $20 million less Break-Up Expenses paid or payable under this Section 7.2 (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to Colonial Partnership without causing Colonial to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to Colonial, and (B) in the event Colonial receives a

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

letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that Colonial has received a ruling from the IRS holding that Colonial Partnership's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of Colonial within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by Colonial Partnership of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. Cornerstone's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that Colonial Partnership is not able to receive the full Base Amount, Cornerstone shall place the unpaid amount in escrow and shall not release any portion thereof to Colonial Partnership unless and until Cornerstone receives one or both of the following: (i) a letter from Colonial's independent accountants indicating the maximum amount that can be paid at that time to Colonial Partnership without causing Colonial to fail to meet the REIT Requirements or
(ii) a Break-Up Fee Tax Opinion, in either of which events Cornerstone shall pay to Colonial Partnership the unpaid Base Amount or, if less and either there is no Break-up Fee Tax Opinion or the ruling described in the Break-Up Fee Tax Opinion does not hold that the Base Amount either would constitute Qualifying Income or would be excluded from gross income for purposes of the REIT Requirements, the maximum amount stated in the letter referred to in (i) above. Subject to satisfaction of the conditions set forth in the immediately preceding sentence, there is no limitation on the number of distributions that can be made from the escrow prior to the third anniversary of the date of this Agreement.

            The "Break-Up Expenses" payable to Colonial Partnership or Cornerstone, as the case may be (the "Recipient"), shall be an amount equal to the lesser of (i) $3 million or (ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses); provided, however that if this Agreement is terminated pursuant to (x) Section 7.1(e) and, at the time of such termination, the condition set forth in Section 6.2(j) shall not have been satisfied, or (y) Section 7.1(l), then (in either case) "Break-Up Expenses" shall be calculated with $7.5 million replacing $3 million as the maximum amount of the Break-Up Expenses set forth in clause (i). If the Break-Up Expenses payable to the Recipient exceed the maximum amount that can be paid to the Recipient without causing the Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient (the "Maximum Amount"), the amount initially payable to the Recipient shall be limited to the Maximum Amount. If, however, within the three-year period commencing on the date of this Agreement, the Recipient receives a Break-Up Fee Tax Opinion indicating that it has received a ruling from the IRS holding that the Recipient's receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income of the Recipient within the meaning of the REIT Requirements or that receipt by the Recipient of the balance of the Break-Up Expenses above the Maximum Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Recipient shall be entitled to have payable to it the full amount of the Break-Up Expenses. The obligation of Colonial or Cornerstone, as applicable ("Payor"), to pay any unpaid portion of the Break-Up Expenses shall terminate three years from the date of this Agreement. In the event

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

that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either one or both of the following: (i) a letter from the independent accountants of Colonial or Cornerstone, as the case may be, indicating the maximum amount that can be paid at that time to the Recipient without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of which events the Payor shall pay to the Recipient the unpaid Break-Up Expenses or, if less and either there is no Break-Up Expense Tax Opinion or the ruling described in the Break-Up Expense Tax Opinion does not hold that the Base Amount either would constitute Qualifying Income or would be excluded from gross income for purposes of the REIT Requirements, the maximum amount stated in the letter referred to in
(i) above. Subject to satisfaction of the conditions set forth in the immediately preceding sentence, there is no limitation on the number of distributions that can be made from the escrow prior to the third anniversary of the date of this Agreement. Colonial Partnership is an intended third party beneficiary of this Section 7.2.

            7.3 Effect of Termination. In the event of termination of this Agreement by either Cornerstone or Colonial as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Colonial, Colonial Merger Sub or Cornerstone, other than the last sentence of Section 5.2, Section 7.2, this Section 7.3 and Article 8, and except to the extent that such termination results from a material breach by any party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

            7.4 Amendment. This Agreement may be amended by the parties in writing by action of the respective Board of Trustees or Board of Directors of Colonial and Cornerstone at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Virginia Articles of Merger and Delaware Certificate of Merger; provided, however, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of each party as a REIT or (b) preserve the Merger as a reorganization under Section 368(a) of the Code.

            7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE 8

                               GENERAL PROVISIONS

            8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                        (a) if to Colonial or Colonial Merger Sub, to:

                            Colonial Properties Trust
                            2101 6th Avenue North
                            Suite 750
                            Birmingham, AL 35203

                            Attention: Thomas H. Lowder
                            Fax No.: 205-986-6880

                        with a copy (which shall not constitute notice) to:

                            Hogan & Hartson L.L.P.
                            555 Thirteenth Street, N.W.
                            Washington, D.C.  20004-1109
                            Attention:  J. Warren Gorrell, Jr.
                                        Bruce W. Gilchrist
                                        Thomas C. Morey
                            Fax No.: (202) 637-5910

                  (b) if to Cornerstone, to:

                            Cornerstone Realty Income Trust, Inc.
                            306 E. Main St.
                            Richmond, VA 23219

                            Attention: Glade M. Knight
                            Fax No.: (804) 782-9302

                  with a copy (which shall not constitute notice) to:

                            McGuireWoods LLP
                            901 East Cary Street
                            Richmond, VA 23219
                            Attention:  David W. Robertson
                            Fax No.: (804) 698-2152

      All notices shall be deemed given only when actually received.

            8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

            8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Cornerstone Disclosure Letter, the Colonial Disclosure Letter, the Confidentiality Agreement, the Voting Agreements and the other agreements entered into in connection with the Merger (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral between the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 5.9, Section 5.12 and Section 7.2 ("Third Party Provisions"), are not intended to confer upon any Person other than the parties hereto any rights or remedies.

            8.6 Governing Law. THE MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATES OF DELAWARE AND VIRGINIA, AS APPLICABLE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF. EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF VIRGINIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

            8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            8.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Virginia or in any state court located in the Commonwealth of Virginia this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Virginia or any state court located in the Commonwealth of Virginia in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

            8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            8.10 Exculpation. This Agreement shall not impose any personal liability on any shareholder, trustee, trust manager, director, officer, employee or agent of Colonial or Cornerstone, and all Persons shall look solely to the property of Colonial or Cornerstone for the payment of any claim hereunder or for the performance of this Agreement.

            8.11 Joint and Several Obligations. In each case where Colonial and Colonial Merger Sub are obligated to perform the same obligation hereunder, such obligation shall be joint and several.

            IN WITNESS WHEREOF, Colonial, Colonial Merger Sub and Cornerstone have caused this Agreement to be signed by their respective officers (or general partners) thereunto duly authorized all as of the date first written above.

                                          COLONIAL PROPERTIES TRUST

                                          By:   /s/ Thomas H. Lowder
                                               -------------------------------
                                               Name: Thomas H. Lowder
                                               Title: Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer

                                          CLNL ACQUISITION SUB LLC

                                          By:   /s/ Thomas H. Lowder
                                               -------------------------------
                                               Name: Thomas H. Lowder
                                               Title: President and Chief
                                                      Executive Officer

                                          CORNERSTONE  REALTY  INCOME TRUST,
                                          INC.

                                          By:   /s/ Glade M. Knight
                                               -------------------------------
                                               Name: Glade M. Knight
                                               Title: Chairman & CEO

                                                                       Exhibit A

                     FORM OF DELAWARE CERTIFICATE OF MERGER

                              CERTIFICATE OF MERGER
                                       OF
                      CORNERSTONE REALTY INCOME TRUST, INC.
                                  WITH AND INTO
                            CLNL ACQUISITION SUB LLC

      Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the "DE LLC ACT"), CLNL Acquisition Sub LLC, a Delaware limited liability company ("COLONIAL MERGER SUB"), does hereby certify to the following facts relating to the merger of Cornerstone Realty Income Trust, Inc., a Virginia corporation ("CORNERSTONE") with and into Colonial Merger Sub (the "MERGER"):

      FIRST: The name and jurisdiction of formation of each business entity that is a party to the Merger is as follows:

                Name                              Jurisdiction of Formation
                ----                              -------------------------
Cornerstone Realty Income Trust, Inc.                      Virginia

CLNL Acquisition Sub LLC                                   Delaware

      SECOND: An Agreement and Plan of Merger, dated as of October 25, 2004, by and among Colonial Properties Trust, an Alabama real estate investment trust, Colonial Merger Sub and Cornerstone (the "AGREEMENT AND PLAN OF MERGER"), has been approved and executed by each of the constituent business entities, in accordance with the requirements of Section 18-209 of the DE LLC Act, in the case of Colonial Merger Sub, and in accordance with the respective laws of the jurisdictions under which the other business entities are formed, organized or incorporated.

      THIRD: Pursuant to the Agreement and Plan of Merger, Colonial Merger Sub will be the surviving limited liability company in the Merger (the "SURVIVING LLC"), and the Surviving LLC shall continue its existence under its present name, "Colonial Merger Sub LLC."

      FOURTH: The effective date and time of the Merger will be _________, 2005.

      FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving LLC at the following address:

                         ______________________________
                         ______________________________
                         ______________________________

      SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving LLC, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge in the Merger.

      IN WITNESS WHEREOF, this Certificate of Merger has been duly executed, on this __ day of _________, 2005.

                                          CLNL ACQUISITION SUB LLC

                                          By:   ________________________________
                                          Name:
                                          Title:

                                                                       Exhibit B

                       FORM OF VIRGINIA ARTICLES OF MERGER

                               ARTICLES OF MERGER

                                     MERGING

                      CORNERSTONE REALTY INCOME TRUST, INC.
                             A VIRGINIA CORPORATION,

                                  WITH AND INTO

                            CLNL ACQUISITION SUB LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

            The undersigned entities, pursuant to Section 13.1-720 and Section 13.1-722 of the Virginia Stock Corporation Act, hereby execute and adopt the following articles of merger:

            1. The Agreement and Plan of Merger (the "PLAN OF MERGER") is attached hereto as Exhibit A, and the terms of such Plan of Merger are incorporated by reference herein in their entirety.

            2. Cornerstone Trust, Inc., a Virginia corporation ("CORNERSTONE"), shall be merged with and into CLNL Acquisition Sub LLC, a Delaware limited liability company ("COLONIAL MERGER SUB") (the "MERGER"). Colonial Merger Sub shall be the surviving limited liability company.

            3. The Merger is permitted by the state under whose law Colonial Merger Sub is organized and Colonial Merger Sub has complied with that law in effecting the Merger.

            4. The Plan of Merger was submitted to the shareholders of Cornerstone by the board of directors of Cornerstone in accordance with the Virginia Stock Corporation Act. There were _______ of Cornerstone's common shares of beneficial interest, no par value ("COMMON SHARES"), outstanding as of ____________, 2005, the record date for the special meeting held on __________, 2005 at which the Plan of Merger was considered (the "SPECIAL MEETING"). Common shares represented the only class of securities entitled to vote at the Special Meeting, and each share thereof entitled its holder to one vote. Of the ______ votes entitled to be cast, ________ were indisputably represented at the Special Meeting. The total number of undisputed votes cast FOR the Plan of Merger at the Special Meeting was ________, which number was sufficient for the approval of the Plan of Merger by the holders of Common Shares.

            IN WITNESS WHEREOF, each of the undersigned has caused these Articles of Merger to be duly executed and delivered in its name as of the ____ day of ______________, 2005.

                                          CORNERSTONE TRUST, INC.

                                          By:   ______________________________
                                                Name:
                                                Title:

                                          CLNL ACQUISITION SUB LLC

                                          By:   ______________________________
                                                Name:
                                                Title:

                                                                       Exhibit C

                     FORM OF COLONIAL ARTICLES SUPPLEMENTARY

                            ARTICLES SUPPLEMENTARY OF
              7.62% SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES
                            OF BENEFICIAL INTEREST OF
                            COLONIAL PROPERTIES TRUST

                       Pursuant to Section 10-13-7 of the
                              Code of Alabama 1975

      Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), hereby certifies that on October 21, 2004, pursuant to authority conferred by Sections 3.2(e) and 6.3 of the Charter (as defined below) and in accordance with Section 10-13-7 of the Code of Alabama 1975, the Board of Trustees duly classified unissued Preferred Shares (as defined below) of the Company, and the description of such Preferred Shares (as defined below), including the number, designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, as set by the Board of Trustees, are as follows:

      Section 1. Number of Shares and Designation. This series of Preferred Shares shall be designated as 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the "Series E Preferred Shares"). The number of Preferred Shares constituting the Series E Preferred Shares is 70,000.

      Section 2. Definitions. The following terms shall have the following meanings herein:

            (a) "Articles" shall mean these Articles Supplementary of 7.62% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest of Colonial Properties Trust.

            (b) "Board of Trustees" shall mean the Board of Trustees of the Company or any committee authorized by the Board of Trustees to perform any of its responsibilities with respect to the Series E Preferred Shares.

            (c) "Business Day" shall mean any day other than a Saturday, Sunday or day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

            (d) "Call Date" shall have the meaning set forth in Section 6(b).

            (e) "Capital Gains Amount" shall have the meaning set forth in
Section 3(d).

            (f) "Charter" means the Declaration of Trust of the Company, as amended to the date hereof and as the same may be amended hereafter from time to time.

            (g) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

            (h) "Common Shares" shall mean the Company's common shares of beneficial interest, par value $.01 per share.

            (i) "Dividend Payment Date" shall mean the last day (or, if such day is not a Business Day, the succeeding Business Day) of each March, June, September and December, commencing on __ [1], 2005.

            (j) "Dividend Periods" shall mean quarterly dividend periods commencing on, and including, January 1, April 1, July 1 and October 1 of each year and ending on and including the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on the Initial Dividend Accrual Date, and other than the Dividend Period during which any Series E Preferred Shares shall be redeemed pursuant to Section 6, which shall end on and include the Call Date with respect to the Series E Preferred Shares being redeemed).

            (k) "Fully Junior Shares" shall mean the Common Shares, the Series 1998 Junior Participating Preferred Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Series E Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

            (l) "Initial Dividend Accrual Date" shall mean __, 200__[2].

            (m) "Issue Date" shall mean the first date on which the pertinent Series E Preferred Shares are issued.

            (n) "Junior Shares" shall mean the Common Shares, the Series 1998 Junior Participating Preferred Shares and any other class or series of shares of beneficial interest of the Company now or hereafter issued and outstanding over which the Series E Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

            (o) "Market Price," with respect to a Common Share as of any date of determination, shall mean the average of the closing prices of the Common Shares for the 10 consecutive Trading Days ending on date of determination on the New York Stock Exchange (or such other national securities exchange or automated quotation system on which the Common Shares are then listed or

------------------
[1] The Company shall insert the month and date of the applicable quarter end after the Closing Date.

[2] The Company shall insert the most recent record date for payment of regular quarterly dividends on Cornerstone Common Shares prior to the Issue Date.

authorized for quotation or, if the Common Shares are not so listed or authorized for quotation, an amount determined in good faith by the Board of Trustees to be the fair value of the Common Shares).

            (p) "Parity Shares" shall have the meaning set forth in Section
9(b).

            (q) "Person" means an individual, a corporation, an association, a partnership, a limited liability company, a joint venture, a joint stock company, a trust, an unincorporated organization or any other entity or organization, a government or political subdivision or an agency or instrumentality thereof.

            (r) "Preferred Shares" shall mean the Company's preferred shares of beneficial interest, par value $.01 per share.

            (s) "Series E Preferred Shares" shall have the meaning set forth in
Section 1.

            (t) "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Company; provided, however, that if any funds for any class or series of Junior Shares or Fully Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series E Preferred Shares as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series E Preferred Shares shall mean placing such funds in such separate account or delivering such funds to a disbursing, paying or other similar agent.

            (u) "Subsidiary" shall mean, with respect to any Person, (a) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and
(b) any partnership, (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            (v) "Total Dividends" shall have the meaning set forth in Section 3(d).

            (w) "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on Nasdaq or, if the applicable security is not quoted on Nasdaq, on the principal other market on which the applicable security is then traded.

            (x) "Transfer Agent" means EquiServe Trust Company, N.A., or such other agent or agents of the Company as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series E Preferred Shares.

      Section 3. Dividends.

      (a) The holders of Series E Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for that purpose, cumulative preferential dividends payable on each Dividend Payment Date in cash in an amount equal to the sum of (i) $47.625 per share plus
(ii) if the sum of all dividends paid on one Common Share during the preceding Dividend Period (i.e., the Dividend Period ending on the immediately preceding Dividend Payment Date) (such sum, the "Prior Period Dividends") exceeds the Common Dividend Threshold Amount (as defined below), an amount equal to the product of (x) 50% times (y) the excess of the Prior Period Dividends over the Common Dividend Threshold Amount times (z) the Equalization Factor (as defined below). Such dividends shall begin to accrue and shall be fully cumulative from and including the Initial Dividend Accrual Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Such dividends shall be payable in arrears to the holders of record of Series E Preferred Shares, as they appear on the share records of the Company at the close of business on the record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Trustees that is not more than 30 nor less than 10 days preceding the relevant Dividend Payment Date. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid on any date and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 30 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on the Series E Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series E Preferred Shares which remains payable.

      (b) The amount of dividends payable for the initial Dividend Period and for any Dividend Period shorter than a full Dividend Period for the Series E Preferred Shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of Series E Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares of stock, in excess of cumulative dividends, as herein provided, on the Series E Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Shares that may be in arrears.

      (c) If the Company, or any of its Subsidiaries, shall, after the Issue Date consummate a tender or exchange offer for all or any portion of the Company's Common Shares that involves an aggregate consideration per share in excess of the Market Price per Common Share as of the date immediately preceding the date notice is first given to the public or the holders of Common Shares of such tender or exchange offer (the "Tender Notice Date"), then the amount of the Prior Period Dividends for the Dividend Period ending on or after the closing date of such tender or exchange offer, shall include an amount equal to the fair market value (to be determined in good faith by the Board of Directors to be the fair market value) of the consideration paid in such tender or exchange for each share so tendered less the Market Price per Common Share on the date immediately preceding the Tender Notice Date.

      (d) Dividends on Series E Preferred Shares will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

      (e) If, for any taxable year, the Company elects to designate as "capital gain dividends" (as defined in Section 857 of the Code), any portion (the "Capital Gains Amount") of the total dividends paid or made available for the year to holders of all classes of capital stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of Series E Preferred Shares shall be in the same portion that the Total Dividends paid or made available to the holders of Series E Preferred Shares for the year bears to the Total Dividends.

      (f) So long as any Series E Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series E Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series E Preferred Shares and accumulated and unpaid on such Parity Shares.

      (g) So long as any Series E Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares or Fully Junior Shares, nor shall any Junior Shares or Fully Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of any employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series E Preferred Shares and any Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series E Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series E Preferred Shares and the current dividend period with respect to such Parity Shares.

      (h) No dividends on Series E Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

      (i) For purposes of this Section 3, the following terms shall have the meanings set forth below:

            (i) "Common Dividend Threshold Amount" shall initially mean $0.790; provided that if the Company shall, after the Issue Date, (A) pay a distribution or make a distribution on its Common Shares in Common Shares,
      (B) subdivide its outstanding Common Shares into a greater number of Common Shares, (C) combine its outstanding Common Shares into a smaller number of Common Shares or (D) issue any Common Shares by reclassification of its Common Shares, the Common Dividend Threshold Amount in effect (x), in the case of any such distribution, at the opening of business on the day following the date fixed for the determination of holders entitled to receive such distribution or (y), in the case of any such subdivision, combination, or recapitalization, at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, shall be adjusted by multiplying
      (1) the Common Dividend Threshold Amount in effect immediately prior to such record date in the case of a distribution or such effective date in the case of a subdivision, combination or reclassification by (2) the Adjustment Factor. So long as any Series E Preferred Shares are outstanding, the Company shall not pay or make a distribution on its Common Shares in any Junior Shares, Fully Junior Shares, Parity Shares or any other securities, other than Common Shares. The Company shall be entitled, to the extent permitted by law, to make such reductions in the Common Dividend Threshold Amount, in addition to those set forth above, as it in its discretion shall determine to be advisable in order that any share distributions, subdivision of shares, reclassification or combination of shares hereafter made by the Company to its holders shall not be taxable. All calculations of the Common Dividend Threshold Amount shall be made to the nearest $0.001 (with $.0005 being rounded upward).

            (ii) "Equalization Factor" shall initially mean 60.2991; provided that if the Company shall, after the Issue Date, (A) pay a distribution or make a distribution on its Common Shares in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of Common Shares, (C) combine its outstanding Common Shares into a smaller number of Common Shares or (D) issue any Common Shares by reclassification of its Common Shares, the Equalization Factor in effect (x), in the case of any such distribution, at the opening of business on the day following the date fixed for the determination of holders entitled to receive such distribution or (y), in the case of any such subdivision, combination, or recapitalization, at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, shall be adjusted by dividing (1) the Equalization Factor in effect immediately prior to such record date in the case of a distribution or such effective date in the case of a subdivision, combination or reclassification by (2) the Adjustment Factor. All calculations of the Equalization Factor shall be made to the nearest .0001 (with 0.00005 being rounded upward).

            (iii) "Adjustment Factor" shall mean the quotient obtained by dividing (A) the number of Common Shares outstanding immediately prior to
      (x) the record date, in the case of a distribution of Common Shares for which an adjustment is to be made hereunder, or (y) the effective date, in the case of a subdivision, combination or reclassification for which an adjustment is to be made hereunder, by (B) (x) in the case of any such distribution, the sum of the number of Common Shares outstanding immediately prior to the record date for such distribution plus the number of Common Shares distributed in such distribution or (y) in the case of any such subdivision, combination or reclassification, the number of Common Shares outstanding at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective.

      Section 4. Liquidation Rights.

      (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series E Preferred Shares shall be entitled to receive Two Thousand Five Hundred Dollars ($2,500.00) per Series E Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of such liquidation, dissolution or winding up, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series E Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series E Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on such Series E Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more corporations, real estate investment trusts, or other entities and (ii) a sale, lease or transfer of all or substantially all of the Company's assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

      (b) Subject to the rights of the holders of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series E Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series E Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares or Fully Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Shares shall not be entitled to share therein.

      Section 5. Conversion. The Series E Preferred Shares are not convertible into or exchangeable for any other property or securities of the Company.

      Section 6. Redemption at the Option of the Company.

      (a) The Company, at its option, may redeem the Series E Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of Two Thousand Five Hundred Dollars ($2,500.00) per Series E Preferred Share, plus the amounts indicated in Section 6(b). If the Company, at any time, chooses to redeem the Series E Preferred Shares, in part and not in whole, the Company may not redeem in the aggregate more than 60,000 of the Series E Preferred Shares without redeeming all of the Series E Preferred Shares that are then outstanding.

      (b) Upon any redemption of the Series E Preferred Shares pursuant to this
Section 6, the Company shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the date of such redemption (the "Call Date"), without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series E Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Shares called for redemption.

      (c) If full cumulative dividends on the Series E Preferred Shares and any class or series of Parity Shares of the Company have not been declared and paid or declared and set apart for payment, the Series E Preferred Shares or Parity Shares may not be redeemed under this Section 6 in part and the Company may not purchase or otherwise acquire any Series E Preferred Shares or any Parity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series E Preferred Shares or Parity Shares, as the case may be; provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition of Series E Preferred Shares by the Company in accordance with the terms of Article VI of the Charter or otherwise in order to ensure that the Company remains qualified as a real estate investment trust ("REIT") for United States federal income tax purposes.

      (d) Notice of the redemption of any Series E Preferred Shares under this
Section 6 shall be given by the Company by first-class mail, postage prepaid, by the registrar to each holder of record of Series E Preferred Shares to be redeemed at the address of each such holder as shown on the share transfer books of the Company, not less than 30 nor more than 60 days prior to the Call Date, or by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Call Date. No failure to give any notice required by this Section 6(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice shall state: (i) the Call Date,
(ii) the number of Series E Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price per share, (iv) the place or places at which certificates for such shares are to be surrendered for payment of the redemption price, and (v) that dividends on the shares to be redeemed shall cease to accrue on such Call Date. Notice having been given as aforesaid, from and after the Call Date, (1) dividends on the Series E Preferred Shares so called for redemption shall cease to accrue, (2) such Series E Preferred Shares shall no longer be deemed to be outstanding, and
(3) all rights of the holders thereof as holders of Series E Preferred Shares of the Company (except the right to receive the cash redemption price payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon) shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company's books.

      (e) On or before the Call Date, the Company may elect to deposit with a bank or trust company (which may be an affiliate of the Company) or an affiliate of a bank or trust company, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series E Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series E Preferred Shares to be redeemed on any cash so set aside by the Company. If the Company elects to so deposit the cash necessary for the redemption of the called Series E Preferred Shares, any notice to the holders of Series E Preferred Shares called for redemption required by this Section 6(e) shall (x) specify the office of such bank or trust company as the place of payment of the redemption price and (y) call upon such holders to surrender the share certificates representing such shares at such place on or about the date fixed in such notice (which shall not be later than the Call Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Call Date). Subject to applicable escheat laws, any cash so deposited which remains unclaimed at the end of two years from the Call Date shall revert to the general funds of the Company, after which reversion, again subject to applicable escheat laws, the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.

      As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series E Preferred Shares are to be redeemed, the shares to be redeemed shall be determined pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable manner as prescribed by the Company's Board of Trustees in its sole discretion to be equitable. If fewer than all the Series E Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

      Section 7. Mandatory Redemption Upon Change of Control.

      (a) If a Change of Control (as defined below) shall occur at any time after the Issue Date, the Company shall be required to redeem all of the outstanding Series E Preferred Shares on the date (the "Change of Control Redemption Date") that is 30 calendar days after the date that the Company has mailed written notice of such Change of Control to holders of the Series E

Preferred Shares as set forth in Section 7(c), subject to the conditions set forth in Section 7(e) and otherwise in accordance with the provisions of this
Section 7. If such 30th calendar day is not a Business Day, the Change of Control Redemption Date will be the next succeeding Business Day. The Company shall redeem the Series F Preferred Shares in exchange for payment, in cash, of $2,500 per share plus the amounts specified in Section 7(b).

      As used herein, a "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following events after the Issue Date:

      (i) any "person" or "group" (within the meaning of Section 13(d) of the Exchange Act) other than the Company, its Subsidiaries or any employee bene?t plan of the Company or any of its Subsidiaries files a Schedule TO, Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of shares of Common Shares representing more than 50% of the voting power of the Common Shares entitled to vote generally in the election of trustees or directors; or

      (ii) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Shares will be converted into cash, securities or other property or any sale, lease or transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one or more of its Subsidiaries; provided, however, that a transaction where the Company is the surviving entity and the holders of the Common Shares immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of the voting stock of the Company entitled to vote generally in the election of trustees or directors immediately after such event shall not be a Change of Control; or

      (iii) the Company or a wholly owned Subsidiary of the Company shall cease to be the sole general partner of Colonial Realty Limited Partnership.

      (b) Upon any redemption of the Series E Preferred Shares pursuant to this
Section 7, the Company shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the Change of Control Redemption Date, without interest. If the Change of Control Redemption Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series E Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Shares called for redemption.

      (c) Notice of the occurrence of a Change of Control and redemption of the Series E Preferred Shares under this Section 7 shall be given by the Company by first-class mail, postage prepaid, by the registrar to each holder of record of Series E Preferred Shares at the address of each such holder as shown on the share transfer books of the Company, within 15 days after the occurrence of the Change of Control. No failure to give any notice required by this Section 7(c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice shall state:
(i) the Change of Control Redemption Date, (ii) the redemption price per share,
(iii) the place or places at which certificates for such shares are to be surrendered for payment of the redemption price, and (iv) that dividends on the shares to be redeemed shall cease to accrue on the Change of Control Redemption Date. Notice having been given as aforesaid, from and after the Change of Control Redemption Date, (x) dividends on the Series E Preferred Shares shall cease to accrue, (y) the Series E Preferred Shares shall no longer be deemed to be outstanding, and (z) all rights of the holders thereof as holders of Series E Preferred Shares of the Company (except the right to receive the cash redemption price payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon) shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the Company's books.

      (d) On or before the Change of Control Redemption Date, the Company may elect to deposit with a bank or trust company (which may be an affiliate of the Company) or an affiliate of a bank or trust company, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series E Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series E Preferred Shares to be redeemed on any cash so set aside by the Company. If the Company elects to so deposit the cash necessary for the redemption of the called Series E Preferred Shares, any notice to the holders of Series E Preferred Shares called for redemption required by this Section 7(d) shall (x) specify the office of such bank or trust company as the place of payment of the redemption price and (y) call upon such holders to surrender the share certificates representing such shares at such place on or about the date fixed in such notice (which shall not be later than the Change of Control Redemption Date) against payment of the redemption price (including all accrued and unpaid dividends up to the Change of Control Redemption Date). Subject to applicable escheat laws, any cash so deposited which remains unclaimed at the end of two years from the Change of Control Redemption Date shall revert to the general funds of the Company, after which reversion, again subject to applicable escheat laws, the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash. As promptly as practicable after the surrender in accordance with such notice of the certificates for any Series E Preferred Shares (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for cash (without interest thereon) in the amount of the redemption price for the applicable shares represented by each such certificate; provided that, if the Company shall default in the payment of the mandatory redemption amount to the holders of the Series E Preferred Shares as set forth in this
Section 7, the Series E Preferred Shares shall be deemed to remain outstanding and the holders of the Series E Preferred Shares shall have all the rights provided in these Articles until such time as such default shall no longer be outstanding.

      (e) The obligation of the Company to redeem the Series E Preferred Shares shall be subject to the rights of any class or series of Parity Shares or Senior Shares and compliance with the provisions of any material debt agreement to which the Company or any Subsidiary of the Company is a party that would prohibit such redemption or under which such redemption would constitute an event of default. In the event that the Company shall be prohibited from redeeming the Series E Preferred Shares for any of the reasons set forth in the previous sentence, (i) no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares or Fully Junior Shares, nor shall any Junior Shares or Fully Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of any employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), in each case until the Company shall have paid the mandatory redemption price for the Series E Preferred Shares in full; and (ii) the Company shall be obligated to redeem the Series E Preferred Shares on the date not later than 45 days following the date on which it is first able to redeem the Series E Preferred Shares by delivering a notice of such redemption in accordance with
Section 7(c) within 15 days following such date, in which event the Change of Control Redemption Date shall be the date 30 days after the date of such notice or, if such 30th calendar day is not a Business Day, the Change of Control Redemption Date will be the next succeeding Business Day.

      (f) The Company's obligation to redeem the Series E Preferred Shares under this Section 7 shall be satisfied if a third party purchases all Series E Preferred Shares presented for redemption in exchange for payment of the redemption price in cash and otherwise complies with the obligations of the Company in connection herewith.

      Section 8. Shares to be Retired. If and when approved by the Board of Trustees, all Series E Preferred Shares which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued Preferred Shares of the Company, without designation as to class or series.

      Section 9. Ranking. Any class or series of shares of beneficial interest of the Company shall be deemed to rank:

      (a) prior to the Series E Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series of shares of beneficial interest shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Shares;

      (b) on a parity with the Series E Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series E Preferred Shares, if the holders of such class or series of shares of beneficial interest and the Series E Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"); as of the date hereof, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares constitute Parity Shares;

      (c) junior to the Series E Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such shares of beneficial of interest shall be Junior Shares; and

      (d) junior to the Series E Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation dissolution or winding up, if such shares of stock shall be Fully Junior Shares.

      Section 10. Voting.

      (a) If and whenever dividends on the Series E Preferred Shares are in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full) for six or more quarterly periods, whether or not such quarterly periods are consecutive, the number of Trustees then constituting the Board of Trustees shall be increased by two, and the holders of Series E Preferred Shares, together with the holders of shares of every series of Parity Shares upon which like voting rights have been conferred and are exercisable, voting as a single class regardless of series, shall be entitled to elect the two additional Trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series E Preferred Shares and such Parity Shares called as hereinafter provided. Whenever all arrears in dividends on the Series E Preferred Shares and such Parity Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series E Preferred Shares and such Parity Shares to elect such additional two Trustees shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages), and the terms of office of all persons elected as Trustees by the holders of the Series E Preferred Shares and such Parity Shares shall immediately terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting rights shall have been so vested in the holders of Series E Preferred Shares and such Parity Shares, the secretary of the Company may, and upon the written request of the holders of record of at least 10% of the outstanding Series E Preferred Shares and the holders of Parity Shares (addressed to the secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series E Preferred Shares and of such Parity Shares for the election of the two Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the shareholders or as required by law. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Trustees elected by the holders of the Series E Preferred Shares and such Parity Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining Trustee elected by the holders of the Series E Preferred Shares and such Parity Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

      (b) So long as any Series E Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series E Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to the Series E Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter, including these Articles Supplementary, whether by merger, consolidation, or transfer or conveyance of substantially all of the Company's assets or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, that so long as the Series E Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series E Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creating or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized Series E Preferred Shares or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Series E Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The voting provisions set forth in this paragraph (b) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

      (c) For purposes of the foregoing provisions of this Section 10, each Series E Preferred Share shall have one (1) vote per share. Except as otherwise required by applicable law or as set forth herein, the Series E Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

      Section 11. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series E Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

      Section 12. Sinking Fund. The Series E Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

      Section 13. Restrictions on Ownership and Transfer. The beneficial ownership and transfer of the Series E Preferred Shares shall in all respects be subject to the applicable provisions of Section 6.7 of the Charter.

      Section 14. Listing on New York Stock Exchange. The Company shall (i) use reasonable best efforts, including timely submission of all required applications and filings and payment of required fees and expenses, to cause the Series E Preferred Shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Issue Date, and
(ii) use reasonable best efforts to maintain the listing of the Series E Preferred Shares on the New York Stock Exchange so long as any Series E Preferred Shares are outstanding.

      IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Financial Officer as of __, 2005.

                                          COLONIAL PROPERTIES TRUST

                                          By: _________________________________
                                          Name: Weston M. Andress
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                                                                       Exhibit D

                        FORM OF NONSOLICITATION AGREEMENT

            THIS NONSOLICITATION AGREEMENT (this "AGREEMENT") is made and entered into as of ________ __, 2004 by and among Colonial Properties Trust, an Alabama real estate investment trust ("COLONIAL") and ________________ ("[NAME]").

            WHEREAS, Colonial and Cornerstone Realty Income Trust, Inc. ("CORNERSTONE") have entered into an Agreement and Plan of Merger dated as of October 25, 2004 (the "MERGER AGREEMENT"), pursuant to which Cornerstone will be merged with and into a wholly owned subsidiary of Colonial ("COLONIAL MERGER SUB"), with Colonial Merger Sub as the surviving limited liability company (the "MERGER"), upon the terms and subject to the conditions set forth in the Merger Agreement;

            WHEREAS, [NAME] serves as [TITLE(S)] of Cornerstone;

            WHEREAS, Cornerstone and its subsidiaries (collectively, the "CORNERSTONE ENTITIES") are engaged in the businesses of owning, operating, investing in, constructing, managing, developing, re-developing and leasing multifamily properties and providing various services with respect thereto;

            WHEREAS, Colonial and its subsidiaries (collectively, the "COLONIAL ENTITIES") are engaged in, or intend to engage in following the closing of the Merger (the "CLOSING"), substantially similar businesses;

            [WHEREAS, [NAME] is currently party to an Employment Agreement dated as of October 1, 2001 with Cornerstone;]

            WHEREAS, effective as of the Closing, Colonial has caused [NAME] to resign in accordance with the Merger Agreement; and

            WHEREAS, in an effort to protect the legitimate business interests of Colonial and in order to induce Colonial to enter into the Merger Agreement, the execution and delivery of this Agreement by the parties hereto was made a condition to the obligations of Colonial under the Merger Agreement to consummate the Merger.

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree, intending to be legally bound hereby, as follows:

            1. Nonsolicitation of Employees. During the Restricted Period (as defined below), [NAME] shall not solicit any employee of any of the Colonial Entities or any of the Cornerstone Entities (or any successor to any of the Colonial Entities or Cornerstone Entities or any entity through which any of the Colonial Entities or Cornerstone Entities may conduct business in the future) (collectively, the "COMPANIES") for the purpose of causing such employee to leave the employment of any of the Companies, nor shall [NAME], directly or indirectly, hire any such employee; provided, however, that, if (i) Colonial indicates in writing its intention to terminate the employment of any employee of any of the Companies (i.e., with respect to all and not less than all of such employee's positions at all of the Companies), (ii) Colonial terminates the employment of any employee of any of the Companies (i.e., with respect to all and not less than all of such employee's positions at all of the Companies), or
(iii) an employee terminates his positions at all of the Companies voluntarily and not as a result of solicitation by [NAME], then [NAME] may solicit such employee or, directly or indirectly, hire any such employee. In addition, from and after the date that is one year following the date hereof, [NAME] may, after providing Colonial ten days advance written notice, solicit or hire any employee of the Companies if such employee is the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece, nephew, uncle or aunt (including adoptive relationships) of [NAME]. For purposes of this Agreement, the term "RESTRICTED PERIOD" means the period covering twenty-four
(24) months after the date of the Closing. "SOLICITATION" shall not be deemed to include advertisements made to the public.

            2. Reasonable and Necessary Restrictions. [NAME] acknowledges that the restrictions, prohibitions and other provisions hereof, including, without limitation, the Restricted Period, are reasonable, fair and equitable in terms of duration and scope, are necessary to protect the legitimate business interests of Colonial (including the interest of Colonial in the goodwill of the Cornerstone Entities acquired by Colonial in the Merger), and are a material inducement to Colonial to enter into the transactions contemplated by the Merger Agreement.

            3. Specific Performance. [NAME] acknowledges that the obligations undertaken pursuant to this Agreement are unique and that Colonial will have no adequate remedy at law if [NAME] fails to perform any of his obligations hereunder. [NAME] therefore confirms that the right of Colonial to specific performance of the terms of this Agreement is essential to protect the rights and interests of Colonial. Accordingly, in addition to any other remedies that Colonial may have at law or in equity, Colonial shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by [NAME], and each of Colonial shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by [NAME]. Further, [NAME] submits to the jurisdiction of the courts of the State described in Section 4(f) for this purpose. If any litigation with respect to the obligations of the parties under this Agreement results in a final nonappealable order of a court of competent jurisdiction that results in a final disposition of such litigation, the prevailing party, as determined by the court ordering such disposition, shall be entitled to reasonable attorneys' fees as shall be determined by such court. Contingent or other percentage compensation arrangements shall not be considered reasonable attorneys' fees.

            4. Miscellaneous Provisions.

                  (a) Binding Effect. Subject to any provisions hereof restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, and personal representatives.

                  (b) Assignment. None of the parties hereto may assign any of his or its rights under this Agreement or attempt to have any other individual or entity assume any of his or its obligations hereunder.

                  (c) Integration; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersede and render of no force and effect all prior oral or written agreements, commitments and understandings between the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

                  (d) Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by either of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

                  (e) Severability. The parties agree that if fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the court making such determination of invalidity shall reduce such provision and shall enforce it to the maximum extent permitted by law. The parties further agree that if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

                  (f) Governing Law; Jurisdiction. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, but not including the choice-of-law rules thereof.

                  (g) Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  (h) Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the individual or entity may require.

                  (i) Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

                  (j) Notices. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally and followed promptly by mail, or if mailed by registered or certified mail (return receipt requested), postage prepaid, or if sent by facsimile and followed promptly by mail, to Colonial at the following address and to [NAME] at the address set forth under his signature hereto.

                        Colonial Properties Trust
                        [ADDRESS]
                        [ADDRESS]
                        [ADDRESS]
                        Attn: [NAME]
                        Telephone:
                        Fax:

or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 4(j) for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof.

            Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day. Any notice sent by facsimile transmission shall be deemed to have been given and received on the business day next following the transmission.

                            [signature page follows]

                        IN WITNESS WHEREOF, each of the undersigned has executed this Nonsolicitation Agreement, or caused this Nonsolicitation Agreement to be duly executed on its behalf, as of the date first set forth above.

                                          COLONIAL PROPERTIES TRUST:

                                          By:__________________________________
                                          Name:
                                          Title:

                                          [FULL NAME]:

                                          _____________________________________
                                          [FULL NAME]
                                          [ADDRESS]
                                          [ADDRESS]
                                          Attn:
                                          Telephone